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                                                                    Exhibit 10.2

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT, is made and entered into as of the 2nd day of July, 1998 (the "Agreement"), by, between and among GREENWOOD NEW JERSEY, INC., a New Jersey corporation ("Buyer"), GARDEN STATE RACE TRACK, INC., a New Jersey corporation ("GSRT"), FREEHOLD RACEWAY ASSOCIATION, a New Jersey corporation ("FRA"), ATLANTIC CITY HARNESS, INC., a New Jersey corporation ("ACH"), and CIRCA 1850, INC., a New Jersey corporation ("Circa"), and INTERNATIONAL THOROUGHBRED BREEDERS, INC., a Delaware corporation ("ITB"). FRA, ACH and Circa are collectively referred to herein as "Freehold". GSRT, FRA, ACH and Circa are collectively referred to herein as "Sellers", and each is referred to individually as a "Seller".

                                   BACKGROUND

         Sellers are engaged principally in the business of conducting thoroughbred and harness racing at Garden State Park in Cherry Hill, New Jersey ("GSP") and Freehold Raceway in Freehold, New Jersey ("Raceway"); and the operation of pari-mutuel wagering at GSP and Raceway (which conduct and operation is referred to herein as the "Business"). ITB also owns real property in Las Vegas, Nevada, and will continue to own property in Cherry Hill, New Jersey, as described below (the "Retained Assets"). The assets of the Retained Assets are not being acquired by Buyer hereunder.

         ITB owns one hundred percent (100%) of the outstanding capital stock of each of the Sellers.

         Greenwood Racing, Inc., a Delaware corporation ("Greenwood"), owns one hundred percent (100%) of the outstanding capital stock of Buyer. Buyer desires to buy substantially all of the assets of Sellers related to the Business, but excluding the Retained Assets, and Sellers desire to sell such to Buyer pursuant to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Sellers shall sell, transfer and deliver to Buyer, by bill of sale, assignment or other instruments of transfer in form and substance reasonably satisfactory to Buyer, and Buyer shall purchase and accept from Sellers, free and clear of all liens, claims, security interests and encumbrances whatsoever (except certain "Assumed Obligations", as defined herein), the following property (collectively the "Assets"):


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            (a) Real Property. All the real property (including buildings and facilities thereon and improvements thereto, and including the properties used for parking lots), machinery, equipment, fixtures and other tangible personal property of Sellers located at or used in the operation of Raceway, including those assets identified on Schedule 1(a) attached hereto ("Raceway Assets"), with title exceptions limited as described in Subparagraph 12(e) below. GSRT's real property (including buildings and facilities therein and improvements thereto, and including properties used for parking lots), machinery equipment, fixtures and other tangible personal property located at and used in the operation of GSP ("GSP Facility") are excluded from this sale, and will be leased by GSRT to Buyer as described in Paragraph 7 below; however, materials, supplies, prepaid expenses and inventories at or relating to the GSP Facility ("GSRT Assets") will be included in this sale.

            (b) Licenses. All of Sellers' assignable governmental licenses, permits and authorizations relating to the occupancy or operation of each of Raceway and GSP (including, without limitation, racing and liquor licenses, to the extent assignable) and identified in Schedule 1(b) attached hereto;

            (c) Executory Contracts. Various leases, license agreements and other executory contracts, and any trademarks or service marks or rights therein, relating to the ownership or operation of Raceway or to the operation of GSP or Sellers' racing and pari-mutuel businesses at Raceway or GSP; the leases, license agreements and other executory contracts that are to be assigned to Buyer (collectively, the "Executory Contracts") are identified in Schedule 1(c) attached hereto;

            (d) Books and Records. All of Sellers' original books and records (other than minute books, income tax records of each and documents applicable to the assets owned by Sellers at GSP, as to which Buyer shall have reasonable access after the Closing); subject to the right of Sellers and ITB (and their duly authorized representatives) to have reasonable access to such books and records after the Closing;

            (e) Racing Accounts . The funds held by Sellers relating to the conduct of racing at Raceway and GSP, as of the Effective Time, including horsemans' accounts, trust accounts, standardbred and thoroughbred savings accounts, outstanding ticket accounts, exchange accounts, lottery accounts, mutual exchange accounts, purse accounts and other racing accounts ("Racing Accounts") which accounts are identified in Schedule 1(e);

            (f) Casino Simulcasting Funds. All of Sellers' interest in and rights to Casino Simulcasting Special Fund payments for all periods after January 1, 1998, whether paid or not by the Closing Date;

            (g) Other Assets. All other assignable rights of Sellers necessary for the operation of the racing and pari-mutuel businesses currently operated by Sellers at the GSP Facility and Raceway and the good will of those businesses; and all materials, supplies, prepaid expenses and inventories related to GSP and Freehold and useable by Buyer; and

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            (h) Condition of Assets. All of Sellers' materials, supplies, furniture, fixtures and equipment related to the Business, are being sold or leased in an "as is" and "where is" condition.

         2. Excluded Assets. Notwithstanding anything to the contrary contained in Section 1 or elsewhere in this Agreement, the following items (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets being conveyed hereunder, and shall remain the property of the Sellers after the Effective Time (as hereinafter defined):

            (a) any of Sellers' cash and cash equivalents, but excluding Racing Accounts;

            (b) any of Sellers' accounts receivable as of the Effective Time, except any accounts receivable relating to Racing Accounts or due Sellers from the Casino Simulcasting Special Fund for periods after January 1, 1998 which accounts receivable and amounts due shall be acquired by Buyer as of the Effective Time ("Sellers Receivables");

            (c) any of Sellers' tax refunds for period prior to the Effective Time;

            (d) the Retained Assets, except as otherwise specifically described hereunder;

            (e) any and all property or assets relating to the GSP Facility that are to be leased to Buyer pursuant to the lease described in Paragraph 7 below;

            (f) any minute books, stock records and corporate seals of the Sellers;

            (g) any shares of capital stock of Sellers, whether issued and outstanding to ITB, held in treasury, or otherwise;

            (h) Sellers' insurance policies and rights thereunder, listed in
Schedule 2(h) attached hereto;

            (i) any property and assets expressly designated in Schedule 2(i);
and

            (j) any and all other property or assets as may be identified in writing by one or more Sellers and which are approved by the Buyer prior to the Closing.

         3. Collection of Sellers' Receivables. At the Closing or as soon thereafter as feasible, Sellers shall deliver to Buyer a list of all Sellers' Receivables then outstanding. After the Closing if Buyer shall receive payments on account of Sellers' Receivables, Buyer shall promptly (taking into account its normal accounting procedures) forward such payments directly to Sellers.

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         4. Assumption/Non-Assumption of Liabilities.

            (a) Assumption of Certain Liabilities. At the Closing, Buyer shall assume and shall discharge in accordance with their terms the obligations attributable to the period on and after the Effective Time under the executory contracts and agreements listed on Schedule 1(c), subject to the limitations set forth in this Subparagraph 4(a) (collectively, the "Assumed Obligations"). At the Closing, Sellers and Buyer will execute an assignment and assumption agreement which will include Buyer's indemnification of Sellers for obligations related to the Assumed Obligations from and after the Effective Time. Notwithstanding the foregoing, Buyer or its assignee will only assume those union contracts that it is required to assume by their terms, which contracts may include those identified as items A1, A4, A8 and B5 on Schedule 1(c); provided, however, neither Buyer nor its assignee shall assume or accept any responsibility for contract breaches, statutory violations, wrongful terminations, suspensions or lost wages that may be imposed by reason thereof. Furthermore, Buyer will not assume the operating agreements related to GSP as set forth on Schedule 1(c), but will make payments on account of those agreements during the term of its operation of GSP, which operation will be pursuant to the lease described in Paragraph 7 below.

            (b) Non-Assumption of All Other Liabilities. It is expressly acknowledged, understood and agreed by Sellers, that, except for the Assumed Obligations, Buyer has not assumed, undertaken, agreed to perform or accepted any responsibility for, and does not and will not, in any way, assume, undertake, agree to perform or accept responsibility for, any debts, contracts, liabilities, obligations or commitments of any Seller of any kind, whether such debts, contracts, liabilities, obligations or commitments be absolute, known or unknown, liquidated or unliquidated, contingent or otherwise pending or threatened, or whether incurred before or after the Effective Time, including, without limitation, trade or other accounts payable, debts, liabilities, obligations or commitments of any Seller to its employees under any employee benefit plans of any kind, any liabilities for wage, income, sales or other taxes or any other liabilities or commitments of any and every kind, except for vacation and personal days earned since January 1, 1998 and not taken or paid for prior to the Closing Date, as to which Buyer or its assignee will reimburse Sellers at the Closing for the amount of vacation and personal days earned but not taken or paid for by the Closing. Furthermore, Buyer will not assume any pension plan withdrawal liability arising prior to Buyer's operation of the Business, and in the event Buyer is required to pay any such pension plan withdrawal liability, it may offset the amount paid against its obligations contained in the $12 Million Note described below; provided, however, Buyer will be responsible for pension plan withdrawal liability, as follows: Multi-employer Pension Plans. With respect to any multi-employer plan, within the meaning of Section 4001(a) (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as to which Seller has any withdrawal liability as of the Closing (which liability at December 31, 1996 was $267,447 related to Raceway and $111,598 related to GSP)(the "Plans"), the parties agree pursuant to
Section 4204 of ERISA as follows:

                (i) Buyer's Contribution Obligation. The Buyer shall contribute, pursuant to an obligation to contribute, to each of the Plans for substantially the same number of

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contribution base units within the meaning of Section 4001(a)(11) of ERISA for which a Seller had an obligation to contribute with respect to the Business regarding each of such Plans.

                (ii) Maintenance of Bond or Escrow. Unless exempted by the Pension Benefit Guaranty Corporation, the Buyer shall provide to each Plan for a period of five (5) plan years commencing with the first plan year beginning after the Closing, a bond issued by a corporate surety company that is an acceptable surety within the meaning of Section 4204(a) (2) (B) of ERISA, or an amount held in escrow by a bank or similar financial institution satisfactory to each respective Plan and to the applicable Seller, in an amount equal to the greater of:

                     (A) the average annual contribution required to be made by the applicable Seller with respect to the Business to such Plan for the three
(3) plan years preceding the plan year in which the Closing occurs; or

                     (B) the annual contribution that the Seller was required to make with respect to the Business to such Plan for the last plan year before the plan year in which the Closing occurs, with respect to each such Plan; payment on the aforesaid bonds or escrows shall be made to a Plan if the Buyer withdraws therefrom, or fails to make a contribution thereto when due, at any time during the first five (5) plan years beginning after the Closing. Notwithstanding the foregoing, if any such Plan is in reorganization, within the meaning of Section 4241 if ERISA, in the plan year in which the Closing occurs, the bond or escrow to be furnished by the Buyer shall be in an amount equal to two hundred percent (200%) of the amount described in (i) or (ii), whichever is applicable.

                (iii) Sellers' Liability. If the Buyer withdraws from any Plan in a complete withdrawal or a partial withdrawal with respect to the Business before the last day of the fifth (5th) plan year of a Plan commencing after the Closing, and fails to pay the Buyer's withdrawal liability to such Plan thereby arising, then, except as set forth to the contrary in Subparagraph 4(a)(v), the applicable Seller shall be secondarily liable to such Plan for any withdrawal liability which such Seller would have had to the affected Plan or Plans but for the provisions of Section 4204(a) of ERISA with respect to Seller's operation of the Business during such Seller's ownership thereof.

                (iv) Ascertaining Withdrawal Liability. Following the date hereof, the Sellers and Buyer shall use their best efforts to ascertain from the Plan administrators the amount of the Withdrawal Liability with respect to each Plan.

                (v) Sellers' Obligation. Notwithstanding any other provision of this agreement: (A) all costs and expenses and outlays of Buyer in complying with the provisions of Subparagraph 4(b) relating to the Plans, including, but not limited to the costs or premiums for any bonds or escrows or letters of credit posted in lieu thereof, any cash or other deposits required to secure such bonds or letters of credit or to be deposited into any escrows, but excluding contributions Buyer would be obligated to make for its actual workforce for the actual hours worked by such workforce, shall be offset against the payments due by Buyer under the Purchase Price Notes; and (B) neither ITB nor the Sellers shall have any right to indemnification

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or to assert a claim against Buyer or Greenwood Racing Inc. for the failure to comply with Subparagraph 4(b) relating to the Plans.

            (c) Closing Adjustments. As of the Effective Time and within 45 days after the Closing Date Buyer and Sellers will prorate, as of the Effective Time, utilities, real estate taxes, rents under the Leases, payments under and cash deposits in connection with the Assumed Obligations, and such other items of expense as may require proration, and if such overall adjustment reflects credit to Sellers or to Buyer, a payment shall be made by Sellers or Buyer to the other within twenty (20) days after such final adjustments are completed and accepted. For purposes of the adjustment of cash deposits, the interests of Sellers and Buyer will be equitably adjusted to result in the party which will benefit from the deposit being responsible for providing the deposit.

         5. Sellers' Employees. Except to the extent covered by a union contract assumed by Buyer or its assignee pursuant to the terms of Subparagraph 4(a) above, effective as of the Closing, Sellers will terminate the employment of each of their employees, and Buyer or its assignee, will unilaterally offer employment at will to those employees Buyer selects, on terms set by Buyer or its assignee. To the extent required by law, Buyer, or its assignee intends to negotiate in good faith with any union(s) representing the employees it employs, following their employment by Buyer or its assignee.

         6. The Purchase Price.

            (a) In addition to assuming the Assumed Obligations, Buyer agrees to pay an aggregate purchase price (the "Purchase Price") for the Assets, as follows:

                (i) Cash Portion of the Purchase Price. At the Closing Buyer will pay to the Sellers an aggregate of Thirty-Three Million Dollars ($33,000,000) by wire transfer in federal funds allocated as set forth in Subparagraph 6(b) below.

                (ii) $12 Million Note. At the Closing Buyer shall deliver its promissory note in the original principal amount of $12 Million (the "$12 Million Note"), in the form attached as Exhibit 6(a)(ii).

                (iii) OTB Adjustment. In the event that within three years after the Closing Date, the Buyer receives all licenses, consents, approvals and permits necessary to operate an off track betting facility, meaning a simulcast only pari-mutuel wagering facility that does not have to conduct live racing (an "OTB Facility"), at the GSP Facility, then the Purchase Price shall be increased by $5,000,000, and paid in accordance with the terms of the $5,000,000 Contingent Promissory Note attached hereto as Exhibit 6(a)(iii)(A). Further, in the event that within three years after the Closing Date, legislation is enacted within the State of New Jersey that would permit GSP or Raceway racetracks to own and operate OTB Facilities (other than or in addition to any OTB Facility established at GSP), then the Purchase Price shall be increased by an additional $3,000,000, and paid in accordance with the terms of the $3,000,000 Contingent Promissory Note attached hereto as Exhibit 6(a)(iii)(B).

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                (iv) Telephone Account Wagering Adjustment. In the event that within three years after the Closing Date, New Jersey legislation is enacted to permit the Buyer to engage in New Jersey based telephone account pari mutuel wagering on horse racing ("Telephone Wagering"), and as a result of such legislation, the Buyer opens new telephone accounts from New Jersey residents, then the Purchase Price shall be increased by $2,000,000, and paid in accordance with the terms of the $2,000,000 Contingent Promissory Note attached hereto as
Exhibit 6(a)(iv);

                (v) Slot Adjustments.

                    (A) Installation of Slot Machines. In the event the State of New Jersey by legislation adopted after the Closing Date and before the fifth anniversary of Closing, permits the operation of slot machines at GSP or Raceway; or at any OTB Facilities owned and operated by Buyer in New Jersey, which OTB Facilities are permitted as a result of Buyer's ownership and operation of GSP or Raceway, then Buyer shall pay to Sellers an amount equal to 10% of the gross win from slot machines (which shall be calculated as the amount wagered on such machines less the amount paid out in cash, tokens or the cash value of prizes awarded and any amount allocated to the future payment of progressive jackpots, and any mandated taxation or other payments required by the state legislation or regulations, including, for example, any purse contributions) for a period of ten years from installation of the first slot machine. The Buyer's obligation under this Subparagraph shall be paid to the Sellers quarterly by the fifteenth of the month following the end of each fiscal quarter of Buyer.

                    (B) Atlantic City Slot Machines. In the event the State of New Jersey, either by legislation or regulations adopted within two years after the Closing Date, requires a portion of Atlantic City casino gaming revenues to be paid to the New Jersey race tracks, including GSP and Raceway, the Buyer shall pay to Sellers 50% of the net cash received by Buyer from such payment within 45 days of the receipt of such payments for a period of four years from the first receipt of net cash, and will calculate the 50% after deduction of any benefit, financial or otherwise, that may be received or be payable to horsemen or breeders, such as purses, special funds or breeders awards.


                (vi) Subsidy Adjustment. In the event that the State of New Jersey, either by legislation or regulations adopted within two years after the Closing Date, enacts any subsidy that would produce a direct measurable financial benefit to the racetracks at GSP, Raceway or both (but not including any benefit, financial or otherwise, that may be received by horsemen or breeders such as purses, special funds or breeders awards), then 50% of the net cash derived from such subsidy shall be paid to the Sellers within 45 days of the receipt of such subsidy for a period of four years from the first receipt of net cash.


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                (vii) Security. The $12 Million Note and the three Contingent
Promissory Notes identified in Paragraph 6 above (together the "Purchase Price Notes") shall be secured by a junior mortgage on the Raceway Assets acquired by the Buyer and a junior mortgage on any real property assets created or acquired by the Buyer as a result of its acquisition of the assets described in Paragraph 1 hereof, including but not limited to the 10 acre parcel described in Subparagraph 7(b) hereof and any other OTB Facilities developed in New Jersey by the Buyer, but excluding any leasehold properties where the consent of the landlord is required but not forthcoming. The form of the junior mortgage is attached hereto as Exhibit 6(a)(vii). The Purchase Price Notes and collateral documents shall be payable to or assigned on the Closing to a United States based reputable financial institution acting as agent for the benefit of ITB and the Sellers. All enforcement power and decisions shall be vested in and made by the agent. Without limiting the right or remedies available to the agent, ITB's rights with regard to such notes and collateral would be limited solely to the right to receive proceeds thereof. In the event Buyer or a designee of Buyer is the maker of the Purchase Price Notes, then Greenwood shall unconditionally guarantee the Purchase Price Notes. The Purchase Price Notes shall be subordinate to Buyer's senior financing related to the transactions and businesses contemplated by this Agreement (including, without limitation, financing for acquisition, construction and outfitting of the 10 Acre Parcel described in the lease described in Paragraph 7 below, and any OTB Facility in New Jersey), and substitutions or replacements of such financing ("Senior Financing").

                (viii) Inventory Adjustment. The Purchase Price will be increased by the amount of Sellers' cost of the materials, supplies, prepaid expenses and inventories acquired by Buyer from Sellers, and useable by Buyer, based on a Closing inventory as of the Closing Date.

            (b) Allocation of Purchase Price. As soon as practicable after the date hereof, and prior to the Closing, the parties in good faith will agree to an allocation of the Purchase Price among the assets; provided, however, that the failure to reach agreement shall not be a basis for termination of this Agreement or damages by or for any party.

                (i) IRS Requirements. As soon as practicable after the Closing, the Buyer and the Sellers will, in good faith, agree to an allocation of the Purchase Price in accordance with Section 1060 of the Internal Revenue Code ("Code"), pursuant to the principles set forth in this Section 6(b) hereof. The Buyer and Sellers will report the allocation of the Purchase Price in a manner entirely consistent with such agreement in all tax returns and forms (including without limitation, IRS Form 8594 filed with Buyer's and Sellers' respective federal income tax returns for the taxable year that includes the Closing Date) and in the course of any tax audit, tax review or tax litigation relating thereto. The Buyer and Sellers shall cooperate with each other to prepare the IRS Form 8594 in the manner required by this Section 6(b). The Buyer and Sellers shall each deliver to the other a copy of the IRS Form 8594 it files with its respective federal income tax return.

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                (ii) Allocation of Additional Amounts. Any additional payments due Sellers pursuant to this Agreement and the Purchase Price Notes shall, unless specifically otherwise allocated, be allocated to Sellers in proportion to the allocation of this Subparagraph 6(b).


         7. Lease of GSP Facility.

            (a) Lease. At the Closing, Buyer will lease from GSRT and GSRT will lease (as lessor) to Buyer, the real property (including buildings and facilities thereof and improvements thereto) and machinery, equipment, furniture, furnishings and fixtures located at and used in the operation of the GSP Facility, pursuant to a lease agreement substantially in the form of Exhibit 7 hereto ("Lease").

            (b) 10 Acre Parcel. Within thirty (30) days of the date hereof, the parties shall agree to the specific location of and the Purchase Price for the 10 Acre Parcel referred to in the Lease by addendum to this Agreement. In the event the parties are unable to agree to a purchase price within 30 days, a single arbitrator selected under the rules of the American Arbitration Association shall determine the purchase price prior to the Closing hereunder. In lieu of a sale of the 10 Acre Parcel, Buyer agrees at Sellers' request to consider in good faith an alternative form of this transaction, if such alternative provides Buyer with the same business and economic terms as a sale.

         8. Restrictive Covenants. In order to induce Buyer to execute this Agreement and purchase the Assets hereunder for the purpose of operating the Business, ITB and each Seller hereby covenant and agree as follows:

            (a) Non-Competition. As to ITB and each Seller, but not any individual, for a period of four (4) years following the Closing Date, they, individually and collectively, shall not, directly or indirectly, either for their own account or as a partner or joint venturer, or as an agent for any person or entity other than Buyer, or as a shareholder (other than as the holder of five percent (5%) or less of an exchange listed stock), owner or otherwise, anywhere within the Territory (as hereinafter defined) engage in the business which competes with the Business.

            (b) Territory. For the purposes of this Agreement, the Territory shall mean the States of New Jersey, Pennsylvania and Delaware.

            (c) Non-Solicitation. ITB and each Seller for a period of four years following the Closing Date, agrees that they, individually and collectively, shall not, directly or indirectly, either for their own account or as a partner or joint venturer, or as an agent for any person or entity other than Buyer, or as a shareholder (other than as the holder of five percent (5%) or less of a publicly traded security), owner or otherwise, solicit, attempt to solicit or cause to be solicited for or on behalf of any business which competes with the Business in the Territory, any party who is, as of the Closing Date, an employee of any Seller.

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            (d) Non-Disclosure. ITB and each Seller hereby covenants and agrees that, for a period of four years after the Closing Date, they shall not, individually or collectively, use for their benefit or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or entity other than Buyer, any confidential information regarding the business methods, business policies, procedures, techniques, research or development projects or results, or other processes or knowledge not in the public domain, used or developed by ITB or any Seller in or for the Business.

            (e) Remedies. ITB and each Seller hereby acknowledges that the restrictions contained in this Paragraph 8, in view of the nature of the Business and the transactions contemplated by this Agreement, are reasonable and necessary in order to protect the legitimate interests of Buyer, and that any violation thereof would result in irreparable injuries to Buyer. ITB and each Seller therefore acknowledges that, in the event of a violation of any of these restrictions, Buyer shall be entitled to obtain from any court of competent jurisdiction emergency, preliminary and permanent injunctive relief from the person or entity violating such restrictions, as well as damages and an equitable accounting of all earnings, profits and other benefits from such person or entity arising from such violation, which rights will be cumulative and in addition to any other rights or remedies to which Buyer may be entitled in connection therewith.

            (f) Enforceable. If for any reason, and to the extent that, any paragraph or portion of a paragraph contained in this Paragraph 8 shall be held by a court to be invalid or unenforceable, it is agreed that the same shall not affect any other paragraph or portion hereof, but the remaining covenants and restrictions or portions hereof shall remain in full force and effect; and that, if such invalidity or enforceability is due to the unreasonableness of the time or geographical area covered by any of such covenants and restrictions, the covenants and restrictions contained in this Agreement shall nevertheless be effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction.

         9. Closing; Effective Date. Unless this Agreement has been terminated pursuant to Section 22 hereof, the closing under this Agreement (the "Closing") will take place at 10 a.m., Philadelphia time, on Thursday, September 3, 1998 (the "Closing Date") at the offices of Buyer's counsel in Philadelphia, Pennsylvania, or at such other time or place as the parties shall mutually agree. In the event all conditions to Closing are not met or waived by the appropriate party by September 3, 1998, in the absence of an agreement by the parties, the Closing Date shall be automatically changed to the third business day after the last condition is met, and subject to Subparagraph 22(e), but not later than December 31, 1998. Unless otherwise specified herein, the time and date as of which the transactions provided for herein shall be deemed effective (the "Effective Time") is 11:59 PM on the Closing Date.

        10. Representations and Warranties of ITB and Sellers. ITB and each Seller hereby jointly and severally represent and warrant to Buyer that:

            (a) Organization; Authority. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; has the corporate

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power and authority to own and use the Assets and to carry on the Business as it is currently conducted; and is qualified to do business in each jurisdiction wherein the conduct of the Business makes such qualification necessary. Each Seller has the full corporate power, right and authority to make, execute, deliver and perform this Agreement, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated hereby.
The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of each Seller and will not contravene or violate or constitute a breach of the terms of Sellers' applicable certificates of incorporation and by-laws.

            (b) Binding Obligation - Sellers. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification. The execution, delivery and performance of this Agreement by each Seller will not conflict with, result in a breach of, or entitle any party to terminate or call a default under any contract, instrument, judgment, order, decree, law, rule or regulation applicable to any Seller or by which any Seller is bound, except as set forth in Schedule 10(e) hereto.

            (c) Organization, Authority, Binding Obligation - ITB. ITB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and is qualified to do business in each jurisdiction wherein the conduct of its business makes such qualification necessary. ITB has the full corporate power, right and authority to make, execute, deliver and perform this Agreement, and to take all steps to do all things necessary and appropriate to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of ITB and will not contravene or violate or constitute a breach of the terms of ITB's constituent documents. This Agreement has been duly executed and delivered by ITB and constitutes the legal, valid and binding obligation of ITB, enforceable against ITB in accordance with its terms, except as limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification. The execution, delivery and performance of this Agreement by ITB will not conflict with, result in a breach of, or entitle any party to terminate or call a default under any contract, instrument, judgment, order, decree, law, rule or regulation applicable to ITB or by which it is bound, except as set forth in
Schedule 10(e) hereto.

            (d) Shareholder. ITB is the only shareholder of each Seller. There are no warrants, options or any other documents or instruments in existence or effect which give any other person or entity the right, contingent or otherwise, to acquire or purchase any equity interest in any Seller from any Seller or from ITB.

            (e) Consents. Except as provided on attached Schedule 10(e) no consent of any party to any material contract or arrangement to which ITB or Seller is a party, by which ITB or any Seller is bound or to which the Business is subject, is required for the execution, delivery or performance of this Agreement by ITB or the Sellers or the consummation of the transactions contemplated hereby. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by ITB or the Sellers or the consummation of the transactions contemplated hereby, except for the appropriate consents of the Racing Commissions in New Jersey and Pennsylvania ("Racing Commissions") and such other governing authorities as required ("Governing Authorities"), and compliance with the Hart-Scott-Rodino Anti-Trust Improvement Act ("HSR").

            (f) Litigation. Except as provided on attached Schedule 10(f), there are no actions, suits, proceedings, orders, investigations or claims pending or, to ITB and each Seller's knowledge, threatened against or relating to ITB, any Seller, the Assets or the Business, or that would adversely affect this Agreement, or that, if adversely determined, could have a material adverse effect on any Seller or the Business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, to the best knowledge of ITB or any Seller, there is no basis for any of the foregoing.

            (g) Taxes. Seller has delivered, or will when available deliver, to Buyer the federal income tax returns of each Seller for the twelve month periods ended June 30, 1996 and 1997. All federal, state, local and other tax returns and/or reports which are required to be filed on or before the Closing Date by each Seller have been, or will be, filed and all taxes indicated thereon as being payable by any Seller, and all assessments, interest and penalties levied thereon, have been paid by any Seller for all periods up through and including the Effective Date. No tax return of any Seller is currently under audit by any taxing authority. Each Seller has withheld all amounts required by law to be withheld from payments made by it as of the Effective Date and has remitted or will remit such amounts to the appropriate authorities within the times required by law.

            (h) Books and Records. The books and accounts and other business records of each Seller relating to the Business and the Assets are complete and fairly present the matters stated therein in all material respects, and all transactions of each Seller have been accurately recorded therein. The accounts listed on Schedule 1(e) represent all Racing Accounts of Sellers.

            (i) Compliance with Laws. Each Seller is in compliance with all applicable requirements of federal, state and local laws, regulations and ordinances, and all applicable requirements of all governmental bodies or agencies having jurisdiction over it and relating to each Seller or the operation of the Business. No Seller has violated any laws relating to pollution or protection of the environment. There are no pending, or, to the knowledge of Sellers, threatened lawsuits or administrative proceedings against any Seller that may materially adversely affect any Seller or the Business regarding environmental compliance, control or liability. Specifically, as to environmental laws:

                (A) Sellers have made available to the Buyer copies (to the extent in the Sellers' possession) of all test results, studies and reports in their possession and completed, regarding any Hazardous Materials generated at GSP and Raceway and disposed of by the Sellers off-site, or regarding the condition of the soil, water or ground water at GSP and Raceway, all of which with the exception of the routine reports made in the regular course of the Business; and

                (B) Except as set forth in Schedule 10(i) hereto, Sellers are not aware of Hazardous Materials or any present or former on-site land-fills, settling ponds, disposal facilities or underground tanks at, on or under GSP and Raceway.

                (C) Except as set forth in Schedule 10(i) hereto, to the best of Sellers' knowledge, each Seller is, and at all times has been, in compliance with all Environmental Laws (as hereinafter defined). There has been no complaint, order, directive, claim citation or notice by any governmental authority or any other person or entity with respect to any alleged violations of any Environmental Law or the occurrence of a Hazardous Discharge at, about or from GSP and Raceway; or by reason of any business thereon conducted ("Environmental Claim"). Except as set forth in Schedule 10(i) hereto, no Seller has any knowledge of an existing or potential Environmental Claim or violation of any Environmental Law, nor has any Seller received any notification or has any knowledge of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any disposal, releases or threatened release at any location of any Hazardous Materials generated or transported by any Seller; and there has been no release of Hazardous Materials by any of the Sellers on, upon or into the real property used by it, and, to the best knowledge of Sellers, there has been no such release on, upon or into any real property in the vicinity of GSP or Raceway property that, through soil or groundwater contamination, has come to be located on the real property. No environmental lien has attached to GSP or Raceway property.

                (D) For purposes of this Subparagraph 10(i), "Environmental Laws" shall mean all federal, state, district and local laws, all rules and regulations promulgated thereunder, and all orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to
(i) releases, discharges, emissions or disposal to air, water, land or groundwater; (ii) to the withdrawal or use of groundwater; (iii) to the use, handling or disposal or polychlorinated bipheyls (PCBs), asbestos or urea formaldehyde; (iv) to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), and any other solid, liquid or gaseous substance, exposure to which is prohibited, limited or regulated, or may or could pose a hazard to the health and safety of the occupants of the real property or the property adjacent to or surrounding the real property; (v) to the exposure of persons to toxic, hazardous, or other controlled, prohibited or regulated substances; (vi) to the transportation, storage, disposal, management or release of gaseous or liquid substances, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, the Occupation Safety and Health Act, as amended, ISRA, and all analogous laws promulgated or issued by any state or other governmental authority.

            (j) Financial Statements. Each Seller maintains its books and records on an accrual basis consistent with generally accepted accounting principles and past practices. Each Seller has delivered to Buyer the audited consolidated financial statements of ITB and its subsidiaries for the twelve month periods ended June 30, 1996 and 1997, and the unaudited financial statements for the nine months ended March 31, 1998 (the "Financial Statements"). The Financial Statements will include internal financial statements of GSRT and combined internal financial statements of FRA, ACH and Circa. The Financial Statements are true, correct and complete in all material respects, and fairly and accurately present the financial condition of ITB and each Seller as of the date thereof and the results of the operations of each for the period described therein, in all material respects, under generally accepted accounting principles consistently applied in previous years. Since March 31, 1998, ITB and each subsidiary has operated the Businesses only in the ordinary course; there has been no material adverse change in the financial condition, results of operation, assets, business operations or liabilities of any Seller or the Business. There are no debts, liabilities, obligations or commitments of any Seller, long-term or short-term, contingent or otherwise, as of the Effective Time, which are required to be disclosed under generally accepted accounting principles and which are not set forth in the Financial Statements or disclosed in this Agreement (including its schedules), except for liabilities arising in the ordinary course of business since March 31, 1998 which are not set forth in the Financial Statements. No debts, liabilities, obligations or commitments have been incurred since March 31, 1998 other than in the ordinary course of business.

            (k) Insurance Policies. Schedule 10(k) contains a schedule of all insurance policies owned or maintained by each Seller insuring or relating to the Assets or the Business. Such list includes policy numbers, identities of insurers, and a brief description of the nature of insurance included in each such policy. All of such insurance policies are in full force and effect as of the date hereof, and all premiums thereunder have been paid through the Effective Time. No Seller has received a notice of cancellation or non-renewal of any such policy or binder. All of Sellers' policies covering the Assets are "occurrence" policies. Each Seller will continue to maintain such insurance coverage in full force and effect through the Closing Date. Each Seller has delivered or made available, or at or prior to the Closing will deliver or make available, to Buyer true and correct copies of each of such insurance policies.

            (l) [Reserved]

            (m) Business; Competition. Except as set forth in Schedule 10(m), Sellers are not presently conducting any business other than the Businesses. To the best knowledge of ITB and each Seller, no employee of any Seller, has any direct or indirect interest in any business competitive in the Territory with the Businesses.

            (n) Intellectual Property.

                (i) All copyrights, copyright applications, trademarks and service marks (whether or not registered), trademark and service mark applications, trade names and other proprietary rights owned by, used by or licensed to the Sellers that are material to the Business (hereinafter referred to, collectively, as the "Intellectual Property") are listed on Schedule 10(n) hereto. Sellers hold no patents or patent applications.

                (ii) All contracts, agreements, leases, licenses, franchises, permits and other documents relating to any of the Intellectual Property, including without limitation those authorizing Sellers' use thereof, are listed on Schedule 10(n)(ii) hereto.

                (iii) Sellers are either: (i) the owners of all right, title and interest in and to the Intellectual Property, and all portions thereof, free and clear of all liens, security interests, charges, encumbrances or other adverse claims of any kind or nature; or (ii) have a valid right to use all such Intellectual Property as it is currently being used. Sellers have not granted any right or license to use the Intellectual Property, or any portion thereof, to any third party.

                (iv) To Sellers' knowledge, the operations of the Business, as conducted on the date hereof do not infringe any patents, copyrights, trademarks, service mark, trade secrets or other intellectual property rights of any third party. No Seller has received any notice of any claim that the Intellectual Property, or any portion thereof, infringes upon, violates or conflicts with any patent, copyright, trademark, service mark, trade name, trade secrets or other proprietary rights of any third party and, after due investigation, Sellers have no reason to believe that there is any basis for such claim of infringement, violation or conflict.

                (v) To Sellers' knowledge, none of the computer software, computer programs or computer systems created and owned by Sellers (the "Computer Properties") included as part of the Intellectual Property contains or will contain any "software locks" or any similar devices which, upon the occurrence of a certain event, the passage of a certain amount of time, or the taking of any action (or the failure to take action) by or on behalf of Sellers, will cause the Computer Properties, or any component part thereof, to be destroyed, erased, damaged or otherwise made inoperable.

                (vi) To Sellers' knowledge, none of Sellers' directors, officers, employees, agents or affiliates own any portion of or any rights in the Intellectual Property. Any rights in or to any portion of the Intellectual Property that were originally or previously owned by a director, officer or employee of any Seller have been assigned and transferred to the Sellers. Other than the Intellectual Property, Sellers do not require any patents, copyrights, trademarks, service mark or other intellectual property rights to carry on the Business as it is conducted on the date hereof.

            (o) Ownership of the Assets. In the aggregate, the Sellers are the true and lawful owner of the Assets and have good and clear record and marketable title to the Assets, free and clear of all mortgages, security interests, pledges, liens, encumbrances or charges of any kind, except for liens held by Credit Suisse First Boston or any affiliate thereof ("CSFB"), or as otherwise described on Schedule 10(o) hereto. As of the date hereof there are, and as of the Closing Date there will be, no existing options, calls or commitments of any kind relating to the Assets (other than the contracts described on the schedules hereto) and Sellers are not obligated and will not be obligated as of the Closing Date, to transfer the Assets except pursuant to the provisions of this Agreement.

            (p) No Misrepresentations. No statement made by any Seller or ITB in any representation, warranty or covenant made by any Seller or ITB to Buyer in this Agreement, or in any other document furnished by any Seller or ITB to Buyer in connection with the transactions contemplated hereby, contains any untrue statement of material fact, or omits to state a material fact required to be stated to make such statement, in light of the circumstances in which such statement was made, not misleading.

        11. Representations and Warranties of Buyer. Buyer hereby represents and warrants to ITB as follows:

            (a) Corporate Organization; Authority. Buyer is a corporation duly organized and validly subsisting under the laws of the State of New Jersey and has the power and authority to own the Assets and conduct the Business. Buyer has the full corporate power, right and authority to make, execute, deliver and perform this Agreement, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer and will not contravene or violate or constitute a breach of the terms of Buyer's Articles of Incorporation or By-laws.

            (b) Binding Obligation. This Agreement, and the Purchase Price Notes when executed and delivered at the Closing, has been or will be (in the case of the Purchase Price Notes) duly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification. The execution, delivery and performance of this Agreement by Buyer will not conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any contract, instrument, judgment, order, decree, law, rule or regulation applicable to Buyer or by which Buyer is bound.

            (c) Consents. No consent of any party to any contract or arrangement to which Buyer is a party or by which it is bound is required for the execution, consummation or performance of this Agreement by Buyer or the consummation of the transactions contemplated hereby. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Buyer or the consummation of the transactions contemplated hereby, except obtaining licenses for Buyer from Racing Commissions and Governing Authorities, as required, and compliance with HSR.

            (d) Litigation. There are no actions, suits, proceedings, orders, investigations or claims, pending or threatened, against or relating to Buyer that would affect this Agreement, or, if adversely determined, could have a material adverse affect on Buyer, at law or in equity, or before or by any national, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis for any of the foregoing.

            (e) No Misrepresentations. No statement made by Buyer in any representation, warranty or covenant made by Buyer to Sellers in this Agreement, or in any other document furnished by Buyer to Sellers in connection with the transaction contemplated hereby, contains any untrue statement of material fact, or omits to state a material fact required to be stated to make such statement, in light of the circumstances in which such statement was made, not misleading.

            (f) Best Efforts to Obtain Approvals. Buyer will use its best efforts to obtain as soon as practicable all necessary approvals, to the extent such approvals are conditions to the closing of the transactions of this Agreement.

            (g) Mortgage on Future Assets. Upon the acquisition by Buyer of the 10 Acre Parcel and any other real estate acquired in fee by Buyer for an OTB Facility developed in New Jersey by Buyer, Buyer shall immediately create a mortgage thereon securing the Purchase Price Notes that is subordinate in priority to Buyer's purchase money mortgage related to the acquisition of such properties (including financing of the construction and/or operation of the OTB Facilities), the senior indebtedness related to the acquisition of the assets pursuant to this Agreement, and all replacements and substitutions thereof.

       11A. Representation and Warranties of Greenwood. Greenwood hereby represents and warrants to ITB and the Sellers that it is a corporation duly organized and validly existing under the laws of the State of Delaware and has the power and authority to execute and deliver the guarantee, guaranteeing the performance by the Buyer of the Purchase Price Notes (the "Guarantee"). The Guarantee will be in the form of Exhibit 11A hereto. The Guarantee, when executed and delivered, will have been duly authorized, executed and delivered by Greenwood and will constitute the legal, valid and binding agreements of Greenwood enforceable in accordance with its terms, except as limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights of creditors generally, (ii) principles of equity (regardless of whether considered and applied in proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification.

        12. Conditions to Obligation of Buyer. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction and fulfillment at or before the date of Closing of each of the following conditions:

            (a) Representations and Warranties True and Covenants Performed at Closing. All representations and warranties of the Sellers and ITB made in or pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date; and each Seller and ITB shall have performed, observed and complied in all material respects with all the obligations and conditions required by this Agreement to be performed, observed or complied with by them at or prior to the Closing.

            (b) State Approvals. The approval of the Racing Commissions and other Governing Authorities as required for the continued operations of the Business by Buyer, as currently conducted, which approval shall be without any new conditions or restrictions not now existing. The state approvals shall include the issuance of all licenses necessary to permit Buyer to operate the Businesses. To the extent the licenses now held by Sellers are not assignable to Buyer, Sellers will surrender such licenses it holds to the state.

            (c) Credit Approval. The approval of CSFB to the transactions contemplated by this Agreement, and CSFB's execution of a non-disturbance agreement for the Lease, and CSFB's subordination agreement to the covenant attached to the Lease, all in form satisfactory to Buyer.

            (d) HSR Approval. The filing of all required documentation pursuant to the HSR and either (i) the expiration of the waiting period provided for therein or (ii) receipt by the parties of written notification from the U.S. Department of Justice and the Federal Trade Commission of the determination of such agencies not to oppose the transactions contemplated by this Agreement.

            (e) Title to Real Property . Buyer shall have received title commitments issued by a recognized title insurance company at Buyer's expense relating to the real property at GSP and Raceway (the "Real Property"), and consistent with the following:

                (i) Title to the Real Property shall be good and marketable, and free and clear of all liens, restrictions, easements, encumbrances, leases, tenancies and other title objections except for the Permitted Encumbrances (as defined below). In addition, such title shall be insurable under an ALTA Owner's Policy (Amended 1992), as aforesaid by any reputable title insurance company at regular rates for coverage in the amount of the Purchase Price allocated to the Real Property. Sellers, at Sellers' expense, shall take all necessary steps reasonably required by Buyer's title insurance company to permit the issuance to Buyer without additional premium of a title insurance policy without exceptions for mechanics liens, bulk sales clearances, zoning, survey and such other customary endorsements as Buyer shall reasonably request, with the cost of any required survey paid by the Sellers.

                (ii) Buyer shall order a commitment to insure title ("Commitment") within five (5) days following the date of this Agreement, and shall send Sellers a copy of the Commitment within twenty (20) days following receipt of the Commitment and copies of all exceptions to title, together with a list of those exceptions to title which are unacceptable to Buyer and copies of all documents related to the exceptions ("Supporting Documents"); standard utility, communications and road easements and rights of way and other easements and restrictions that do not unreasonably interfere with the current use of the Real Property; all other exceptions to title listed on the Commitment and not declared unacceptable by Buyer shall be deemed acceptable ("Permitted Encumbrances"). Sellers shall have twenty (20) days following their receipt of the Commitment and the list of Permitted Encumbrances and Supporting Documents ("Sellers' Title Period") to notify Buyer of Sellers' unwillingness or inability to deliver title subject only to the Permitted Encumbrances, in which event Buyer shall have the option, to be exercised by notice to Sellers within ten
(10) days after receipt of Sellers' notice ("Buyer's Title Period"), to either accept such title to the Premises as Sellers can provide (other than monetary liens of an ascertainable amount, which shall be paid by Sellers at Closing from the Cash Portion of the Purchase Price) or to terminate this Agreement. Failure by Sellers to notify Buyer of Sellers' inability or unwillingness to deliver title subject only to the Permitted Encumbrances within the Sellers Title Period shall constitute Sellers' agreement to deliver title at Closing subject only to the Permitted Encumbrances. Failure by Buyer to notify Sellers within Buyer's Title Period of Buyer's decision to accept such title as Sellers are willing or able to deliver or to terminate the Agreement shall constitute Buyer's acceptance of such title as Sellers are able or willing to deliver.

            (f) No Bankruptcy. No Seller nor ITB shall have admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of its creditors, consented to the appointment of a receiver for itself for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy law or any other applicable law or statute of the United States of American or any other jurisdiction.

            (g) Other Consents. All consents, approvals and waivers from third parties and governmental authorities and any other parties necessary to permit the consummation of the transaction contemplated hereby shall have been obtained.

            (h) ISRA. Buyer shall have received from the Sellers either (at Sellers' option); (a) a non-applicability letter; (b) a de minimis quantity exemption; or (c) a non further action letter, from the Industrial Site Evaluation Element, or its successor, of NJDEP, or its successor (the "ISRA Determination"). If Sellers shall not have obtained such non-applicability letter, exemption or approval (depending on that for which Sellers have made application) not later than the Closing Date, then Sellers shall deliver an opinion of Sellers' counsel that, in such counsel's opinion, ISRA is not applicable to the transaction contemplated by this Agreement and Sellers agree to diligently pursue and obtain at their own expense a non-applicability letter, a negative declaration or no further action letter.

            (i) Existing Litigation. The settlement, on the terms set forth in the Stipulation (as hereinafter defined in Subparagraph 22(b)) of the actions described in the Stipulation, and of all litigation between and among Greenwood on the one hand, and ITB or any affiliate of ITB on the other hand, if any.

            (j) No Adverse Litigation. There shall not be pending or threatened any third party action or proceeding, by or before any court or other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement, or which might reasonably be expected to affect the right of Buyer to own, or control the Assets and which in the judgment of Buyer, exercised in reasonable good faith makes it inadvisable to proceed with the transactions contemplated herein. An action or proceeding shall be deemed threatened for purposes of this Subparagraph if there is a specific credible written threat known to the Sellers.

            (k) No Damage to Assets. The risk of any loss or damage to the assets and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of the Sellers until the completion of the Closing. If any material part of the Assets shall be damaged by fire or other casualty prior to the completion of Closing, Buyer shall have the right and options to: (i) terminate this Agreement; or (ii) proceed with Closing and receive and retain the insurance proceeds arising from such casualty.

            (l) Deliveries. Sellers shall have delivered to Buyer the following:

                (i) Possession of the Assets (or the right to obtain possession on demand) together with deeds, bills of sale, endorsements, assignments, certificates of title and other good and sufficient instruments of sale, transfer, assignment and release as may be necessary, appropriate or desirable, in form reasonably satisfactory to Buyer, to transfer to and effectively vest good title in the Assets, free and clear of all liens, claims, security interests and encumbrances whatsoever (except those permitted hereunder), in Buyer.

                (ii) The lease agreement for the GSP Facility substantially in the form of Exhibit 7, hereto attached.

                (iii) A list of all of Seller's Receivables then outstanding.

                (iv) The opinion, dated as of the date of Closing, of Richards, Layton & Finger, P.A., counsel to Sellers, in form and substance reasonably satisfactory to counsel for

Buyer. In rendering such opinion, Richards, Layton & Finger, P.A. may rely on New Jersey counsel reasonably acceptable to Buyer.

                (v) Each Seller shall have delivered to Buyer a certificate of non- foreign status under Section 1445 of the Code.

                (vi) An Assignment and Assumption Agreement related to the Assumed Obligations.

                (vii) Such other instruments and documents as may be reasonably necessary to effect the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Buyer, as Buyer may reasonably request.

        13. Conditions to Obligation of Sellers and ITB. Sellers' and ITB's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction and fulfillment at or before the date of Closing of each of the following conditions:

            (a) Representations and Warranties True and Covenants Performed at Closing. All representations and warranties of Buyer made in or pursuant to this Agreement shall be true and correct in all material respects at and as of Closing with the same force and effect as though made at and as of Closing; and Buyer shall have performed, observed and complied in all material respects with all the obligations and conditions required by this Agreement to be performed, observed or complied with by it at or prior to Closing.

            (b) HSR Filing Fees. The filing of all required documentation pursuant to the HSR, the payment by the Buyer of the applicable fees and either
(i) the expiration of the waiting period provided for therein or (ii) receipt by the parties of written notification from the U.S. Department of Justice and the Federal Trade Commission of the determination of such agencies not to oppose the transactions contemplated by this Agreement.

            (c) Fairness Opinion. ITB and Sellers shall have received an opinion of a nationally recognized investment banking firm selected by ITB, and satisfactory to Buyer in its reasonable judgment, confirmed on the Closing Date that the transactions contemplated hereby are fair to the stockholders of ITB from a financial point of view. Such opinion shall be in form and substance reasonably satisfactory to counsel to Sellers. In rendering its opinion, the investment banking firm shall take into consideration the views of the operational personnel of the Sellers and the Buyer as to valuation.

            (d) Creditor and Shareholder Approvals. The transaction contemplated by this Agreement shall have been approved by CSFB and by a majority vote of the shareholders of ITB entitled to vote generally in the election of the directors.

            (e) Government Approvals. All approvals required from the Racing Commissions and other Governing Authorities as required to consummate the transaction contemplated by this Agreement shall have been received and are in full force and effect.

            (f) Deliveries. Buyer shall have delivered to Sellers at the Closing the following:

                (i) Payment of the Cash Portion of the Purchase Price (subject to the adjustments to be made pursuant to Section 4(c) hereof);

                (ii) The Purchase Price Notes;

                (iii) The Guaranty of the Purchase Price Notes by Greenwood;

                (iv) An Assignment and Assumption Agreement related to the Assumed Obligations;

                (v) An opinion, dated as of the date of the Closing, of Fox, Rothschild, O'Brien & Frankel, LLP, counsel to Buyer, in form and substance satisfactory to counsel for Sellers. In rendering such opinion, such counsel may rely upon other counsel reasonably acceptable to ITB; and

                (vi) Such other instruments and documents as may be reasonably necessary to effect the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Sellers, as Sellers or ITB may reasonably request.

            (g) Creditworthiness of Greenwood. Buyer has caused Greenwood to provide Sellers' counsel with letters from Greenwood's Chief Financial Officer containing certain financial information prior to or simultaneously with the execution of this Agreement. The financial information consists of Greenwood's handle, revenue, EBITDA and debt for the years ended December 31, 1995, 1996 and 1997, and the four months ended April 30, 1998. The financial condition of Greenwood, and its creditworthiness as a guarantor of Buyer's Purchase Price Notes, as disclosed to Sellers prior to the date hereof in such letters, shall not have materially and adversely changed between the date of the disclosure and the Closing Date. Not more than 10 nor less than 5 days prior to the Closing, Buyer will provide ITB and Sellers updated information covering the financial condition of Greenwood, in the manner and type furnished in such letters prior to the date hereof. ITB and Sellers acknowledge that Greenwood will have, by the Closing Date guaranteed Buyer's obligations to financing sources related to the financing of the acquisition described herein, which guarantee will impact Greenwood's creditworthiness, but not be deemed a material adverse change. All financial information concerning Greenwood shall be kept confidential by ITB and Sellers. ITB' Board of Directors has determined that the information provided to its counsel is satisfactory to establish Greenwood's creditworthiness as a guarantor of Buyer's Purchase Price Notes.

        14. Conduct Pending Closing. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided herein or with the prior written consent of Buyer, which consent will not be unreasonably withheld:

            (a) Operations. Each Seller will conduct its business and operations substantially in the manner in which the same have heretofore been conducted, and will use its best efforts to cause each Seller to (i) preserve its business organization intact, (ii) keep available to it the services of its officers, employees and agents, and (iii) preserve its relationship with customers, suppliers, and other having dealings with it;

            (b) Repairs. Each Seller will maintain all of its properties in customary repair, order, and condition, reasonable wear and use and damage by unavoidable casualty excepted, and will maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement;

            (c) Absence of Change. Each Seller will not (i) issue any shares or any other securities; (ii) declare or pay any dividend or make any other distribution of or with respect to its securities or purchase or redeem any securities; (iii) pay any bonus or increase the rate of compensation of any of its employees or enter into any new employment agreement or amend any existing employment agreement; (iv) sell or transfer any assets other than in the ordinary course of business; (v) incur any material obligations or liabilities, including capital expenditures or enter into any material transaction; (vi) amend its certificate of incorporation; or (vii) agree to do any of the foregoing.

            (d) Access to the Sellers' Properties and Records. From and after the execution and delivery of this Agreement, the Sellers will afford to the representatives of Buyer access, during normal business hours and upon reasonable notice, to GSP and Raceway sufficient to enable Buyer to inspect the assets and business of the Sellers, and the Sellers will furnish to such representatives during such period all such information relating to the foregoing investigation as Buyer may reasonably request; provided, however, that any furnishing of such information to Buyer and any investigation by Buyer shall not affect the right of Buyer to rely on the representations and warranties made by the Sellers and ITB in or pursuant to this Agreement, so long as Buyer promptly advises Sellers in writing if it has discovered facts which render a representation or warranty untrue and provides Sellers an opportunity to cure a breach of representation or warranty, and, provided further that Buyer will hold in strict confidence all documents and information concerning the Sellers so furnished, and, if the sale pursuant hereto shall not be consummated, (i) such confidence shall be maintained and Buyer will not use or disclose to any person any such document or information (except to the extent that such information can be shown to be previously known to Buyer in the public domain, or later acquired by Buyer from other legitimate sources) and (ii) any information furnished to Buyer in written form (and any copies thereof) shall be returned to Sellers.

            (e) Notice of Material Developments. The Sellers will give prompt written notice to Buyer of any material development actually known to them affecting the Assets, properties, business, business prospects, financial condition, or result of operation of the Sellers, including, without limitation, any development which results in the inaccuracy of any of the representations and warranties of the Sellers or ITB made herein. However, no disclosure pursuant to this Subparagraph shall be deemed to amend or supplement any of such representations and warranties or any of the schedules hereto.

            (f) Publicity. No press release or other public announcement related to this Agreement or the transactions contemplated hereby will be issued by any party to this Agreement without the prior approval of the other parties hereto, and to the extent practicable any press release will be issued jointly by the parties; however, either party may make public disclosure which it believes based on advice of counsel to be required by law (in which case such party will consult with the other party prior to making such disclosure to the extent practicable and will furnish a copy to the other party).

        15. [Reserved]

        16. Cooperation; Further Assurances.

            (a) Cooperation. From the date hereof to the Closing the parties will cooperate in a prompt and diligent fashion in obtaining approvals required for the consummation of the transaction contemplated herein, and each Seller shall, subject to Section 14(d) hereof, give Buyer and its representatives access to the facilities of the Business, its records and personnel to permit Buyer's continued due diligence.

            (b) Bulk Sale. The Sellers shall cooperate with Buyer in connection with the characterization of this transaction as a bulk sale for tax purposes, and will file Form NJSA 54:32B-22(c) with the State of New Jersey.

            (c) Brownfields Compliance. In the event Buyer, at its option, desires to obtain the benefits which can inure to it under the New Jersey Brownfield and Contaminated Site Remediation Act, P.L. 1997 ch. 278, et seq. (the "Act"), the parties shall cooperate with each other, and, generally, perform all acts and execute all documents, instruments, and certifications necessary or appropriate to enable Buyer to obtain all benefits of such Act. The reasonable and necessary costs in connection with obtaining these benefits (but not any remediation costs, except such additional remediation costs associated with compliance with the Act, if any, which Buyer agrees to assume for purposes of obtaining the benefits of the Act, and which were not otherwise the responsibility of the Sellers or ITB under this Agreement) will be paid by the Buyer.

            (d) Further Assurances. At the Closing and at all times thereafter, each party hereto shall, upon the request of another, execute all documents, instruments, certifications and further assurances and take all steps reasonably necessary or appropriate to implement, confirm or perfect the transactions contemplated under this Agreement.

        17. Indemnification.

            (a) Subject to the limitations otherwise set forth in this Section 17, each Seller and ITB shall jointly and severally indemnify, hold harmless and defend Buyer (and its officers and directors) from and against any and all claims, liabilities, losses, damages, costs and expense, including reasonable counsel fees and costs relating thereto, but excluding consequential damages (each of the foregoing being referred to herein as a "Loss") incurred or suffered by Buyer, directly or indirectly, by reason of: (i) any breach by any Seller or ITB of any of the warranties, representations, covenants or agreements made by any Seller or ITB contained in this Agreement; (ii) any and all debts, obligations, duties or liabilities of or claims against any Seller not expressly assumed by Buyer hereunder; (iii) any liability arising in connection with sales, franchise, personal property, income, social security or other taxes assessed against any Seller or ITB with respect to the period prior to the Effective Time; (iv) any non-compliance by any Seller with any bulk sales act;
(v) any and all debts, obligations, duties, liabilities, commitments or claims arising, or relating to events which occurred, prior to the Effective Time, out of, or in connection with, any Seller, the Business or the Assets, unless expressly assumed by Buyer hereunder; (vi) any costs, expenses, fines or damages incurred by Buyer, related to environmental conditions or compliance with Environmental Laws at GSP or Raceway; and (vii) any and all actions, suits, proceedings, assessments, judgments, costs and expenses incident to any of the foregoing, including, without limitation, any legal fees and other expenses incurred in connection with the enforcement of Buyer's rights under this Agreement, in the event Buyer is the prevailing party in any such enforcement proceeding.

            (b) Buyer shall indemnify, hold harmless and defend each Seller and ITB from and against any Loss incurred or suffered by any Seller or ITB, directly or indirectly, by reason of: (i) any breach by Buyer of any of the warranties, representations, covenants or agreements made by Buyer contained in this Agreement; and (ii) any and all debts, obligations, duties, liabilities, commitments or claims arising, or relating to events which occurred, after the Effective Time, out of, or in connection with, the Business or the Assets, but excluding environmental matters as covered by the indemnification of Subparagraph 17(a)(vi); (iii) any and all debts, obligations, duties or liabilities of or claims against any Seller expressly assumed by Buyer hereunder; and (iv) any and all actions, suits, proceedings, assessments, judgments, costs and expenses incident to any of the foregoing, including, without limitation, any legal fees and other expenses incurred in connection with the enforcement of Seller's rights under this Agreement, in the event any Seller is the prevailing party in any such enforcement proceeding; provided, however, Buyer's indemnity as to the operation of GSP and the GSP Facility shall apply only in respect of Losses arising out of Buyer's operation of the GSP Facility pursuant to the lease referred to in Paragraph 7 hereof, or Buyer's purchase of the GSP Facility or any portion thereof, in which case the indemnity shall relate only to Losses related to the portion of the GSP Facility acquired by Buyer.

            (c) As soon as reasonably practical (but in no event later than twenty days) after receipt by a party hereto (the "Indemnitee") of notice of any Loss, in respect of which any other party may be liable under this Section 17, the Indemnitee shall give written notice thereof to the other party or parties obligated to provide indemnification hereunder (the "Indemnifying Party"). The Indemnitee may, at its option, claim indemnity under this Section 17 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnitee shall in good faith determine that such claim is not frivolous and that the Indemnitee (or any director or officer of the Indemnitee) may be liable or otherwise incur a Loss as a result thereof and shall give notice of such determination to the Indemnifying Party. The Indemnitee shall permit the Indemnifying Party, at its option and expense, to assume the defense of any such claim by counsel reasonably satisfactory to the Indemnitee and to settle or otherwise dispose of the same, provided that the Indemnitee may at all times, and at its expense, participate in such defense, and provided, further, that the Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnitee, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnitee and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the Indemnifying Party.

            (d) The failure of an Indemnitee to give prompt notice to an Indemnifying Party specified in Section 17(c) above shall not release, waive or otherwise affect the Indemnifying Party's obligation to indemnify hereunder, except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

            (e) The amount of any payment or reimbursement for a Loss shall be net of any tax benefit realized or to be realized by the Indemnitee and shall be net of any insurance proceeds actually or to be received by the Indemnitee. Except for fraud or any willful or knowing breach or misrepresentation, as to which claims may be brought without limitation as to time or amount:

                (i) No claim or action shall be brought under this Section 17 for breach of any representation, warranty or covenant under this Agreement after a period of two years from the Closing Date unless written notice of such claim or action is provided on or prior to the end of such period, except that any claim or action brought for breach of any representation or warranty made in or pursuant to Paragraph 10(g) (titled "Taxes") may be brought at any time until the underlying tax obligation is barred by the application period of limitation under federal or state laws relating thereto (as such period may be extended by waiver), and except for any claim or action brought for breach of any representation, warranty or covenant made in or pursuant to Paragraph 10(i) or Subparagraph 7(a)(vi) relating to environmental matters, which may be brought without time limit; provided, however, that Sellers' liability for environmental matters may be limited as to the time and amount by mutual consent of the parties hereto, following Buyer's due diligence concerning these matters, in which case an amendment to this Agreement will set forth such limits.

                (ii) The Sellers and ITB, as one party, and Buyer, as another party, shall not be entitled to indemnification under this Section 17 unless, and only when the aggregate of such party's claims exceeds $50,000, but then if such threshold is exceeded, for the full amount of the claim, meaning the threshold is not a deductible.

        18. Right of Offset. In addition to any other remedy available to Buyer against Sellers and ITB hereunder or under any law or otherwise for any Loss for which indemnification applies, Buyer shall, after written notice to Sellers and ITB, given in the manner prescribed in Paragraph 21 below ("Notice"), be entitled to offset the amount of any Loss for which indemnification under
Section 17 is available against any and all amounts payable hereunder by Buyer to Sellers, including amounts due under the Purchase Price Notes; provided, however, at the time the Notice is given to Sellers and ITB, the amount of the offset will be paid into escrow to an escrow agent selected by Buyer, subject to the approval of Sellers and ITB based on their reasonable judgment, until any dispute related to the offset is resolved, as follows: In the event no Seller or ITB objects to the offset within 20 days of their receipt of the Notice, the amount in escrow (plus any interest earned thereon) shall be returned to Buyer immediately. In the event a Seller or ITB disputes the offset, it shall provide Buyer with the details of the dispute, including the amount not in dispute (which amount shall be returned to Buyer) and the issue will be submitted to arbitration in Cherry Hill, New Jersey, to be resolved under the regulations of the American Arbitration Association then prevailing, by a single arbitrator whose determination shall be binding, and which may award attorney fees and costs.

        19. Survival of Other Sections. The restrictive covenants contained in
Section 8, the indemnification obligations set forth in Section 17, subject to the limitations set forth in Section 17(e), and the rights of offset contained in Section 18 shall survive the Closing hereunder.

        20. Expenses; Sales and Transfer Taxes. The parties hereto shall bear their own respective expenses, including legal and accounting fees, incident to the negotiation, preparation and carrying out of this Agreement. Buyer and Sellers will jointly pay, in equal shares, any sales, transfer or business privilege taxes and duties due upon or with respect to the transactions contemplated by this Agreement, if any, except that Buyer shall pay HSR fees.

        21. Miscellaneous.

            (a) Notices. All notices, demands and other communications to be made hereunder (each, a "Notice") shall be given in writing and shall be deemed to have been duly given if personally delivered or sent by certified or registered mail, first class postage prepaid, return receipt requested, to the other party at the following address (or to such other address as may be given by Notice by any party):

If to Buyer:                Greenwood New Jersey, Inc.
                            3001 Street Road
                            Bensalem, PA 19020-8512
                            Attn: Robert W. Green, President

With a copy to:                     Theodore A. Young, Esquire
                                    Fox, Rothschild, O'Brien & Frankel,
                                    LLP 2000 Market Street, 10th Floor
                                    Philadelphia, PA 19103-3291

If to ITB or                        International Thoroughbred Breeders, Inc.
  any Seller:                       Haddonfield Road and Route 70
                                    Cherry Hill, NJ 08034
                                    Attn: Chief Executive Officer

With a copy to:                     Kevin G. Abrams, Esquire
                                    Richards, Layton & Finger, P.A.
                                    One Rodney Square
                                    P. O. Box 551
                                    Wilmington, DE 19899
                                    Telecopier: (302) 658-6548

Notice shall be deemed effective, if personally delivered, when delivered, and if mailed, at midnight on the third business day after deposit in the U.S. mail.

            (b) Successors and Assigns. No party hereto may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that Buyer may assign its rights to a wholly-owned subsidiary or other designee, in whole or in part, provided that Buyer shall continue to be directly responsible for its obligations hereunder notwithstanding said assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

            (c) Governing Law. This Agreement is to be governed, construed and enforced in accordance with the laws of the State of New Jersey without regard to any conflict of law provisions.

            (d) Jurisdiction. Each party hereby irrevocably and unconditionally agrees to be subject to the jurisdiction of the courts of the State of New Jersey and the federal courts sitting in the State of New Jersey.

            (e) Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

            (f) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior written and oral negotiations, agreements and writings, express or implied.

            (g) Modification; Waiver. This Agreement may be modified, amended, superseded, or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties hereto or, in the case of a waiver, signed by the party waiving compliance.

            (h) Preservation of Rights. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

            (i) Provisions Severable. The provisions of this Agreement are independent of and severable from each other. No provisions will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any one or more of any of the provisions hereof may be invalid or unenforceable in whole or in part.

            (j) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

            (k) Exhibits; Schedules. All exhibits and schedules to this Agreement (if any) are hereby incorporated by reference into, and made a part of, this Agreement. Written disclosure by ITB or Sellers on any schedule shall be considered written disclosure on all schedules.

            (l) No Broker or Finder. Each party hereto represents and warrants to the other parties that it has not employed any broker or finder in connection with the transactions contemplated by this Agreement and, further, that all negotiations relative to the subject matter of this Agreement have been carried on directly by such party, without the intervention of any other person, although each of the parties hereto has retained the services of financial advisors and attorneys, the fees of which will be paid by the retaining party.

            (m) Construction. The Buyer and Sellers acknowledge that each and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or schedules thereto.

        22. Completion of Due Diligence by Buyer; Fiduciary Out.

            (a) Buyer Termination. Buyer may terminate this Agreement if:

                (i) for a period commencing on the date of this Agreement and ending on the 30th day thereafter, or on such earlier day as Buyer, by written notice to Sellers and ITB, elects (the "Due Diligence Period"), Buyer determines that it does not wish to proceed with this transaction, or

                (ii) by the 60th day following the date of this Agreement, having exercised its diligent efforts to promptly secure financing, Buyer has not received the firm commitment from a reputable financial institution stating that it will finance the Cash Portion of the Purchase Price on terms satisfactory to Buyer. Furthermore, as a condition to Closing of Buyer, in addition to the conditions set forth in Paragraph 12 above, the financial institution financing Buyer's acquisition, ITB, Sellers and Buyer shall have executed and delivered an Intercreditor Agreement relating to the rights of the financial institutions, ITB and Sellers as creditors of Buyer.

            (b) Fiduciary Out; ITB Termination. ITB, any of the Sellers and any of their officers, directors, employees, agents or representatives shall not, at any time after the Due Diligence Period and prior to the Closing Date, directly or indirectly, initiate, solicit, encourage or otherwise facilitate inquiries or the making of proposals or offers with respect to a merger, liquidation, recapitalization, reorganization, asset sale, share exchange, consolidation or similar transaction involving ITB or any of the Sellers which transaction will result in sale of Raceway and sale or lease of GSP (an "Acquisition Proposal"), except as otherwise contemplated by the settlement stipulation (the "Stipulation") in the litigation pending before the Delaware Court of Chancery, styled Quigley v. DeSantis, C.A.No. 15919. Notwithstanding the foregoing, where legally required for the discharge by the Board of Directors of ITB of its fiduciary duties as determined in good faith on the basis of written advice of counsel, ITB may engage in discussions or negotiations with any person relating to an Acquisition Proposal. If (i) the Board of Directors of ITB shall conclude in good faith that any Acquisition Proposal, whether solicited or unsolicited, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and would, if consummated, result in a transaction more favorable to ITB's shareholders from a financial point of view than the transactions contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to herein as "Superior Proposal") and (ii) ITB shall accept such Superior Proposal prior to the Closing Date, then ITB may terminate this Agreement, subject to the rights of Buyer in Subparagraph 22(c). In the event of a termination after the Due Diligence Period and prior to the Closing Date as a result of ITB's determination to proceed with a Superior Proposal in the absence of or in preference to any Buyer counter-proposal, ITB shall pay the sum of $1,000,000 to Buyer. In the event a closing of an acquisition does not occur within 90 days of ITB's determination to proceed with a Superior Proposal, ITB shall notify Buyer as soon as the alternative acquisition is determined to have become not likely to close and Buyer shall have 30 days to elect, at its option to reinstate this agreement with dates adjusted to reflect the delay (crediting to the Purchase Price the $1,000,000 if paid to Buyer pursuant to this Subparagraph). The 90 day period may be extended up to an additional 90 days if at the end of the first 90 days all conditions to closing are met except required regulatory approvals, and if such approvals are in the process of being diligently pursued; with the extension, continuing until the approvals are obtained, 180 days pass or the approval process is abandoned whichever is earlier. In addition, ITB may terminate this Agreement if, during the period of 30 days commencing on the date of this Agreement, ITB determines that any of the representations or warranties of the Buyer are, to a material extent, inaccurate.

            (c) Right of First Refusal. If ITB, in compliance with Subparagraph 22(b), from time to time accepts a Superior Proposal (the "Accepted Superior Proposal") prior to the Closing Date, ITB shall immediately notify Buyer of this fact and supply Buyer with a summary of the material terms of the Accepted Superior Proposal. Any Accepted Superior Proposal approved by ITB shall provide that, as a condition to ITB's obligation to consummate the Accepted Superior Proposal, Buyer shall have 15 days to make its own Acquisition Proposal on the same or superior terms and conditions (the "Buyer Counter-Proposal"). If the Board of Directors of ITB shall conclude in good faith that the Buyer Counter-Proposal, taking into account all legal, financial, regulatory and other factors, is substantially as or more favorable to ITB's shareholders from a financial point of view as the Accepted Superior Proposal, ITB shall terminate the Accepted Superior Proposal and accept the Buyer Counter-Proposal.

            (d) Mutual Agreement. ITB and Buyer by mutual agreement may terminate this Agreement at any time.

            (e) Lapse of Time. Either ITB or Buyer may terminate this Agreement if the Closing shall not have occurred on or before September 3, 1998; provided, however, neither ITB and the Sellers on one hand, nor Buyer on the other hand, may terminate this Agreement until December 31, 1998 if (i) any have been the cause of the delay in the Closing Date, or (ii) if all conditions to the Closing have been met or can reasonably be expected to be met by December 31,1998, except the obtaining of necessary regulatory approvals, in either of which cases, no party hereto may terminate this Agreement prior to December 31, 1998. Furthermore, in the event of an extension of the Closing Date past September 3, 1998, Buyer shall have an additional condition to Closing to those set forth in Paragraph 12, that there shall not have occurred between the date hereof and the Effective Time any material adverse change in the Assets, the Business, or the prospects of the Business.

            (f) Survival. In the event of termination as contemplated in this section, this Agreement will forthwith become void and there will be no liability on the part of the parties hereto or any of their affiliates, directors, officers or shareholders, except that the obligations of the parties under Section 14(d) and the payment obligation of ITB pursuant to Section 22(b), if any, shall survive the termination of this Agreement.

            (g) No Conflicts of Interest. ITB and Sellers acknowledge that a principal of Buyer, Robert W. Green, is a shareholder of ITB, and has litigation pending against certain directors of ITB ("Green Litigation"). Other than this relationship, each party represents to the other parties to this Agreement that, to the best of its knowledge, no shareholder, director, officer or affiliate of such party has any conflict of interest or personal interest or benefit (direct or indirect) in the transactions contemplated by this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                     GREENWOOD NEW JERSEY, INC.


                     By: /s/ Robert W. Green
                        ---------------------------------
                         Robert W. Green, President


                     INTERNATIONAL THOROUGHBRED BREEDERS, INC.


                     By: ________________________________


                     GARDEN STATE RACE TRACK, INC.


                     By: ________________________________


                     FREEHOLD RACEWAY ASSOCIATION


                     By: ________________________________


                     ATLANTIC CITY HARNESS, INC.


                     By: ________________________________

                     CIRCA 1850, INC.


                     By: ________________________________

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                     GREENWOOD NEW JERSEY, INC.


                     By:__________________________________
                         Robert W. Green, President


                     INTERNATIONAL THOROUGHBRED BREEDERS, INC.


                     By:/s/ Nunzio P. DeSantis
                        ----------------------------------

                     GARDEN STATE RACE TRACK, INC.


                     By:/s/ Nunzio P. DeSantis
                        ----------------------------------

                     FREEHOLD RACEWAY ASSOCIATION


                     By:/s/ Nunzio P. DeSantis
                        ----------------------------------

                     ATLANTIC CITY HARNESS, INC.


                     By:/s/ Nunzio P. DeSantis
                        ----------------------------------

                     CIRCA 1850, INC.


                     By:/s/ Nunzio P. DeSantis
                        ----------------------------------

                              JOINDER OF GREENWOOD

         Greenwood hereby joins this Agreement solely to make the representations and warranties of Paragraph 11A; to agree to provide the guarantee of Buyer's Purchase Price Notes in the form of Exhibit 11A; and to consent to the security Buyer is to provide under Subparagraphs 6(a)(vii) and 11(g).


                                            GREENWOOD RACING, INC.



                                            By: /s/ Robert W. Green
                                                -----------------------------
                                                Robert W. Green, President

                           JOINDER OF ITB SHAREHOLDERS

         The undersigned shareholders of ITB join this Agreement for the purpose of expressing their consent thereto and approval of the transactions contemplated by the Agreement. The undersigned agree to use their best efforts to cause the transactions contemplated by this Agreement to be consummated, including their agreement that by written consent or at any meeting of shareholders convened for the purpose of considering and acting upon the Agreement and the transactions, that they will vote their shares in ITB in favor of the Agreement and the transactions; provided, however, if the Company shall have availed itself of the fiduciary out contained in Paragraph 22 of the Agreement, the shareholders may rescind their consent or not vote in favor of the transactions. The obligations of the undersigned shareholders of ITB under this Joinder and under the Agreement shall terminate upon the termination of the Agreement by ITB or Buyer in accordance with the terms of the Agreement, except that the undersigned shareholders shall continue to be obligation with respect to any Accepted Superior Proposal or Buyer Counter-Proposal approved by ITB and except as otherwise contemplated by the Stipulation.




                                          ___________________________________
                                          Frank A. Leo

                                          NPD, Inc.


                                          By:/s/ Nunzio P. DeSantis
                                             --------------------------------
                                             Nunzio P. DeSantis


                                          LAS VEGAS ENTERTAINMENT, INC.


                                          By: _______________________________


                                          ___________________________________
                                          Michael C. Abraham


                                          ___________________________________
                                          Kenneth Scholl

                                          LIST OF SCHEDULES AND EXHIBITS

Schedules

1(a)                  Raceway real and personal property, machinery, equipment,
                      fixtures
1(b)                  Licenses
1(c)                  Executory Contracts
1(e)                  Racing Accounts
2(h)                  Excluded Insurance Policies
2(i)                  Other Excluded Assets
10(e)                 Consents
10(f)                 Litigation
10(i)                 Environmental Issues
10(k)                 Insurance Policies
10(m)                 Other business activities
10(n)                 Intellectual Property
10(n)(ii)             Licenses of Intellectual Property
10(o)                 Liens

Exhibits

6(a)(ii)              $12 Million Promissory Note
6(a)(iii)(A)          $5,000,000 Contingent Promissory Note
6(a)(iii)(B)          $3,000,000 Contingent Promissory Note
6(a)(iv)              $2,000,000 Contingent Promissory Note
6(a)(vii)             Mortgage and Security Agreement
7                     Lease of GSP Facility
11A                   Greenwood Guaranty

                                                             Exhibit 6(a)(ii) to
                                                        Asset Purchase Agreement



                                 PROMISSORY NOTE


US$12,000,000.00                                                 August __, 1998
                                                      ______________, New Jersey

         FOR VALUE RECEIVED, GREENWOOD NEW JERSEY, INC., a New Jersey corporation with an address at 3001 Street Road, Bensalem, PA 19020-8512 ("Borrower"), hereby promises to pay to the order of __________________ with an address at ____________________("Lender"), acting as agent for Garden State Race Track, Inc., a New Jersey corporation ("GSRT"), Freehold Raceway Association, a New Jersey corporation ("FRA"), Atlantic City Harness, Inc., a New Jersey corporation ("ACH") and Circa 1850, Inc., a New Jersey corporation ("Circa") (collectively, the "Note Owners") (the legal holder from time to time of this Note, including Lender as the initial holder, is sometimes hereinafter referred to as "Holder"), the principal sum of TWELVE MILLION AND 00/100 DOLLARS ($12,000,000.00) (the "Loan"), together with interest on the unpaid principal balance of this Note from the date hereof until the entire principal sum is paid in full, in accordance with the provisions hereinafter set forth. The ownership interest of each Note Owner in this Note is in proportion to the allocation set forth in Paragraph 6(b) of the Asset Purchase Agreement dated as of June ___, 1998 by and among Borrower, the Note Owners and International Thoroughbred Breeders, Inc., a Delaware corporation ("ITB") (the "Agreement").

         1. Terms of Payment; Interest Rate. From the date hereof through and including the date that the entire principal balance of this Note is paid in full, interest shall accrue on the outstanding principal balance hereunder at the rate of twelve percent (12%) per annum (the "Contract Rate"). Subject to the terms of the intercreditor agreement between Lender and Borrower's Senior Lender (as defined in the Agreement), the principal is payable quarterly, beginning on [September 1, 2001 (month after third annual anniversary of Closing)] and on of each [December 1], [March 1], [June 1] and [September 1] thereafter in the amount of $300,000.00, with unpaid principal payable in full on [August 28, 2005, (the seventh anniversary of the Closing Date)]. Interest shall be payable quarterly in arrears beginning on [September 1, 1998] and on each [December 1], [March 1], [June 1] and [September 1] thereafter. Interest shall be computed on the basis of a 365-day year and charged on the basis of the actual number of days elapsed in the applicable payment period.

         2. Acceleration and Prepayment. Subject to Borrower's Senior Lender approval, Borrower shall make a prepayment of 50% of the then outstanding principal balance of this Note upon the earlier of: (A) the installation and commencement of full-time operation, open to the public, with all approvals obtained, of not less than 500 slot machines on the premises of Philadelphia Park when operated by Greenwood Racing, Inc., a Pennsylvania corporation ("Greenwood") or its affiliates, or (B) the successful conclusion of an IPO or major capital transaction pursuant to which Greenwood receives a net cash infusion of not less than an additional $50 Million (not including the financing of this transaction). In addition, Borrower may make optional prepayments of all or part of the outstanding principal balance hereof without penalty at any time, provided that when making such prepayment Borrower pays all interest then accrued hereunder. Any partial prepayment shall be applied first to the payment of accrued but unpaid interest, and then to unpaid principal in the inverse order of maturity.

         3. Security. This Note is secured by a mortgage and security agreement given by Borrower to Lender, of even date herewith (the "Mortgage and Security Agreement"). The Borrower has also promised to further secure this Note, pursuant to Paragraph 11(g) of the Agreement, with a security agreement and mortgage in favor of Lender on any other real estate assets, including the 10 Acre Parcel contemplated in the Agreement, acquired by Borrower for an off track betting facility, meaning simulcast only pari-mutuel facilities that do not have to conduct live racing, developed in New Jersey by Borrower. Borrower hereby represents, warrants and covenants that its obligations under this Note are and will continue to be pari passu in right of repayment and otherwise with its other promissory notes it executed in favor of Lender in connection with the Agreement. Borrower hereby covenants that it will keep all of its assets that are encumbered by the Mortgage and Security Agreement or otherwise pledged to the Lender as security for this Note free and clear of all liens, security interests and other interests and encumbrances, except as necessary to finance the Purchase Price (as defined in the Agreement), or as otherwise agreed to by Lender in the Mortgage and Security Agreement or otherwise.

         4. Location and Medium of Payments. All sums payable under this Note shall be paid to Holder in legal tender of the United States of America, without demand, defalcation, set-off or deduction at its address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Borrower in writing, provided however, that Borrower shall, after written notice to the Note Owners and ITB, given in the manner prescribed in Paragraph 21 of the Agreement, be entitled to offset against any and all amounts payable under the Agreement by Borrower to the Note Owners, including amounts due hereunder,
(a) the amount of any Loss (as defined in the Agreement) for which indemnification under Section 17 of the Agreement is available, (b) the amount of any multi-employer pension plan withdrawal liability incurred by Borrower, as described in Section 4(b) of the Agreement, and (c) any amounts paid by Borrower as Tenant pursuant to Section 4.01(b) of the Lease Agreement of even date herewith between Borrower as Tenant and Garden State Race Track, Inc. as Landlord for certain property located at at 2200-2290 Marlton Pike West, Cherry Hill Township, Camden County, New Jersey.

         5. Default. Each of the following events shall be deemed an "Event of Default" hereunder: (a) the failure by Borrower to make any payment of principal or interest or any other sum when due under this Note and such failure continues for ten (10) days after Lender has given written notice of such failure to Borrower; or (b) the failure by Borrower in the due performance and observance of any other provision of this Note and such failure is not cured within thirty
(30) days after Lender has given written notice of such failure to Borrower; or
(c) any Event of Default under the Mortgage and Security Agreement; or (d) any Event of Default of any note executed by Borrower in favor of Lender in connection with the Agreement; or (e) any default (after expiration of any applicable grace period) by Borrower in the payment of any indebtedness owed to Borrower's Senior Lender in connection with the transaction contemplated in the Agreement in the aggregate principal amount of US$50,000.00 or more, which results in the acceleration of such indebtedness; or (f) the filing of any bankruptcy petition by Borrower or the making by Borrower of any general assignment for the benefit of creditors or the appointment of any receiver for the assets or property of Borrower which is not stayed or discharged within 90 days after the commencement thereof; or (g) the commencement of any bankruptcy proceeding against Borrower and/or the guarantor of this Note which shall not have been stayed or dismissed within ninety (90) days after the commencement thereof.

         6. Remedies. At any time after the occurrence of an Event of Default, Holder, at its option upon notice to Borrower, may declare the whole of the principal indebtedness evidenced hereby, together with all interest and other charges due hereunder, immediately due and payable, without any further action on the part of Holder; provided however, that, upon the occurrence of any of the events specified in clauses (f) and (g) of Section 5 above, all amounts in respect of principal and interest and all other amounts due and payable under this Note shall automatically become due and payable without notice, presentment, demand or protest. In addition, Holder shall have the right immediately and without notice or other action, to set-off against Borrower's liabilities to Holder (i) any money owed by Holder in any capacity to Borrower, whether or not then due, and/or (ii) any money or other property of Borrower in possession of Holder, and Holder shall be deemed to have exercised such right of set-off and to have made a charge against any such money and/or property immediately upon the occurrence of an Event of Default under this Note, even though the actual book entries may be made at some time subsequent thereto.

                  The remedies of Holder, as provided herein or available at law or in equity, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder and may be exercised as often as occasion therefore shall occur.

         7. Interest Following Event of Default. If any payment due under this
Note is not paid within ten (10) days of when due, Borrower shall pay interest on all sums due hereunder at a rate ("Default Rate") equal to the lesser of (i) the interest rate then in effect hereunder plus one percent (1%) per annum, or
(ii) the maximum rate permitted by law, from and after the occurrence of an Event of Default hereunder until such Event of Default is cured.

         8. Collection and Enforcement Costs. Borrower shall pay to Lender, upon demand, all expenses incurred by Lender (i) in connection with the collection of the Loan and/or the enforcement of Borrower's obligations under this Note, and
(ii) in curing any Event of Default under this Note including in any case, without limitation, reasonable attorneys' fees, with interest thereon at the Default Rate, from the date incurred by Lender to the date of repayment to Lender. Any reference to "attorney's fees" shall include, but not be limited to, those attorneys' or legal fees, costs and charges incurred by Lender in the defense of actions arising hereunder and following an Event of Default the collection, protection or set-off of any claim the Lender may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not Lender has provided notice of default or of an intention to exercise its remedies for a default. By acceptance of this Note, Lender agrees to pay Borrower, upon demand, all expenses, including attorneys' fees, incurred by Borrower in the successful defense of a claim by Lender that an Event of Default has occurred.

         9. Agent. Notwithstanding that the party acting as agent for the Note Owners may be replaced from time to time by the Note Owners, at any time, there shall be only one agent acting on behalf of the Note Owners.

         10. Continuing Liability. The obligation of Borrower to pay the principal, interest and all other sums due hereunder shall continue in full force and effect and shall not be impaired, until the actual payment thereof to Holder, and in case of any agreement given to secure the payment of this Note, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Borrower shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

         11. No Oral Changes; Waivers. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought. Borrower hereby waives and releases Lender and its attorneys from all errors, defects and imperfections in any proceedings instituted by Lender with respect to this Note. Borrower and any future endorsers, sureties and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note (except as otherwise expressly set forth herein), and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder; and Borrower and all future endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications (if evidenced by such party's execution thereof) that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of collateral (if any), or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

         Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of
Holder: (i) constitute a waiver of the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy, except as provided by law.

         No failure to cause an acceleration of Borrower's obligations due hereunder by reason of an Event of Default, acceptance of a past due installment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of New Jersey; and, to the maximum extent permitted by law, Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

         To the maximum extent permitted by law, Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

         12. Taxes. Borrower shall pay the cost of all revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

         13. Bind and Inure. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         14. Applicable Law. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of New Jersey, without regard to principles of conflict of laws.

         15. Consent to Jurisdiction. Holder, by acceptance of this Note, and Borrower irrevocably consent and agree that any action or proceeding arising under this Note may be brought in any court of the State of New Jersey or a federal court sitting in the State of New Jersey (each, a "New Jersey Court"), and Borrower and Holder hereby submit to and accept with regard to any such action or proceeding, for themselves and in respect of Borrower's property, generally and unconditionally, the jurisdiction of any such New Jersey Court. Borrower and Holder hereby irrevocably waive any objection that they may now or hereafter have to (i) the exercise by any New Jersey Court of personal jurisdiction over Borrower or Holder, and (ii) the laying of the venue of any suit, action or proceeding arising out of or relating to this Note in the State of New Jersey, and Borrower and Holder hereby irrevocably waive any claim that the State of New Jersey is not a convenient forum for any suit, action or proceeding. Borrower and Holder further agree that a final judgment obtained against it in any such action or proceeding will be conclusive and may be enforced in any other jurisdiction within or outside the United States of America.

         16. Invalidity. If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

         17. Waiver of Jury Trial. Both Lender and Borrower hereby agree to waive and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto under or in connection with this Note.

         18. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Borrower be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

         19. Notice. Any notice, demand, or request made hereunder shall be in writing, signed by the party giving such notice, demand or request, and shall be delivered personally, or delivered to a reputable overnight delivery service providing a receipt or mailed by United States certified mail, postage prepaid and return receipt requested, addressed as set forth below or to such other address as theretofore may have been designated in writing by such party in accordance with the terms of this provision. The effective date of any notice given as provided in this Section shall be the date of delivery or, if delivery in refused or otherwise not accepted, the date of such refusal or non-acceptance.

                           If to Lender:

                           [name and address of agent]

                           with a copy to:

                           Kevin G. Abrams, Esquire
                           Richards, Layton & Finger, P.A.
                           One Rodney Square
                           P.O. Box 551
                           Wilmington, DE 19899
                           Telecopier:  302/658/6548

                           If to Borrower:

                           Robert W. Green, President
                           Greenwood New Jersey, Inc.
                           3001 Street Road
                           Bensalem, PA 19020-8512


                           with a copy to:

                           Theodore A. Young, Esquire
                           Fox, Rothschild, O'Brien & Frankel, LLP
                           2000 Market Street, 10th Floor
                           Philadelphia, PA 19103-3291
                           Telecopier:  215/299/2150


         20. Time of the Essence. Time is of the essence in this Note.

         IN WITNESS WHEREOF, Borrower has duly executed this Note as a sealed instrument as of the day and year first above written.

                                       BORROWER:

Sealed and delivered in                    GREENWOOD NEW JERSEY, INC.
the presence of:


___________________________                By: ___________________________(Seal)
Witness                                        Name:
                                               Title:

                                                            Exhibit 6(a)(iii)(A)
                                                               to Asset Purchase
                                                                       Agreement

                           CONTINGENT PROMISSORY NOTE



US$5,000,000.00                                                  August __, 1998
                                                     _______________, New Jersey

         FOR VALUE RECEIVED, GREENWOOD NEW JERSEY, INC., a New Jersey corporation with an address at 3001 Street Road, Bensalem, PA 19020-8512 ("Borrower"), hereby promises to pay to the order of __________________ with an address at ____________________("Lender"), acting as agent for Garden State Race Track, Inc., a New Jersey corporation ("GSRT"), Freehold Raceway Association, a New Jersey corporation ("FRA"), Atlantic City Harness, Inc., a New Jersey corporation ("ACH") and Circa 1850, Inc., a New Jersey corporation ("Circa") (collectively, the "Note Owners") (the legal holder from time to time of this Note, including Lender as the initial holder, is sometimes hereinafter referred to as "Holder"), the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) (the "Loan"), together with interest on the unpaid principal balance of this Note from the date the condition precedent referred to in Paragraph 1 has occurred, if ever, until the entire principal sum is paid in full, in accordance with the provisions hereinafter set forth. The ownership interest of each Note Owner in this Note is in proportion to the allocation set forth in Paragraph 6(b) of the Asset Purchase Agreement dated as of June ___, 1998 by and among Borrower, the Note Owners and International Thoroughbred Breeders, Inc., a Delaware corporation ("ITB") (the "Agreement").

         1. Condition Precedent to Borrower's Duties and Obligations. The Borrower shall have no duties or obligations arising under this Note unless, within three years after [August 28, 1998 (the Closing Date)] the Borrower receives all licenses, consents, approvals and permits necessary to operate an off track betting facility ("OTB Facility"), meaning a simulcast only pari-mutuel wagering facility that does not have to conduct live racing, at the Garden State Park Facility located in Cherry Hill, New Jersey (the "Condition"). This Note shall automatically become null and void three years after the date hereof if the Condition has not been satisfied, and Lender shall execute and deliver to Borrower, upon Borrower's demand, documents acceptable to Borrower confirming the non-occurrence of the Condition and the null and void status of this Note.

         2. Terms of Payment; Interest Rate. From the date the Condition first exists, through and including the date that the entire principal balance of this
Note is paid in full, interest shall accrue on the outstanding principal balance hereunder at the rate of twelve percent (12%) per annum (the "Contract Rate"). Subject to the terms of the intercreditor agreement between Lender and Borrower's Senior Lender (as defined in the Agreement), the principal is payable quarterly beginning on the first day of the month following the later of [the month after the third anniversary of the Closing] and month in which the Condition has been met, and on each [September 1], [December 1], [March 1] and [June 1] thereafter in the amount of $125,000.00, with unpaid principal payable in full on [August 28, 2005, (the seventh anniversary of the Closing Date)]. Interest shall be payable quarterly in arrears beginning on [September 1, 1998] and on each [December 1], [March 1], [June 1] and [September 1] thereafter. Interest shall be computed on the basis of a 365-day year and charged on the basis of the actual number of days elapsed in the applicable payment period.

         3. Acceleration and Prepayment. Subject to Borrower's Senior Lender approval, Borrower shall make a prepayment of 50% of the then outstanding principal balance of this Note upon the earlier of: (A) the installation and commencement of full-time operation, open to the public, with all approvals obtained, of not less than 500 slot machines on the premises of Philadelphia Park when operated by Greenwood Racing, Inc., a Pennsylvania corporation ("Greenwood") or its affiliates, or (B) the successful conclusion of an IPO or major capital transaction pursuant to which Greenwood receives a net cash infusion of not less than an additional $50 Million (not including the financing of this transaction). In addition, Borrower may make optional prepayments of all or part of the outstanding principal balance hereof without penalty at any time, provided that when making such prepayment Borrower pays all interest then accrued hereunder. Any partial prepayment shall be applied first to the payment of accrued but unpaid interest, and then to unpaid principal in the inverse order of maturity.

         4. Security. This Note is secured by a mortgage and security agreement given by Borrower to Lender, of even date herewith (the "Mortgage and Security Agreement"). The Borrower has also promised to further secure this Note, pursuant to Paragraph 11(g) of the Agreement, with a security agreement and mortgage in favor of Lender on any other real estate assets, including the 10 Acre Parcel contemplated in the Agreement, acquired by Borrower for an OTB Facility developed in New Jersey by Borrower. Borrower hereby represents, warrants and covenants that its obligations under this Note are and will continue to be pari passu in right of repayment and otherwise with its other promissory notes it executed in favor of Lender in connection with the Agreement. Borrower hereby covenants that it will keep all of its assets that are encumbered by the Mortgage and Security Agreement or otherwise pledged to the Lender as security for this Note free and clear of all liens, security interests and other interests and encumbrances, except as necessary to finance the Purchase Price (as defined in the Agreement), or as otherwise agreed to by Lender in the Mortgage and Security Agreement or otherwise.

         5. Location and Medium of Payments. All sums payable under this Note shall be paid to Holder in legal tender of the United States of America, without demand, defalcation, set-off or deduction at its address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Borrower in writing, provided, however, that Borrower shall, after written notice to the Note Owners and ITB, given in the manner prescribed in Paragraph 21 of the Agreement, be entitled to offset against any and all amounts payable under the Agreement by Borrower to the Note Owners, including amounts due hereunder, (a) the amount of any Loss (as defined in the Agreement) for which indemnification under Section 17 of the Agreement is available, (b) the amount of any multi-employer pension plan withdrawal liability incurred by Borrower, as described in Section 4(b) of the Agreement, and (c) any amounts paid by Borrower as Tenant pursuant to Section 4.01(b) of the Lease Agreement of even date herewith between Borrower as Tenant and Garden State Race Track, Inc. as Landlord for certain property located at at 2200-2290 Marlton Pike West, Cherry Hill Township, Camden County, New Jersey.

         6. Default. Each of the following events shall be deemed an "Event of Default" hereunder: (a) the failure by Borrower to make any payment of principal or interest or any other sum when due under this Note and such failure continues for ten (10) days after Lender has given written notice of such failure to Borrower; or (b) the failure by Borrower in the due performance and observance of any other provision of this Note and such failure is not cured within thirty (30) days after Lender has given written notice of such failure to Borrower; or (c) any Event of Default under the Mortgage and Security Agreement; or (d) any Event of Default of any note executed by Borrower in favor of Lender in connection with the Agreement; or (e) any default (after expiration of any applicable grace period) by Borrower in the payment of any indebtedness owed to Borrower's Senior Lender in connection with the transaction contemplated in the Agreement in the aggregate principal amount of US$50,000.00 or more, which results in the acceleration of such indebtedness; or (f) the filing of any bankruptcy petition by Borrower or the making by Borrower of any general assignment for the benefit of creditors or the appointment of any receiver for the assets or property of Borrower which is not stayed or discharged within 90 days after the commencement thereof; or (g) the commencement of any bankruptcy proceeding against Borrower and/or the guarantor of this Note which shall not have been stayed or dismissed within ninety (90) days after the commencement thereof.

         7. Remedies. At any time after the occurrence of an Event of Default, Holder, at its option upon notice to Borrower, may declare the whole of the principal indebtedness evidenced hereby, together with all interest and other charges due hereunder, immediately due and payable, without any further action on the part of Holder; provided however, that, upon the occurrence of any of the events specified in clauses (f) and (g) of Section 6 above, all amounts in respect of principal and interest and all other amounts due and payable under this Note shall automatically become due and payable without notice, presentment, demand or protest. In addition, Holder shall have the right immediately and without notice or other action, to set-off against Borrower's liabilities to Holder (i) any money owed by Holder in any capacity to Borrower, whether or not then due, and/or (ii) any money or other property of Borrower in possession of Holder, and Holder shall be deemed to have exercised such right of set-off and to have made a charge against any such money and/or property immediately upon the occurrence of an Event of Default under this Note, even though the actual book entries may be made at some time subsequent thereto. Notwithstanding the foregoing, no acceleration right or any other right to collect payment hereunder shall exist in favor of Lender unless the Condition shall have been satisfied within three years after the date of this Note and prior to the date Lender seeks to exercise such right.

                  The remedies of Holder, as provided herein or available at law or in equity, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder and may be exercised as often as occasion therefore shall occur.

         8. Interest Following Event of Default. If any payment due under this
Note is not paid within ten (10) days of when due, Borrower shall pay interest on all sums due hereunder at a rate ("Default Rate") equal to the lesser of (i) the interest rate then in effect hereunder plus one percent (1%) per annum, or
(ii) the maximum rate permitted by law, from and after the occurrence of an Event of Default hereunder until such Event of Default is cured.

         9. Collection and Enforcement Costs. Borrower shall pay to Lender, upon demand, all expenses incurred by Lender (i) in connection with the collection of the Loan and/or the enforcement of Borrower's obligations under this Note, and
(ii) in curing any Event of Default under this Note including in any case, without limitation, reasonable attorneys' fees, with interest thereon at the Default Rate, from the date incurred by Lender to the date of repayment to Lender. Any reference to "attorney's fees" shall include, but not be limited to, those attorneys' or legal fees, costs and charges incurred by Lender in the defense of actions arising hereunder and following an Event of Default the collection, protection or set-off of any claim the Lender may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not Lender has provided notice of default or of an intention to exercise its remedies for a default. By acceptance of this Note, Lender agrees to pay Borrower, upon demand, all expenses, including attorneys' fees, incurred by Borrower in the successful defense of a claim by Lender that an Event of Default has occurred.

         10. Agent. Notwithstanding that the party acting as agent for the Note Owners may be replaced from time to time by the Note Owners, at any time, there shall be only one agent acting on behalf of the Note Owners.

         11. Continuing Liability. The obligation of Borrower to pay the principal, interest and all other sums due hereunder shall continue in full force and effect and shall not be impaired, until the actual payment thereof to Holder, and in case of any agreement given to secure the payment of this Note, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Borrower shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

         12. No Oral Changes; Waivers. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought. Borrower hereby waives and releases Lender and its attorneys from all errors, defects and imperfections in any proceedings instituted by Lender with respect to this Note. Borrower and any future endorsers, sureties and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note (except as otherwise expressly set forth herein), and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder; and Borrower and all future endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications (if evidenced by such party's execution thereof) that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of collateral (if any), or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

         Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of
Holder: (i) constitute a waiver of the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy, except as provided by law.

         No failure to cause an acceleration of Borrower's obligations due hereunder by reason of an Event of Default, acceptance of a past due installment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of New Jersey; and, to the maximum extent permitted by law, Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

         To the maximum extent permitted by law, Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

         13. Taxes. Borrower shall pay the cost of all revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

         14. Bind and Inure. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         15. Applicable Law. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of New Jersey, without regard to principles of conflict of laws.

         16. Consent to Jurisdiction. Holder, by acceptance of this Note, and Borrower irrevocably consent and agree that any action or proceeding arising under this Note may be brought in any court of the State of New Jersey or a federal court sitting in the State of New Jersey (each, a "New Jersey Court"), and Borrower and Holder hereby submit to and accept with regard to any such action or proceeding, for themselves and in respect of Borrower's property, generally and unconditionally, the jurisdiction of any such New Jersey Court. Borrower and Holder hereby irrevocably waive any objection that they may now or hereafter have to (i) the exercise by any New Jersey Court of personal jurisdiction over Borrower or Holder, and (ii) the laying of the venue of any suit, action or proceeding arising out of or relating to this Note in the State of New Jersey, and Borrower and Holder hereby irrevocably waive any claim that the State of New Jersey is not a convenient forum for any suit, action or proceeding. Borrower and Holder further agree that a final judgment obtained against it in any such action or proceeding will be conclusive and may be enforced in any other jurisdiction within or outside the United States of America.

         17. Invalidity. If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

         18. Waiver of Jury Trial. Both Lender and Borrower hereby agree to waive and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto under or in connection with this Note.

         19. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Borrower be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

         20. Notice. Any notice, demand, or request made hereunder shall be in writing, signed by the party giving such notice, demand or request, and shall be delivered personally, or delivered to a reputable overnight delivery service providing a receipt or mailed by United States certified mail, postage prepaid and return receipt requested, addressed as set forth below or to such other address as theretofore may have been designated in writing by such party in accordance with the terms of this provision. The effective date of any notice given as provided in this Section shall be the date of delivery or, if delivery in refused or otherwise not accepted, the date of such refusal or non-acceptance.

                           If to Lender:

                           [name and address of agent]

                           with a copy to:

                           Kevin G. Abrams, Esquire
                           Richards, Layton & Finger, P.A.
                           One Rodney Square
                           P.O. Box 551
                           Wilmington, DE 19899
                           Telecopier:  302/658/6548

                           If to Borrower:

                           Robert W. Green, President
                           Greenwood New Jersey, Inc.
                           3001 Street Road
                           Bensalem, PA 19020-8512
                           with a copy to:

                           Theodore A. Young, Esquire
                           Fox, Rothschild, O'Brien & Frankel, LLP
                           2000 Market Street, 10th Floor
                           Philadelphia, PA 19103-3291
                           Telecopier:  215/299/2150


         21. Time of the Essence. Time is of the essence in this Note.

         IN WITNESS WHEREOF, Borrower has duly executed this Note as a sealed instrument as of the day and year first above written.

                                      BORROWER:

Sealed and delivered in                    GREENWOOD NEW JERSEY, INC.
the presence of:


___________________________                By: ___________________________(Seal)
Witness                                        Name:
                                               Title:

                                                            Exhibit 6(a)(iii)(B)
                                                               to Asset Purchase
                                                                       Agreement

                           CONTINGENT PROMISSORY NOTE



US$3,000,000.00                                                  August __, 1998
                                                      ______________, New Jersey

         FOR VALUE RECEIVED, GREENWOOD NEW JERSEY, INC., a New Jersey corporation with an address at 3001 Street Road, Bensalem, PA 19020-8512 ("Borrower"), hereby promises to pay to the order of __________________ with an address at ____________________("Lender"), acting as agent for Garden State Race Track, Inc., a New Jersey corporation ("GSRT"), Freehold Raceway Association, a New Jersey corporation ("FRA"), Atlantic City Harness, Inc., a New Jersey corporation ("ACH") and Circa 1850, Inc., a New Jersey corporation ("Circa") (collectively, the "Note Owners") (the legal holder from time to time of this Note, including Lender as the initial holder, is sometimes hereinafter referred to as "Holder"), the principal sum of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00) (the "Loan"), together with interest on the unpaid principal balance of this Note from the date the condition precedent referred to in Paragraph 1 has occurred, if ever, until the entire principal sum is paid in full, in accordance with the provisions hereinafter set forth. The ownership interest of each Note Owner in this Note is in proportion to the allocation set forth in Paragraph 6(b) of the Asset Purchase Agreement dated as of June ___, 1998 by and among Borrower, the Note Owners and International Thoroughbred Breeders, Inc., a Delaware corporation ("ITB") (the "Agreement").

         1. Condition Precedent to Borrower's Duties and Obligations. The Borrower shall have no duties or obligations arising under this Note unless, within three years after [August 28, 1998 (the Closing Date),] legislation is enacted within the State of New Jersey that would permit the racing associations owned or controlled by Borrower operating Garden State Park in Cherry Hill, New Jersey ("GSP") or Freehold Raceway in Freehold, New Jersey to own and operate off track betting facilities ("OTB Facilities"), meaning simulcast only pari-mutuel facilities that do not have to conduct live racing, other than or in addition to any OTB Facility established at GSP and Borrower has received the material consents, permits or approvals, if any, necessary to operate such an OTB Facility (the "Condition"). This Note shall automatically become null and void three years after the date hereof if the Condition has not been satisfied, and Lender shall execute and deliver to Borrower, upon Borrower's demand, documents acceptable to Borrower confirming the non-occurrence of the Condition and the null and void status of this Note.

         2. Terms of Payment; Interest Rate. From the date the Condition first exists, through and including the date that the entire principal balance of this
Note is paid in full, interest shall accrue on the outstanding principal balance hereunder at the rate of twelve percent (12%) per annum (the "Contract Rate"). Subject to the terms of the intercreditor agreement between Lender and Borrower's Senior Lender (as defined in the Agreement), the principal is payable quarterly beginning on the first day of the month following the later of [month after third anniversary of Closing] and the month in which the Condition has been met, and on each [Septemer 1], [December 1], [March 1] and [June 1] thereafter with unpaid principal payable in full on [August 28, 2005, (the seventh anniversary of the Closing Date)]. Interest shall be payable quarterly in arrears beginning on

[September 1, 1998] and on each [December 1], [March 1], [June 1] and [September 1] thereafter. Interest shall be computed on the basis of a 365-day year and charged on the basis of the actual number of days elapsed in the applicable payment period.

         3. Acceleration and Prepayment. Subject to Borrower's Senior Lender approval, Borrower shall make a prepayment of 50% of the then outstanding principal balance of this Note upon the earlier of: (A) the installation and commencement of full-time operation, open to the public, with all approvals obtained, of not less than 500 slot machines on the premises of Philadelphia Park when operated by Greenwood Racing, Inc., a Pennsylvania corporation ("Greenwood") or its affiliates, or (B) the successful conclusion of an IPO or major capital transaction pursuant to which Greenwood receives a net cash infusion of not less than an additional $50 Million (not including the financing of this transaction). In addition, Borrower may make optional prepayments of all or part of the outstanding principal balance hereof without penalty at any time, provided that when making such prepayment Borrower pays all interest then accrued hereunder. Any partial prepayment shall be applied first to the payment of accrued but unpaid interest, and then to unpaid principal in the inverse order of maturity.

         4. Security. This Note is secured by a mortgage and security agreement given by Borrower to Lender, of even date herewith (the "Mortgage and Security Agreement"). The Borrower has also promised to further secure this Note, pursuant to Paragraph 11(g) of the Agreement, with a security agreement and mortgage in favor of Lender on any other real estate assets, including the 10 Acre Parcel contemplated in the Agreement, acquired by Borrower for an OTB Facility developed in New Jersey by Borrower. Borrower hereby represents, warrants and covenants that its obligations under this Note are and will continue to be pari passu in right of repayment and otherwise with its other promissory notes it executed in favor of Lender in connection with the Agreement. Borrower hereby covenants that it will keep all of its assets that are encumbered by the Mortgage and Security Agreement or otherwise pledged to the Lender as security for this Note free and clear of all liens, security interests and other interests and encumbrances, except as necessary to finance the Purchase Price (as defined in the Agreement), or as otherwise agreed to by Lender in the Mortgage and Security Agreement or otherwise.

         5. Location and Medium of Payments. All sums payable under this Note shall be paid to Holder in legal tender of the United States of America, without demand, defalcation, set-off or deduction at its address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Borrower in writing, provided however, Borrower shall, after written notice to the Note Owners and ITB, given in the manner prescribed in Paragraph 21 of the Agreement, be entitled to offset against any and all amounts payable under the Agreement by Borrower to the Note Owners, including amounts due hereunder, (a) the amount of any Loss (as defined in the Agreement) for which indemnification under Section 17 of the Agreement is available, (b) the amount of any multi-employer pension plan withdrawal liability incurred by Borrower, as described in Section 4(b) of the Agreement, and (c) any amounts paid by Borrower as Tenant pursuant to Section 4.01(b) of the Lease Agreement of even date herewith between Borrower as Tenant and Garden State Race Track, Inc. as Landlord for certain property located at at 2200-2290 Marlton Pike West, Cherry Hill Township, Camden County, New Jersey.

         6. Default. Each of the following events shall be deemed an "Event of Default" hereunder: (a) the failure by Borrower to make any payment of principal or interest or any other sum when due under this Note and such failure continues for ten (10) days after Lender has given written notice of such failure to Borrower; or (b) the failure by Borrower in the due performance and observance of any other provision of this Note and such failure is not cured within thirty
(30) days after Lender has given written notice of such failure to Borrower; or
(c) any Event of Default under the Mortgage and Security Agreement; or (d) any Event of Default of any note executed by Borrower in favor of Lender in connection with the Agreement; or (e) any default (after expiration of any applicable grace period) by Borrower in the payment of any indebtedness owed to Borrower's Senior Lender in connection with the transaction contemplated in the Agreement in the aggregate principal amount of US$50,000.00 or more, which results in the acceleration of such indebtedness; or (f) the filing of any bankruptcy petition by Borrower or the making by Borrower of any general assignment for the benefit of creditors or the appointment of any receiver for the assets or property of Borrower which is not stayed or discharged within 90 days after the commencement thereof; or (g) the commencement of any bankruptcy proceeding against Borrower and/or the guarantor of this Note which shall not have been stayed or dismissed within ninety (90) days after the commencement thereof.

         7. Remedies. At any time after the occurrence of an Event of Default, Holder, at its option upon notice to Borrower, may declare the whole of the principal indebtedness evidenced hereby, together with all interest and other charges due hereunder, immediately due and payable, without any further action on the part of Holder; provided however, that, upon the occurrence of any of the events specified in clauses (f) and (g) of Section 6 above, all amounts in respect of principal and interest and all other amounts due and payable under this Note shall automatically become due and payable without notice, presentment, demand or protest. In addition, Holder shall have the right immediately and without notice or other action, to set-off against Borrower's liabilities to Holder (i) any money owed by Holder in any capacity to Borrower, whether or not then due, and/or (ii) any money or other property of Borrower in possession of Holder, and Holder shall be deemed to have exercised such right of set-off and to have made a charge against any such money and/or property immediately upon the occurrence of an Event of Default under this Note, even though the actual book entries may be made at some time subsequent thereto. Notwithstanding the foregoing, no acceleration right or any other right to collect payment hereunder shall exist in favor of Lender unless the Condition shall have been satisfied within three years after the date of this Note and prior to the date Lender seeks to exercise such right.

                  The remedies of Holder, as provided herein or available at law or in equity, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder and may be exercised as often as occasion therefore shall occur.

         8. Interest Following Event of Default. If any payment due under this
Note is not paid within ten (10) days of when due, Borrower shall pay interest on all sums due hereunder at a rate ("Default Rate") equal to the lesser of (i) the interest rate then in effect hereunder plus one percent (1%) per annum, or
(ii) the maximum rate permitted by law, from and after the occurrence of an Event of Default hereunder until such Event of Default is cured.

         9. Collection and Enforcement Costs. Borrower shall pay to Lender, upon demand, all expenses incurred by Lender (i) in connection with the collection of the Loan and/or the enforcement of Borrower's obligations under this Note, and
(ii) in curing any Event of Default under this Note including in any case, without limitation, reasonable attorneys' fees, with interest thereon at the Default Rate, from the date incurred by Lender to the date of repayment to Lender. Any reference to "attorney's fees" shall include, but not be limited to, those attorneys' or legal fees, costs and charges incurred by Lender in the defense of actions arising hereunder and following an Event of Default the collection, protection or set-off of any claim the Lender may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not Lender has provided notice of default or of an intention to exercise its remedies for a default. By acceptance of this Note, Lender agrees to pay Borrower, upon demand, all expenses, including attorneys' fees, incurred by Borrower in the successful defense of a claim by Lender that an Event of Default has occurred.

         10. Agent. Notwithstanding that the party acting as agent for the Note Owners may be replaced from time to time by the Note Owners, at any time, there shall be only one agent acting on behalf of the Note Owners.

         11. Continuing Liability. The obligation of Borrower to pay the principal, interest and all other sums due hereunder shall continue in full force and effect and shall not be impaired, until the actual payment thereof to Holder, and in case of any agreement given to secure the payment of this Note, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Borrower shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

         12. No Oral Changes; Waivers. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought. Borrower hereby waives and releases Lender and its attorneys from all errors, defects and imperfections in any proceedings instituted by Lender with respect to this Note. Borrower and any future endorsers, sureties and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note (except as otherwise expressly set forth herein), and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder; and Borrower and all future endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications (if evidenced by such party's execution thereof) that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of collateral (if any), or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

         Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of
Holder: (i) constitute a waiver of the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy, except as provided by law.

         No failure to cause an acceleration of Borrower's obligations due hereunder by reason of an Event of Default, acceptance of a past due installment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of New Jersey; and, to the maximum extent permitted by law, Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

         To the maximum extent permitted by law, Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

         13. Taxes. Borrower shall pay the cost of all revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

         14. Bind and Inure. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         15. Applicable Law. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of New Jersey, without regard to principles of conflict of laws.

         16. Consent to Jurisdiction. Holder, by acceptance of this Note, and Borrower irrevocably consent and agree that any action or proceeding arising under this Note may be brought in any court of the State of New Jersey or a federal court sitting in the State of New Jersey (each, a "New Jersey Court"), and Borrower and Holder hereby submit to and accept with regard to any such action or proceeding, for themselves and in respect of Borrower's property, generally and unconditionally, the jurisdiction of any such New Jersey Court. Borrower and Holder hereby irrevocably waive any objection that they may now or hereafter have to (i) the exercise by any New Jersey Court of personal jurisdiction over Borrower or Holder, and (ii) the laying of the venue of any suit, action or proceeding arising out of or relating to this Note in the State of New Jersey, and Borrower and Holder hereby irrevocably waive any claim that the State of New Jersey is not a convenient forum for any suit, action or proceeding. Borrower and Holder further agree that a final judgment obtained against it in any such action or proceeding will be conclusive and may be enforced in any other jurisdiction within or outside the United States of America.

         17. Invalidity. If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

         18. Waiver of Jury Trial. Both Lender and Borrower hereby agree to waive and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto under or in connection with this Note.

         19. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Borrower be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

         20. Notice. Any notice, demand, or request made hereunder shall be in writing, signed by the party giving such notice, demand or request, and shall be delivered personally, or delivered to a reputable overnight delivery service providing a receipt or mailed by United States certified mail, postage prepaid and return receipt requested, addressed as set forth below or to such other address as theretofore may have been designated in writing by such party in accordance with the terms of this provision. The effective date of any notice given as provided in this Section shall be the date of delivery or, if delivery in refused or otherwise not accepted, the date of such refusal or non-acceptance.

                           If to Lender:

                           [name and address of agent]

                           with a copy to:

                           Kevin G. Abrams, Esquire
                           Richards, Layton & Finger, P.A.
                           One Rodney Square
                           P.O. Box 551
                           Wilmington, DE 19899
                           Telecopier:  302/658/6548

                           If to Borrower:

                           Robert W. Green, President
                           Greenwood New Jersey, Inc.
                           3001 Street Road
                           Bensalem, PA 19020-8512


                           with a copy to:

                           Theodore A. Young, Esquire
                           Fox, Rothschild, O'Brien & Frankel, LLP
                           2000 Market Street, 10th Floor
                           Philadelphia, PA 19103-3291
                           Telecopier:  215/299/2150


         21. Time of the Essence. Time is of the essence in this Note.

         IN WITNESS WHEREOF, Borrower has duly executed this Note as a sealed instrument as of the day and year first above written.

                                   BORROWER:

Sealed and delivered in               GREENWOOD NEW JERSEY, INC.
the presence of:


___________________________           By: ___________________________(Seal)
Witness                                    Name:
                                           Title:

                                                        Exhibit 6(a)(iv) to
                                                        Asset Purchase Agreement


                           CONTINGENT PROMISSORY NOTE



US$2,000,000.00                                                  August __, 1998
                                                       _____________, New Jersey

         FOR VALUE RECEIVED, GREENWOOD NEW JERSEY, INC., a New Jersey corporation with an address at 3001 Street Road, Bensalem, PA 19020-8512 ("Borrower"), hereby promises to pay to the order of __________________ with an address at ____________________("Lender"), acting as agent for Garden State Race Track, Inc., a New Jersey corporation ("GSRT"), Freehold Raceway Association, a New Jersey corporation ("FRA"), Atlantic City Harness, Inc., a New Jersey corporation ("ACH") and Circa 1850, Inc., a New Jersey corporation ("Circa") (collectively, the "Note Owners") (the legal holder from time to time of this Note, including Lender as the initial holder, is sometimes hereinafter referred to as "Holder"), the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) (the "Loan"), together with interest on the unpaid principal balance of this Note from the date the condition precedent referred to in Paragraph 1 has occurred, if ever, until the entire principal sum is paid in full, in accordance with the provisions hereinafter set forth. The ownership interest of each Note Owner in this Note is in proportion to the allocation set forth in Paragraph 6(b) of the Asset Purchase Agreement dated as of June ___, 1998 by and among Borrower, the Note Owners and International Thoroughbred Breeders, Inc., a Delaware corporation ("ITB") (the "Agreement").

         1. Condition Precedent to Borrower's Duties and Obligations. The Borrower shall have no duties or obligations arising under this Note unless, within three years after [August 15, 1998 (the Closing Date),] the State of New Jersey enacts legislation permitting telephone account pari-mutuel wagering on horse racing ("Telephone Wagering") and as a result of the legislation Borrower opens new telephone accounts from New Jersey residents (the "Condition"). This Note shall automatically become null and void three years after the date hereof if the Condition has not been satisfied, and Lender shall execute and deliver to Borrower, upon Borrower's demand, documents acceptable to Borrower confirming the non-occurrence of the Condition and the null and void status of this Note.

         2. Terms of Payment; Interest Rate. From the date the Condition first exists, through and including the date that the entire principal balance of this
Note is paid in full, interest shall accrue on the outstanding principal balance hereunder at the rate of twelve percent (12%) per annum (the "Contract Rate"). Subject to the terms of the intercreditor agreement between Lender and Borrower's Senior Lender (as defined in the Agreement), The principal is payable quarterly beginning on the first day of the month following the later of [the month after third anniversary of Closing] and the month in which the Condition has been met, and on each [September 1], [December 1], [March 1] and [June 1] thereafter in the amount of $50,000.00, with unpaid principal payable in full on [August 28, 2005, (the seventh anniversary of the Closing Date)]. Interest shall be payable quarterly in arrears beginning on [September 1, 1998] and on each [December 1], [March 1], [June 1] and [September 1]. Interest shall be computed on the basis of a 365-day year and charged on the basis of the actual number of days elapsed in the applicable payment period.

         3. Acceleration and Prepayment. Subject to Borrower's Senior Lender approval, Borrower shall make a prepayment of 50% of the then outstanding principal balance of this Note upon the earlier of: (A) the installation and commencement of full-time operation, open to the public, with all approvals obtained, of not less than 500 slot machines on the premises of Philadelphia Park when operated by Greenwood Racing, Inc., a Pennsylvania corporation ("Greenwood") or its affiliates, or (B) the successful conclusion of an IPO or major capital transaction pursuant to which Greenwood receives a net cash infusion of not less than an additional $50 Million (not including the financing of this transaction). In addition, Borrower may make optional prepayments of all or part of the outstanding principal balance hereof without penalty at any time, provided that when making such prepayment Borrower pays all interest then accrued hereunder. Any partial prepayment shall be applied first to the payment of accrued but unpaid interest, and then to unpaid principal in the inverse order of maturity.

         4. Security. This Note is secured by a mortgage and security agreement given by Borrower to Lender, of even date herewith (the "Mortgage and Security Agreement"). The Borrower has also promised to further secure this Note, pursuant to Paragraph 11(g) of the Agreement, with a security agreement and mortgage in favor of Lender on any other real estate assets, including the 10 Acre Parcel contemplated in the Agreement, acquired by Borrower for an off track betting facility, meaning simulcast only pari-mutuel facilities that do not have to conduct live racing, developed in New Jersey by Borrower. Borrower hereby represents, warrants and covenants that its obligations under this Note are and will continue to be pari passu in right of repayment and otherwise with its other promissory notes it executed in favor of Lender in connection with the Agreement. Borrower hereby covenants that it will keep all of its assets that are encumbered by the Mortgage and Security Agreement or otherwise pledged to the Lender as security for this Note free and clear of all liens, security interests and other interests and encumbrances, except as necessary to finance the Purchase Price (as defined in the Agreement), or as otherwise agreed to by Lender in the Mortgage and Security Agreement or otherwise.

         5. Location and Medium of Payments. All sums payable under this Note shall be paid to Holder in legal tender of the United States of America, without demand, defalcation, set-off or deduction at its address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Borrower in writing, provided however, Borrower shall, after written notice to the Note Owners and ITB, given in the manner prescribed in Paragraph 21 of the Agreement , be entitled to offset against any and all amounts payable under the Agreement by Borrower to the Note Owners, including amounts due hereunder, (a) the amount of any Loss (as defined in the Agreement) for which indemnification under Section 17 of the Agreement is available, (b) the amount of any multi-employer pension plan withdrawal liability incurred by Borrower, as described in Section 4(b) of the Agreement, and (c) any amounts paid by Borrower as Tenant pursuant to Section 4.01(b) of the Lease Agreement of even date herewith between Borrower as Tenant and Garden State Race Track, Inc. as Landlord for certain property located at at 2200-2290 Marlton Pike West, Cherry Hill Township, Camden County, New Jersey.

         6. Default. Each of the following events shall be deemed an "Event of Default" hereunder: (a) the failure by Borrower to make any payment of principal or interest or any other sum when due under this Note and such failure continues for ten (10) days after Lender has given written notice of such failure to Borrower; or (b) the failure by Borrower in the due performance and observance of any other provision of this Note and such failure is not cured within thirty
(30) days after Lender has given written notice of such failure to Borrower; or
(c) any Event of Default under the Mortgage and Security Agreement; or (d) any Event of Default of any note executed by Borrower in favor of Lender in connection with the Agreement; or (e) any default (after expiration of any applicable grace period) by Borrower in the payment of any indebtedness owed to Borrower's Senior Lender in connection with the transaction contemplated in the Agreement in the aggregate principal amount of US$50,000.00 or more, which results in the acceleration of such indebtedness; or (f) the filing of any bankruptcy petition by Borrower or the making by Borrower of any general assignment for the benefit of creditors or the appointment of any receiver for the assets or property of Borrower which is not stayed or discharged within 90 days after the commencement thereof; or (g) the commencement of any bankruptcy proceeding against Borrower and/or the guarantor of this Note which shall not have been stayed or dismissed within ninety (90) days after the commencement thereof.

         7. Remedies. At any time after the occurrence of an Event of Default, Holder, at its option upon notice to Borrower, may declare the whole of the principal indebtedness evidenced hereby, together with all interest and other charges due hereunder, immediately due and payable, without any further action on the part of Holder; provided however, that, upon the occurrence of any of the events specified in clauses (f) and (g) of Section 6 above, all amounts in respect of principal and interest and all other amounts due and payable under this Note shall automatically become due and payable without notice, presentment, demand or protest. In addition, Holder shall have the right immediately and without notice or other action, to set-off against Borrower's liabilities to Holder (i) any money owed by Holder in any capacity to Borrower, whether or not then due, and/or (ii) any money or other property of Borrower in possession of Holder, and Holder shall be deemed to have exercised such right of set-off and to have made a charge against any such money and/or property immediately upon the occurrence of an Event of Default under this Note, even though the actual book entries may be made at some time subsequent thereto. Notwithstanding the foregoing, no acceleration right or any other right to collect payment hereunder shall exist in favor of Lender unless the Condition shall have been satisfied within three years after the date of this Note and prior to the date Lender seeks to exercise such right.

                  The remedies of Holder, as provided herein or available at law or in equity, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder and may be exercised as often as occasion therefore shall occur.

         8. Interest Following Event of Default. If any payment due under this
Note is not paid within ten (10) days of when due, Borrower shall pay interest on all sums due hereunder at a rate ("Default Rate") equal to the lesser of (i) the interest rate then in effect hereunder plus one percent (1%) per annum, or
(ii) the maximum rate permitted by law, from and after the occurrence of an Event of Default hereunder until such Event of Default is cured.

         9. Collection and Enforcement Costs. Borrower shall pay to Lender, upon demand, all expenses incurred by Lender (i) in connection with the collection of the Loan and/or the enforcement of Borrower's obligations under this Note, and
(ii) in curing any Event of Default under this Note including in any case, without limitation, reasonable attorneys' fees, with interest thereon at the Default Rate, from the date incurred by Lender to the date of repayment to Lender. Any reference to "attorney's fees" shall include, but not be limited to, those attorneys' or legal fees, costs and charges incurred by Lender in the defense of actions arising hereunder and following an Event of Default the collection, protection or set-off of any claim the Lender may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not Lender has provided notice of default or of an intention to exercise its remedies for a default. By acceptance of this Note, Lender agrees to pay Borrower, upon demand, all expenses, including attorneys' fees, incurred by Borrower in the successful defense of a claim by Lender that an Event of Default has occurred.

         10. Agent. Notwithstanding that the party acting as agent for the Note Owners may be replaced from time to time by the Note Owners, at any time, there shall be only one agent acting on behalf of the Note Owners.

         11. Continuing Liability. The obligation of Borrower to pay the principal, interest and all other sums due hereunder shall continue in full force and effect and shall not be impaired, until the actual payment thereof to Holder, and in case of any agreement given to secure the payment of this Note, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Borrower shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

         12. No Oral Changes; Waivers. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought. Borrower hereby waives and releases Lender and its attorneys from all errors, defects and imperfections in any proceedings instituted by Lender with respect to this Note. Borrower and any future endorsers, sureties and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note (except as otherwise expressly set forth herein), and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder; and Borrower and all future endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications (if evidenced by such party's execution thereof) that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of collateral (if any), or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

         Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of
Holder: (i) constitute a waiver of the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy, except as provided by law.

         No failure to cause an acceleration of Borrower's obligations due hereunder by reason of an Event of Default, acceptance of a past due installment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of New Jersey; and, to the maximum extent permitted by law, Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

         To the maximum extent permitted by law, Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

         13. Taxes. Borrower shall pay the cost of all revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

         14. Bind and Inure. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         15. Applicable Law. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of New Jersey, without regard to principles of conflict of laws.

         16. Consent to Jurisdiction. Holder, by acceptance of this Note, and Borrower irrevocably consent and agree that any action or proceeding arising under this Note may be brought in any court of the State of New Jersey or a federal court sitting in the State of New Jersey (each, a "New Jersey Court"), and Borrower and Holder hereby submit to and accept with regard to any such action or proceeding, for themselves and in respect of Borrower's property, generally and unconditionally, the jurisdiction of any such New Jersey Court. Borrower and Holder hereby irrevocably waive any objection that they may now or hereafter have to (i) the exercise by any New Jersey Court of personal jurisdiction over Borrower or Holder, and (ii) the laying of the venue of any suit, action or proceeding arising out of or relating to this Note in the State of New Jersey, and Borrower and Holder hereby irrevocably waive any claim that the State of New Jersey is not a convenient forum for any suit, action or proceeding. Borrower and Holder further agree that a final judgment obtained against it in any such action or proceeding will be conclusive and may be enforced in any other jurisdiction within or outside the United States of America.

         17. Invalidity. If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

         18. Waiver of Jury Trial. Both Lender and Borrower hereby agree to waive and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto under or in connection with this Note.

         19. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Borrower be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

         20. Notice. Any notice, demand, or request made hereunder shall be in writing, signed by the party giving such notice, demand or request, and shall be delivered personally, or delivered to a reputable overnight delivery service providing a receipt or mailed by United States certified mail, postage prepaid and return receipt requested, addressed as set forth below or to such other address as theretofore may have been designated in writing by such party in accordance with the terms of this provision. The effective date of any notice given as provided in this Section shall be the date of delivery or, if delivery in refused or otherwise not accepted, the date of such refusal or non-acceptance.

                           If to Lender:

                           [name and address of agent]

                           with a copy to:

                           Kevin G. Abrams, Esquire
                           Richards, Layton & Finger, P.A.
                           One Rodney Square
                           P.O. Box 551
                           Wilmington, DE 19899
                           Telecopier:  302/658/6548

                           If to Borrower:

                           Robert W. Green, President
                           Greenwood New Jersey, Inc.
                           3001 Street Road
                           Bensalem, PA 19020-8512


                           with a copy to:

                           Theodore A. Young, Esquire
                           Fox, Rothschild, O'Brien & Frankel, LLP
                           2000 Market Street, 10th Floor
                           Philadelphia, PA 19103-3291
                           Telecopier:  215/299/2150


         21. Time of the Essence. Time is of the essence in this Note.

         IN WITNESS WHEREOF, Borrower has duly executed this Note as a sealed instrument as of the day and year first above written.

                                    BORROWER:

Sealed and delivered in                GREENWOOD NEW JERSEY, INC.
the presence of:


___________________________            By: ___________________________(Seal)
Witness                                     Name:
                                            Title:

                                                               Exhibit 6(a)(vii)
                                                               to Asset Purchase
                                                                       Agreement



                                                     Prepared By and Return To:
                                                     Richards, Layton & Finger
                                                     One Rodney Square
                                                     P.O. Box 551
                                                     Wilmington, DE 19899


                         MORTGAGE AND SECURITY AGREEMENT

                  THIS MORTGAGE AND SECURITY AGREEMENT ("Mortgage") is made as of the _____ day of ________________, 1998, by Greenwood New Jersey, Inc., a New Jersey corporation with offices at 3001 Street Road, Bensalem, Pennsylvania 19020, Attn: Robert W. Green ("Borrower") in favor of _____________________, a __________________________ with offices at c/o International Thoroughbred Breeders, Inc., Haddonfield Road and Route 70, Cherry Hill, New Jersey 08034, Attn:________________ ("Lender"), as agent for Garden State Race Track, Inc., a New Jersey corporation, Freehold Raceway Association, a New Jersey corporation, Atlantic City Harness, Inc., a New Jersey corporation, and Circa 1850, Inc., a New Jersey corporation.

                              W I T N E S S E T H:

                  THAT, to secure (i) payment to Lender of the principal indebtedness of up to Twenty- two Million and No/100 Dollars ($22,000,000.00), together with interest thereon, as evidenced by (i) that certain Promissory Note of even date herewith in the principal amount of $12,000,000.00; (ii) that certain Contingent Promissory Note of even date herewith in the principal sum of $5,000,000.00; (iii) that certain Contingent Promissory Note of even date herewith in the principal sum of $3,000,000.00; and (iv) that Contingent Promissory Note of even date herewith in the principal sum of $2,000,000.00, for a total principal amount of up to $22,000,000.00, and any renewals, extensions or modifications thereof (collectively, the "Notes"), given by Borrower and made payable to the order of Agent, (ii) the performance of the covenants herein contained and the payment of any monies expended by Lender in connection therewith or under the Notes, (iii) the payment of all obligations and the observance and performance of all covenants, agreements and obligations of Borrower under any agreements or instruments executed by Borrower in favor of Lender and given in connection with or related to this Mortgage or the Notes and
(iv) any and all additional advances made by Lender necessary to protect or preserve the Mortgaged Property (defined below) or the security interest created hereby on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower's obligations hereunder or for any other purpose provided herein (whether or not the original Borrower remains the owner of the Mortgaged Property at the time of such advances) (all of the aforesaid indebtedness and obligations of Borrower being herein called the "Indebtedness"), Borrower hereby grants, bargains, sells, conveys, aliens, enfeoffs, confirms, releases, assigns, transfers, pledges, leases and grants a security interest to Lender and to Lender's successors and assigns, all of the following described land, improvements, real and personal property and all of its estate, right, title and interest therein (hereinafter collectively called the "Mortgaged Property"):

                  The land described in Exhibit "A" attached hereto, situate, lying and being in _____________ Township, ______________ County and State of New Jersey ("Land");

                  TOGETHER with all buildings, structures, fixtures and other improvements now or hereafter located on said Land or any part thereof, including, but not limited to, all extensions, betterments, renewals, renovations, substitutes and replacements of, and all additions and appurtenances thereto and thereon ("Improvements");

                  TOGETHER with all of the right, title and interest of Borrower if any there be in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Land to the center lines thereof;

                  TOGETHER with the right to use, in perpetuity, in connection with the operation of the Mortgaged Property the name "Freehold Raceway" and any other name similar thereto used in connection with the Mortgaged Property;

                  TOGETHER with all easements now or hereafter located on or appurtenant to the Land and/or Improvements or under or above the same or any part thereof, rights-of-way, licenses, permits, approvals and privileges (but not including New Jersey racing licenses), belonging or in any way appertaining to the Land and/or Improvements including, without limitation, (i) any drainage ponds or other like drainage areas not located on the Land which may be required for water run-off, (ii) any easements necessary to obtain access from the Land to such drainage areas, or to any other location to which Borrower has a right to drain water or sewage, (iii) any land required to be maintained as undeveloped land by the zoning rules and regulations applicable to the Land, and
(iv) any easements and agreements which are or may be established to allow satisfactory ingress to, egress from and operation of the Land and/or the Improvements;

                  TOGETHER with any and all awards heretofore made and hereafter to be made by any governmental, municipal or State authorities to the present and all subsequent owners of the Mortgaged Property for the taking of all or any portion of the Mortgaged Property by power of eminent domain, including, without limitation, awards for damage to the remainder of the Mortgaged Property and any awards for any change or changes of grade of streets affecting the Mortgaged Property (all of the foregoing Land, Improvements, rights, easements, rights-of-way, licenses, privileges, and awards are herein collectively referred to as the "Real Property");

                  TOGETHER with all proceeds of insurance or otherwise, paid for the damage done to any of the Mortgaged Property and all proceeds of the conversion, voluntarily or involuntarily, of any of the Mortgaged Property into cash or liquidated claims;

                  TOGETHER with all machinery, equipment, goods and every other article of personal property, tangible and intangible, now or hereafter acquired (including any leased property thereafter purchased), attached to or used in connection with the Real Property, or placed on any part thereof and whether or not attached thereto, appertaining or adapted to the use, management, operation or improvement of the Real Property, insofar as the same and any reversionary right thereto may now or hereafter be owned or acquired by Borrower ("Personal Property");

                  TOGETHER with all books of account and records relating to the Mortgaged Property, including all computers and software relating thereto;

                  TOGETHER with all leases, occupancy agreements and contracts of sale for the Real Property, or any portion thereof, now and hereafter entered into and all right, title and interest of Borrower thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees or contract purchasers; all rents arising from or out of the Real Property or any part thereof; any refunds and rebate of taxes and assessments of every kind and nature imposed upon the Mortgaged Property; and all sanitary sewer, drainage, water and utility service agreements benefiting the Real Property or any part thereof;

                  TOGETHER with all rights of Borrower under any leases, covenants, agreements, easements, restrictions or declarations recorded with respect to, or as an appurtenance to, the Real Property or any part thereof, including, without limitation, all rights of Borrower pursuant to any equipment lease or conditional sales contract;

                  TOGETHER with all of the right, title and interest of Borrower in and to all and singular the tenements, hereditaments and appurtenances belonging to or in any way pertaining to the Mortgaged Property; all the estate, right, title and claim whatsoever of Borrower, either in law or in equity, in and to the Mortgaged Property;

                  UNDER AND SUBJECT to the following:

                  (a) the lien of that certain [MORTGAGE], dated _____________, 1998 ("Superior Mortgage"), in favor of ______________________________ ("Initial
Superior Lender") and intended to be recorded immediately prior hereto, in the maximum principal amount of $___________________, and any substitutions, refinancings, extensions, replacements, amendments or modifications thereto (whether made by Initial Superior Lender or by a substitute lender) which will not increase the original principal amount secured thereby, unless, and only to the extent of, funds advanced to Borrower (and demonstrated to the reasonable satisfaction of Lender) to finance (i) construction, acquisition and/or operation of one or more OTB Facilities (as defined in the Notes) and/or (ii) installation, acquisition and/or operation of Telephone Wagering (as defined in the Notes); and

                  (b) the lien of any purchase money financing (including, without limitation, capital leases) for fixtures, equipment, machinery, furnishings, goods or other articles or personal property hereafter acquired by Borrower in connection with the operation of Borrower's business on the Real Property.

                  Lender shall execute and acknowledge subordination agreements from time to time as requested by Borrower to confirm the subordination of this Mortgage as set forth above.
                  TO HAVE AND TO HOLD the Mortgaged Property, and each and every part thereof, unto Lender and its successors and assigns, for the purposes and uses herein set forth.

                  AND, Borrower hereby further covenants, agrees and warrants as follows:

                  1. Payment of Indebtedness. Borrower will pay the principal indebtedness and interest thereon in accordance with the provisions of the Notes and late charges and fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof, and will keep and perform all the covenants, promises and agreements, and pay all sums provided in (i) the Notes; (ii) this Mortgage and (iii) any and all other agreements or instruments given to evidence or secure the Indebtedness (collectively, "Loan Documents"), all in the manner herein or therein set forth. Any amounts not paid when due shall bear interest at the Default Rate specified in the Note ("Default Rate") from the due date until paid in full.

                  2. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of the Notes, this Mortgage or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under the Loan Documents that is in excess of the limit of such validity.

                  3. Impositions. Borrower will pay, not later than five (5) days before the last day on which the same may be paid without penalty or interest, all real estate taxes, sewer rents, water charges and all other municipal and governmental assessments, rates, charges, impositions and liens (hereinafter collectively referred to as "Impositions") which now or hereafter are imposed by law upon the parcel of land of which the Mortgaged Property is a part ("Tax Parcel"). If any of the Impositions are not paid within the time hereinabove specified, Lender shall have the right to pay the same, together with any penalty and interest thereon, and the amount or amounts so paid or advanced shall forthwith be payable by Borrower to Lender and shall be secured by the lien of this Mortgage; but Borrower may in good faith contest, at Borrower's own cost and expense, by proper legal proceedings, the validity or amount of any of the Impositions, on the condition that no amount so contested may remain unpaid for such length of time as shall permit the Tax Parcel or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any such lien. Borrower will, within thirty (30) days after written request by Lender (which request shall not be made until the final date that any Imposition can be paid without penalty), furnish Lender with evidence reasonably acceptable to Lender that all Impositions have been paid in full. Borrower will not claim any credit on, or make any deduction from the Indebtedness by reason of the payment of any of the Impositions.

                  4. [omitted]

                  5. Payment of Claims. Borrower shall pay at or prior to maturity thereof, and in strict accordance with the terms thereof, any and all claims, charges, liens, encumbrances and sums (collectively, "Claims") which are or shall hereafter become or appear to be a lien or encumbrance, whether senior or subordinate hereto (except for the loan secured by the Superior Mortgage, which Borrower shall pay in accordance with the terms thereof), upon the Mortgaged Property or any part thereof or interest therein, including but without limiting the generality of the foregoing, any and all Claims for work or labor performed, or materials or services supplied in connection with any work upon the Mortgaged Property. Borrower shall promptly, if and to the extent requested by Lender, furnish to Lender, from time to time receipts evidencing all of the aforementioned payments. Borrower, at its expense, may contest, by appropriate proceedings conducted in good faith and with due diligence, the amount or validity, in whole or in part, of any Claim, provided (i) Borrower shall have notified Lender prior to the commencement of such proceedings, (ii) in the case of any unpaid Claim, such proceedings shall suspend the collection thereof from Borrower, Lender and the Mortgaged Property and shall not constitute a lien against the Mortgaged Property during the pendency of such contest, (iii) neither the Mortgaged Property nor any part thereof nor any interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, (iv) such proceedings shall not have an adverse effect on the lien or security interest created hereby or upon the enforcement of any provisions of the Notes or this Mortgage, and (v) if Lender shall so require, Borrower shall have deposited with Lender such security for payment of the contested Claim, with interest and penalties and Lender's expenses, as may be required by Lender.

                  6. Performance of Superior Mortgage. Borrower shall perform when due all its agreements and obligations under the Superior Mortgage. Borrower shall immediately provide Lender with copies of all default notices issued by the holder of the Superior Mortgage.

                  7. Insurance. (A) Subject to the prior rights of the mortgagee under the Superior Mortgage, Borrower shall at all times maintain or cause to be maintained insurance on the Mortgaged Property in such amounts, against such hazards and liabilities, and with such companies as is consistent with sound business practices, as reasonably determined in good faith by Borrower, including without limitation:

                           (i) Insurance against loss to the Mortgaged Property
on an "all risk" policy form, covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form which, during the course of construction of the Improvements, shall be on a "Builder's Risk Completed Value Non-Reporting Form", and which contains a Commercial ISO "Causes of Loss-Special Form," in the then current form, and such other risks as Lender may reasonably require, in amount equal to the full replacement costs of the Mortgaged Property, including fixtures and equipment, Borrower's interest in tenant improvements, and the cost of debris removal, with an agreed amount endorsement and with deductibles of not more than $50,000;

                           (ii) Broad form boiler and machinery insurance
including business interruption/extra expense and rent and rental value insurance, on all equipment and objects customarily covered by such insurance and/or involved in the heating, cooling, electrical and mechanical systems of the Mortgaged Property providing for full repair and replacement cost coverage, but in no event less than that customarily carried by persons owning or operating like properties;

                           (iii) During the making of any alterations or
improvements to the Mortgaged Property, (x) insurance covering claims based on the owner's or employer's contingent liability not covered by the insurance provided in subsection (v) below and (y) workers' compensation insurance covering all persons engaged in such alterations or improvements, and (z) builder's completed value risk insurance of $1,000,000 or more against "all risks of physical loss" for construction projects;

                           (iv) Insurance against loss or damage by flood or mud
slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if the Improvements are now, or at any time while the Indebtedness or any portion thereof remains unpaid shall be, situated in any area which an appropriate governmental authority designates as a special flood hazard area, in amounts equal to the full replacement value of the Improvements;

                           (v) Commercial general public liability insurance,
with the location of the Mortgaged Property designated thereon, against death, bodily injury and property damage arising on, about or in connection with the Mortgaged Property, with Borrower listed as the named insured, with such limits as Borrower may reasonably require (but in no event less than $3,000,000) and written on a then-current Standard "ISO" occurrence basis form or equivalent form, and excess umbrella liability coverage with such limits as Borrower may reasonably require but in no event less than $10,000,000.

                  (B) Each policy maintained by Borrower pursuant to this Section shall:

                           (i) be issued by one or more companies licenced to do
business in New Jersey as shall be acceptable to the mortgagee under the Superior Mortgage;

                           (ii) except in the case of public liability insurance
and worker's compensation insurance, provide that any losses incurred by Lender shall be payable notwithstanding (a) any defense that may be available to the insurer based upon the acts of Borrower, (b) any foreclosure or other proceeding or notice of sale relating to the insured properties or (c) any change in the title to or ownership or possession of the insured properties after the date of such loss;

                           (iii) provide that in the event of a loss all
proceeds shall be payable to Lender (subject however to the terms of the Superior Mortgage and the other terms hereof);

                           (iv) provide that the same may not be canceled or
modified except upon thirty (30) days' prior written notice to Lender;

                           (v) provide that no act or thing done by Borrower
shall invalidate the policy as against Lender.

                  (C) If Borrower shall fail to obtain any such policy or policies required by Lender, then Lender may obtain such insurance and pay the premium or premiums therefor, in which event Borrower shall, on demand of Lender, repay such premium or premiums to Lender and such repayment shall be secured by the lien of this Mortgage.

                  (D) Borrower shall promptly provide to Lender copies of any and all notices (including notice of non-renewal), claims and demands which Borrower receives from insurers of the Mortgaged Property.

                  (E) Borrower hereby assigns to Lender all proceeds of any insurance which Borrower may be entitled to receive for loss or damage to the Mortgaged Property. In the event of loss or damage to the Mortgaged Property, the proceeds of said insurance shall be payable to Lender alone and Borrower hereby authorizes and directs any affected insurance company to make payments of the insurance proceeds directly to Lender. In the event that any such insurance proceeds are paid directly to Borrower, Borrower shall make such proceeds available to Lender within five (5) days of Borrower's receipt thereof. No such loss or damage shall itself reduce the Indebtedness. Lender is authorized to adjust and compromise such loss or damage, with the consent of Borrower (unless an Event of Default shall have occurred hereunder, if which case Borrower's consent shall not be required), such consent not to be unreasonably withheld by Borrower, to collect and receive such proceeds in the name of Lender and Borrower and to endorse Borrower's name upon any check in payment thereof.

                  (F) Provided that no uncured Event of Default shall exist, all proceeds of insurance for loss or damage to the Mortgaged Property shall be paid over to Borrower for repair or restoration of the Mortgaged Property to the extent necessitated by such casualty. The disbursement of insurance proceeds to Borrower shall not constitute a waiver of any default hereunder or under the Notes or any of the other Loan Documents then existing, or impair the equity or lien created by this Mortgage. Notwithstanding the foregoing, if the casualty damage occurs to portions of the Mortgaged Property that are not necessary for the conduct of Borrower's business and Borrower determines not to repair all or any portion of such damage, then such insurance proceeds shall be paid to Lender and applied to the Indebtedness.

                  (G) If the Real Property, or any part thereof, is destroyed or damaged by any cause, Borrower shall give immediate notice thereof to Lender and, unless otherwise consented to by Lender, shall promptly, at Borrower's sole cost and expense but only to the extent of insurance proceeds made available for such purpose, restore, repair, replace and rebuild the Improvements as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction and in accordance with a restoration program previously approved by Lender, such approval not to be unreasonably withheld.

                  8. Condemnation. (A) All awards of damages or other compensation heretofore or hereafter made by any condemnor with respect to the Mortgaged Property by virtue of an exercise of the right of eminent domain, including, without limitation, any award for a taking of title, possession or right of access to a public way, or for any change of grade of any street affecting the Mortgaged Property shall be paid over to Borrower and used for the repair and restoration of the remaining Mortgaged Property, to the extent necessitated by such condemnation, without thereby waiving any default hereunder or under any of the other Loan Documents then existing, or impairing the equity or lien created by this Mortgage. Notwithstanding the foregoing, if the portions of the Mortgaged Property damaged by such condemnation are not necessary for the conduct of Borrower's business and Borrower determines not to repair all or any portion of such damage, then such award shall be paid to Lender and applied to the Indebtedness.

                  (B) Borrower, immediately upon obtaining knowledge of the institution or the threat of institution of any proceedings with respect to the condemnation of the Mortgaged Property, or any portion thereof, shall notify Lender of the pendency of such proceedings. Unless and until Lender shall notify Borrower of Lender's intent to institute, appear in and prosecute such proceedings, Borrower may institute, appear in and prosecute such proceedings in any lawful manner, provided, however, that Borrower shall have no right or authority to execute any instrument of conveyance or confirmation in favor of the condemnor, or to accept any payment or to settle or compromise any claim of Borrower arising out of such condemnation proceedings, without the consent of Lender in each instance. Lender's election not to institute, appear in, or prosecute such proceedings shall not affect or diminish Lender's right to receive any amount paid in connection with such condemnation and to apply such funds as hereinabove provided.

                  9. Repair; Alterations; Waste. Borrower shall keep all of the Mortgaged Property in good condition and repair (or, if the same is not in good condition and repair on the date hereof, then in the same condition and repair as the same is in on the date hereof), reasonable wear and tear excepted. Borrower expressly agrees that it will neither permit nor commit any waste upon the Mortgaged Property, nor do any act or suffer or permit any act to be done, whereby the lien hereof may be impaired and shall comply in all material respects with all zoning laws, building codes, subdivision laws, and other laws, ordinances, rules and regulations made or promulgated by any government or municipality, or by any agency thereof or by any other lawful authority, which are now or may hereafter impose any duty on Borrower with respect to the use, occupancy or alteration of the Mortgaged Property or which may otherwise become applicable to the Mortgaged Property; provided, however, that any violation existing on the date hereof or arising solely out of a condition at the Mortgaged Property existing on the date hereof shall not by itself constitute an Event of Default hereunder. Borrower agrees not to initiate or acquiesce in any zoning variance or reclassification which prohibits or adversely affects the use of the Mortgaged Property for any of the purposes for which the Mortgaged Property was constructed, without Lender's prior written consent, which consent shall not be unreasonably withheld. Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, construct any additional building or buildings or make or install any other improvements on the Land at a cost exceeding $50,000, nor alter, remove or demolish any building or other structures on the Land.

                  If an Event of Default exists hereunder, Lender or any receiver of the Mortgaged Property at its option, from time to time, may perform, or cause to be performed, any and all repairs and such other work as it deems necessary to bring the Mortgaged Property into compliance with the provisions of this Section and may enter upon the Mortgaged Property for any of the foregoing purposes, and Borrower hereby waives any claim against Lender and/or such receiver other than for gross negligence of Lender and/or such receiver, arising out of such entry or out of any other act carried out pursuant to this Section. Borrower shall upon demand repay to Lender and such receiver, all amounts reasonably expended or incurred by them, respectively, in connection with any action taken pursuant to this Section, and such repayment shall be secured by the lien of this Mortgage.

                  10. No Other Liens. Except with respect to the Superior Mortgage and as otherwise set forth herein, Borrower shall not consent, agree to or permit any mortgage, lien or security interest upon or affecting the Mortgaged Property or any part thereof which is superior to this Mortgage except as granted or permitted in this Mortgage and any other lien or security interest granted to Lender. Borrower will promptly pay and discharge any and all amounts which are now or hereafter become liens against the Mortgaged Property, whether or not superior to the lien hereof.

                  11. No Transfers. Borrower shall not at any time (a) sell, assign, transfer, convey, or dispose of all or any part of or interest in the Mortgaged Property, except for personal property in the ordinary course of business, or (b) suffer or permit transfer by operation of law of the Mortgaged Property, except as a result of condemnation.

                  12. Environmental Matters. (A) As used in this Mortgage, the following terms shall have the following meanings:

                           (i) The term "Environmental Laws" means all federal,
state, local or common laws, regulations or orders now existing or hereafter adopted with respect to Hazardous Substances or relating to pollution or protection of human health and the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes. Any reference in this Section to any legislative act or regulation shall be deemed to include all amendments, modifications and supplements thereto and all substitutions therefor, and all regulations thereunder. The term "Environmental Laws" also includes all regulations, codes, plans, orders, decrees, judgments, injunctions, notices and demand letters issued, entered, promulgated or approved by any court, agency, bureau or other governmental body or authority with relevant jurisdiction.

                           (ii) The term "Hazardous Substance" means any
substance which (a) constitutes a hazardous waste or substance under any applicable federal, state or local law, rule, order or regulation now or hereafter adopted, (b) constitutes a "hazardous substance" under CERCLA and the regulations promulgated thereunder, (c) constitutes a "hazardous waste" under RCRA and the regulations promulgated thereunder, (d) constitutes a pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste, (e) exhibits any of the characteristics enumerated in 40 C.F.R. Sections 261.20-261.24, inclusive, (f) those extremely hazardous substances listed under ss.302 of SARA which are present in threshold planning or reportable quantities as defined under SARA, (g) toxic or hazardous chemical substances which are present in quantities which exceed exposure standards as those terms are defined under ss.ss.6 and 8 of OSHA and 29 C.F.R. Part 1910 subpart 2 or (h) consists, in whole or in part, of asbestos, urea formaldehyde or polychlorinated byphenyls.

                  (B) Borrower covenants and agrees that (i) Borrower shall not, and shall not permit any other person to, locate, store, generate, manufacture, process, distribute, use, treat, transport, handle, dispose of, emit, discharge or release any Hazardous Substance on, from or with respect to the Mortgaged Property in violation of any Environmental Law; (ii) Borrower shall immediately notify Lender of the receipt of any notice of violation of any Environmental Law; (iii) Borrower shall promptly make all governmental reports and notices which it is required to make under any Environmental Law; (iv) Borrower shall immediately comply with any order, action or demand of any governmental agency or legal or administrative agency having jurisdiction over the Mortgaged Property to clean and remove any Hazardous Substance from the Mortgaged Property and to pay for such clean up, removal and associated costs, fines and penalties; and (v) Borrower shall otherwise comply with all Environmental Laws. Without limitation to any other provision of this Mortgage, Borrower's obligation to indemnify Lender (as below set forth) shall apply to all losses, damages, costs and expenses incurred by Lender with respect to the matters referred to in this Section. Notwithstanding the foregoing, any violation of any Environmental Law existing on the date hereof or arising after the date hereof solely as a result of a condition on the Mortgaged Property existing on the date hereof shall not by itself constitute an Event of Default hereunder.

                  13. Entry. Lender, and its agents, employees, contractors and representatives, shall have the right to enter upon and to inspect the Mortgaged Property upon reasonable advance notice during normal business hours. Any such inspections shall be performed in a manner that is reasonably intended to minimize adverse effects on the conduct of Borrower's business operations at the Mortgage Property. In addition, Borrower hereby grants Lender, its agents, employees and independent contractors an irrevocable license coupled with an interest to enter upon the Mortgaged Property in order to exercise any of the rights and remedies granted to Lender in this Mortgage.

                  14. Events of Default. Each of the following shall constitute an "Event of Default" hereunder and shall entitle the Lender to exercise its remedies hereunder, under the Notes and under any of the other Loan Documents or as otherwise provided by law or in equity:

                           (a) The failure of Borrower to pay any sum of money
when due under this Mortgage and the continuation of such failure for ten (10) days after Borrower has received written notice from Lender;

                           (b) If all or any portion of the Real Property shall
be mortgaged (other than the Superior Mortgage), encumbered, conveyed, assigned or otherwise transferred, including, without limitation, a taking under condemnation or other like proceeding of a material portion of the Real Property;

                           (d) The failure of Borrower in the observance or
performance of any other covenant, promise or agreement provided in this Mortgage relating to the condition of the Mortgaged Property (a "failure to perform") for thirty (30) days after notice by Lender to Borrower specifying the nature of the failure to perform; provided, however, that if the nature of such failure to perform is such that the same cannot be cured within such thirty (30) day period, such thirty (30) day period shall be deemed to have been extended for a period not to exceed ninety (90) days, so long as Borrower shall within such thirty (30) day period commence to cure the failure to perform and thereafter diligently and in good faith prosecute the cure to completion throughout such thirty (30) day period and thereafter throughout the extended period. Notwithstanding anything contained herein to the contrary, the notice and cure period provided under this clause (d) shall not be applicable to and shall not be in addition to any specific notice and cure or performance period provided under any other provision of this Mortgage and the specific notice and cure or performance period provided for in such provision shall control, and a failure by Borrower to cure a default under such provision within the applicable cure period shall be an Event of Default under this Mortgage;

                           (e) The occurrence of an Event of Default under the
Notes or any of the other Loan Documents.

                  15. Remedies Upon Default. Upon the occurrence of an Event of Default, Lender may, at its option and in its sole discretion, (i) declare immediately due and payable all monies advanced under the Notes and/or pursuant to this Mortgage or any other Loan Document, with all arrearages of interest (subject to the understanding than no monies shall be due and payable under any Contingent Note unless and until the Condition (as defined therein) has been satisfied within the time period provided therein), (ii) commence foreclosure proceedings, (iii) pursue any and all remedies provided to Lender in this Mortgage and any other Loan Document and/or (iv) pursue any other remedy available to Lender at law or in equity.

                  16. Lender's Right to Perform Obligations. Upon the occurrence of an Event of Default hereunder or under any other Loan Document, Lender shall have the right, but not the obligation, to perform on Borrower's behalf the unperformed agreements, covenants or obligations underlying such Event of Default, and to make all advances of funds in connection therewith as Lender deems appropriate, in which case all costs and expenses so incurred by Lender (including, without limitation, reasonable attorneys' fees) shall be deemed advances under the Notes and shall be paid by Borrower on demand, together with interest at the Default Rate from the date of incurrence until the date of payment. If Lender shall elect to perform any such agreement, covenant or obligation, then Lender shall be subrogated to all the rights and remedies of all other persons intended to be or in fact benefitted by the performance of such agreement, covenant or obligation. No such performance by Lender shall be deemed to relieve Borrower from any default hereunder or impair any right or remedy consequent thereon, and the exercise of the right of performance granted in this Section shall be optional with Lender and not obligatory, and Lender shall not in any case be liable to Borrower for a failure or refusal (i) to exercise any such right, or (ii) to continue to exercise such right after having commenced such exercise.

                  17. Marshaling. All rights to marshaling of assets of Borrower, including, without limitation, any such right with respect to the Mortgaged Property or any part thereof, are hereby waived by Borrower. Without limitation to the foregoing, upon foreclosure of the Mortgage, Borrower, and any person claiming any part of the Mortgaged Property by, through or under Borrower, shall not be entitled to a marshaling of Borrower's assets, including, without limitation, the Property, or any part thereof, or to a sale in inverse order of alienation.

                  18. Appointment of Receiver. Upon the occurrence of any Event of Default, Lender shall have the right to apply to any court having jurisdiction to appoint a receiver or sequestrator of the Mortgaged Property.

                  19. Secured Creditor. Upon the occurrence of any Event of Default, Lender may proceed against the Personal Property in accordance with Lender's rights and remedies with respect to the Personal Property or sell the Personal Property separately and without regard to the remainder of the Mortgaged Property in accordance with Lender's rights and remedies provided by the New Jersey Uniform Commercial Code as well as other rights and remedies available at law or in equity.

                  20. Sale. Upon any foreclosure sale, Lender may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price. In the event of any sale of the Mortgaged Property by foreclosure, through judicial proceedings, by advertisement or otherwise, the proceeds of any such sale which are applied in accordance with this Mortgage shall be applied in the order following to: (i) all expenses incurred for the collection of the Indebtedness and the foreclosure of this Mortgage, including attorneys' fees; (ii) all sums expended or incurred by Lender directly or indirectly in carrying out the terms, covenants and agreements of the Notes or this Mortgage and any other Loan Documents, together with interest thereon at the Default Rate; (iii) all accrued and unpaid interest upon the Indebtedness; and (iv) the unpaid principal amount of the Indebtedness; and (v) the surplus, if any, to the person or persons legally entitled thereto. Notwithstanding the foregoing, no monies shall be applied to Indebtedness under any Contingent Note unless the Condition (as defined therein) has been satisfied within the time period provided therein.

                  21. WAIVER OF JURY TRIAL. BOTH BORROWER AND LENDER AGREE HEREBY TO WAIVE AND DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO UNDER OR IN CONNECTION WITH THIS MORTGAGE.

                  22. [omitted]

                  23. Waiver of Statutory Rights. Borrower agrees, to the fullest extent permitted by law, that upon an Event of Default on the part of Borrower hereunder, neither Borrower nor anyone claiming through or under Borrower will set up, claim, or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, homestead, extension, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the sale of the Mortgaged Property or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Borrower, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws, and any and all rights to have the assets subject to the security interest of this Mortgage marshaled upon any foreclosure or sale under the power granted herein.

                  24. Security Agreement. (A) Without limiting any of the provisions of this Mortgage, and as further security for the Indebtedness, Borrower, as a debtor, expressly grants to Lender, as secured party, a security interest under the Uniform Commercial Code of the state in which the Mortgaged Property is located ("UCC") in all and singular the Personal Property and in any portion of the balance of the Mortgaged Property which does not constitute real estate or real property under the UCC (collectively, "Collateral").

                  (B) In addition to and cumulative of other remedies granted in this Mortgage, Lender may, upon the occurrence of any Event of Default hereunder, proceed under the UCC as to all or any part (as Lender may elect) of the Collateral, and shall have and may exercise with respect to the Collateral all the rights, remedies and powers of a secured party under the UCC, including, without limitation, the right and power to sell at public or private sale or sales, or otherwise dispose of, lease or utilize the Collateral and any and all part or parts thereof in any manner permitted under the UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses thereby incurred by Lender, and toward payment of the Indebtedness in such order and manner as Lender may elect.

                  (C) Among the rights of Lender following an Event of Default hereunder, and without limitation, Lender shall have the right to take possession of the Collateral and to enter upon any premises where same may be situated for such purpose without being deemed guilty of trespass and without liability for damages thereby occasioned, and to take any action deemed necessary, appropriate or desirable by Lender, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition as herein authorized. To the extent permitted by law, Borrower expressly waives any notice of sale or other disposition of the Collateral and any other rights and remedies of a debtor and all procedures and formalities prescribed by law relative to the sale or disposition of the Collateral and the exercise of any other right or remedy of Lender existing after a default by Borrower hereunder.

                  (D) Lender, upon an Event of Default hereunder, is expressly granted the right, at its option, to transfer at any time to itself or to its nominee the Collateral, or any part or parts thereof as Lender may elect, and to receive the monies, income, proceeds and benefits attributable or accruing thereto, and to hold the same as security for the Indebtedness or, as Lender may elect, to apply it in payment of the Indebtedness, in such order or manner as Lender may elect.

                  (E) Should Lender elect to exercise its rights under the provisions of this Section as to part of the Collateral, such election shall not preclude Lender from exercising the rights and remedies granted by the other provisions of this Mortgage or by law as to the remaining Collateral.

                  (F) Upon recordation, this Mortgage shall constitute a financing statement under the UCC.

                  (G) All rights and remedies of Lender with respect to the Collateral under this Mortgage, or available by law or in equity, including without limitation remedies available under the UCC, are cumulative and without limitation to each other. Lender's right to proceed against any of the Collateral under the UCC shall not limit or affect Lender's right to proceed against the Collateral under another provision of this Mortgage, under the other Loan Documents, or otherwise at law or in equity.

                  25. Rights Cumulative. Each right and remedy of Lender under this Mortgage, the Notes and any other Loan Documents, shall be in addition to every other right and remedy of Lender and such rights and remedies may be enforced separately or in any combination. Failure to exercise any option to accelerate upon the occurrence of an Event of Default shall not constitute a waiver of the default or of the right to exercise such option at a later time, or a waiver of the right to exercise such option upon the occurrence of any other Event of Default.

                  26. No Waiver. Any failure by Lender to insist upon the strict performance by Borrower of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Lender, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions hereof to be performed by Borrower.

                  27. Further Assurances. Borrower shall, promptly following the request of Lender, execute, acknowledge, deliver and record or file such further documents and do such further acts as Lender may deem necessary, desirable or proper to carry out more effectively the purposes of this Mortgage or to protect the lien or the security interest granted herein against the rights or interests of third persons, and Borrower shall pay on demand all costs connected with any of the foregoing.

                  28. Mortgage Extension. The lien hereof shall remain in full force and effect during any postponement or extension of the time of payment of the Indebtedness, or of any part thereof, and any number of extensions or modifications hereof, or any additional notes taken by Lender, shall not affect the lien hereof or the liability of Borrower or of any subsequent obligor to pay the Indebtedness unless and until such lien or liability be expressly released in writing by Lender.

                  29. Attorney Fees. Any reference to "attorney's fees" shall include, but not be limited to, those attorneys' or legal fees, costs and charges incurred by Lender in the collection of any Indebtedness, the enforcement of any obligations hereunder, the protection of the Mortgaged Property, the foreclosure of this Mortgage, the sale of the Mortgaged Property, the defense of actions arising hereunder and the collection, protection or setoff of any claim the Lender may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue and be paid by Borrower whether or not Lender has provided notice of default or of an intention to exercise its remedies for such default. Lender agrees to pay Borrower, upon demand, all expenses, including attorneys' fees, incurred by Borrower in the successful defense of a claim by Lender that an Event of Default has occurred.

                  30. Partial Payments. Acceptance by Lender of any payment in an amount less than the amount then due on the Indebtedness shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall constitute a separate default.

                  31. Notices. Any notice, demand, or request made hereunder shall be in writing, signed by the party giving such notice, demand or request, and shall be delivered personally, or by a reputable overnight delivery service providing for receipted delivery or mailed by United States certified mail, postage prepaid and return receipt requested, addressed as set forth below or to such other address as theretofore may have been designated in writing by such party in accordance with the terms of this provision. The effective date of any notice given as provided in this Section shall be the date of delivery or, if delivery in refused or otherwise not accepted, the date of such refusal or non-acceptance.

                           If to Lender:

                           --------------------
                           --------------------
                           --------------------
                           --------------------

                           If to Borrower:

                           --------------------
                           --------------------
                           --------------------
                           --------------------

                  32. Defeasance. This Mortgage is made upon the express condition that if Borrower pays to Lender the principal sum due under the Notes, the interest thereon and all other sums payable by Borrower to Lender as are secured hereby, in accordance with the provisions of the Notes and this Mortgage, at the times and in the manner specified, and Borrower performs and complies with all agreements, conditions, covenants, provisions and stipulations contained herein and in the Notes, then this Mortgage and the estate hereby granted shall cease and become void, whereupon Lender shall promptly deliver to Borrower a document releasing this Mortgage.

                  33. Business Purpose. Borrower represents and warrants to Lender that the Indebtedness is incurred solely for a business purpose and not a personal, family, household or agricultural purpose. This Mortgage is a purchase money mortgage.

                  34. Indemnification. Borrower shall defend, with counsel satisfactory to Lender, protect, indemnify and save harmless Lender from and against any and all liabilities, obligations, claims, investigations, inquiries, judgments, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Lender by reason of (a) Lender's interest in the Mortgaged Property (other than as owner of the Mortgaged Property), (b) any accident, injury to or death of a person or persons or loss of or damage to property occurring, on or after the date hereof, on or about or with respect to the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault space (if any), streets or ways, (c) any use, non-use or condition (including, without limitation, the location of any Hazardous Substance thereon, except to the extent such Hazardous Substance was located on the Mortgaged Property prior to the date hereof) of the Mortgaged Property or any part thereof, or of the adjoining sidewalks, curbs, streets, ways, vaults and vault space (if any), except with respect to liabilities, obligations, claims, investigations, inquiries, judgments, damages, penalties, causes of action, costs and expenses existing on the date hereof, (d) any misrepresentation by Borrower hereunder or otherwise in connection with the Indebtedness, (e) any failure on the part of Borrower to perform or observe any of its agreements or obligations under this Mortgage or the Notes, and (f) the performance of any labor or service or the furnishing of any material or other property on or after the date hereof in respect of the Mortgaged Property or any part thereof. All amounts payable to Lender under this Section which are not paid within ten days after written demand therefor by

Lender shall bear interest at the Default Rate from the date of such demand. In case any action, suit or proceeding is brought against Lender by reason of any of the foregoing, Borrower, upon Lender's request, shall at Borrower's expense, resist and defend such action, suit or proceeding by counsel satisfactory to Lender. All obligations of Borrower under this section shall survive the payment of the Indebtedness and the satisfaction of record of this Mortgage, and shall apply to and be enforceable by Lender, and each of its successors and assigns.

                  35. Invalidity. If any provision of this Mortgage shall be held invalid or unenforceable, the same shall not affect in any respect whatsoever the validity of the remainder of this Mortgage, except that if such provision relates to the payment of a monetary sum, then the Lender may, at its option, declare the Indebtedness due and payable upon thirty (30) days prior written notice to Borrower.

                  36. Captions. The captions in this instrument are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be any part hereof.

                  37. Modification. This Mortgage may not be amended or modified except in writing signed by both parties. The provisions of this Mortgage shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the other Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

                  38. Bind and Inure. The provisions of this Mortgage shall be binding on the Borrower and its successors and assigns, and any subsequent owners of the Mortgaged Property. The covenants of Borrower herein shall run with the land, and this Mortgage and all of the covenants herein contained shall inure to the benefit of the Lender, its successors and assigns.

                  39. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under this Mortgage, the Notes and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Indebtedness.

                  40. Applicable Law. The provisions hereof shall be construed in accordance with the laws of the State of New Jersey.

                  41. Set Off. The set-off provisions contained in Section 4(b) and Section 18 of that certain Asset Purchase Agreement, dated June _____, 1998, among Greenwood New Jersey, Inc., Garden State Race Track, Inc., Freehold Raceway Association, Atlantic City Harness, Inc. Circa 1850, Inc. and International Thoroughbred Breeders, Inc., and the set-off provisions contained in Section 4.01(b) of the Lease Agreement of even date herewith between Greenwood New Jersey, Inc. and Garden State Race Track, Inc., shall apply to any amounts due from Lender to Borrower that are not paid within ten (10) days of when due.

                  IN WITNESS WHEREOF, Borrower has duly executed this Mortgage with the intent that this document be executed and delivered as a sealed instrument as of the date first above written.

Sealed and delivered in               __________________________________
in the presence of:

___________________________           By: ___________________________(Seal)
Witness                                   Name:
                                          Title:









STATE OF                  :
                          : SS.
COUNTY OF                 :


         This Mortgage and Security Agreement has been acknowledged before me on the ______ day of ___________, 1998, by ____________________________, the
___________________ of _____________________________________, a
__________________________, on behalf of the __________________________.


                                           ------------------------------------
                                           Notary Public
                                           Name:
                                           Notary for State of Delaware
                                           My Commission Expires:
[NOTARIAL SEAL]

                                                        Exhibit 7 to
                                                        Asset Purchase Agreement

                                 LEASE AGREEMENT


                                     BETWEEN


                         GARDEN STATE RACE TRACK, INC.,

                       a New Jersey corporation, Landlord

                                       AND

                           GREENWOOD NEW JERSEY, INC.,

                        a New Jersey corporation, Tenant

















                                                                   Copy No.

                                                                   Dated:

                                                                   LEASE SUMMARY


         THIS LEASE SUMMARY is made on the _____ day of _________, 1998, by and between:

GARDEN STATE RACE TRACK, INC., a New Jersey corporation, with an address at c/o International Thoroughbred Breeders, Inc., Haddonfield Road and Route 70, Cherry Hill, NJ 08034, Attention: ________________ (hereinafter called "Landlord"), and

GREENWOOD NEW JERSEY, INC., a New Jersey corporation, with an address at 3001 Street Road, Bensalem, PA 19020-8512, Attention: Robert W. Green, President (hereinafter called "Tenant").

         WITNESSETH:

LEASED PREMISES   Landlord hereby leases to Tenant and Tenant hereby leases
                  from Landlord, the following: (i) the real property located at
2200-2290 Marlton Pike West, Cherry Hill Township, Camden County, New Jersey, containing 222 acres, more or less, with the buildings and facilities thereon containing approximately 1,280,000 square feet of space, and all other improvements thereto, generally known as Garden State Park, all as more particularly described on Exhibit A attached hereto (collectively, the "Real Property"), and (ii) all machinery, equipment, furniture, furnishings and fixtures located at and used in the operation of the Real Property as a horse racing and gaming facility, including, without limitation, the property described on Exhibit B attached hereto ("Personal Property", and collectively with the Real Property, the "Leased Property"), subject however to the terms and conditions of this Lease Summary and the Lease Agreement attached hereto and made a part hereof (collectively referred to as the "Lease").

LENGTH OF TERM    The initial term of this Lease ("Initial Term") shall be for seven (7) years commencing on the date hereof ("Commencement
                  Date").

FIXED RENT        The Fixed Rent for each Lease Year (as defined in Section 1.02 of the Lease Agreement) of the Initial Term of this Lease shall be One Hundred Thousand Dollars ($100,000.00) per annum. All Fixed Rent shall be payable in accordance with the terms and conditions of this Lease, including, without limitation, Article III of the Lease Agreement.

TAXES             In accordance with Article VI of the Lease Agreement, Tenant shall pay all Taxes, as defined in Article VI.

USE OF LEASED     Tenant shall use the Leased Property, subject to the
PROPERTY          provisions of this Lease, for the purpose of operating a horse racing track and associated uses, including, without limitation, racing, simulcasting, off-track betting, and other gaming-related businesses, or for any other lawful use.

LEASE DOCUMENTS   In addition to this Lease Summary and the Lease Agreement, the following are attached to this Lease and are incorporated in and made part of this Lease:

         Exhibit A:                 Legal Description of Real Property
         Exhibit B:                 Inventory of Personal Property
         Exhibit C:                 Covenant
         Exhibit D:                 License Agreement

SPECIAL PROVISIONS

         1, RENEWAL TERM. Provided that no Event of Default has occurred hereunder which has not been remedied, Tenant shall have the option to renew the term of this Lease for one (1) additional term of three (3) years ("Renewal Term") by notice to Landlord at least one hundred twenty (120) days prior to the expiration of the Initial Term. All terms and conditions of this Lease shall apply to the Renewal Term. The Initial Term and the Renewal Term are hereafter collectively called the "Term".

         2. LEASE TERMINATION. This Lease shall automatically terminate, with both parties being relieved of any further obligations hereunder, upon Tenant or Tenant's assignee or affiliate opening for business a simulcast only, pari-mutuel wagering facility that does not have to conduct live racing ("OTB Facility") on the 10 Acre Parcel (as defined below). In addition, this Lease shall terminate one hundred eighty (180) days after the date of closing for the sale by Landlord of all of the Leased Property in compliance with the requirements set forth in Exhibit C attached hereto, provided that Tenant elects not to exercise its Purchase Option (as defined in Exhibit C).

         3. COVENANT. On the date hereof, Landlord and Tenant have executed and recorded a covenant in the form attached hereto as Exhibit C ("Covenant"), encumbering the Real Property. The terms of the Covenant are specifically incorporated herein, and the obligations of Landlord under the Covenant shall be specifically enforceable by Tenant without regard to whether this Lease is then in effect.

         4. 10 ACRE PARCEL

            (a) Prior to the date hereof, Landlord and Tenant have identified a portion of the Leased Property, containing at least ten (10) acres, as more fully described on Exhibit C attached hereto ("10 Acre Parcel"). At Tenant's option, Landlord shall be responsible, at Landlord's expense (such costs to be advanced by Tenant and credited against the purchase price set forth below), for promptly obtaining all subdivision and other approvals required by applicable laws and ordinances to permit the subdivision of the Real Property and the transfer of the 10 Acre Parcel to Tenant. Tenant shall fully cooperate with Landlord in obtaining such approvals. Tenant shall be responsible, at Tenant's expense, to obtain all zoning, land planning and other approvals (collectively, "Approvals") necessary or appropriate, in Tenant's judgment, for the development and operation by Tenant of an OTB Facility thereon. At Tenant's request, Landlord shall amend the boundaries of the 10 Acre Parcel (without materially increasing the acreage thereof) if necessary to obtain any required subdivision or land development approval. Landlord shall, at Tenant's option which may be exercised at any time during the Term of this Lease by thirty (30) days notice to Landlord, sell to Tenant the 10 Acre Parcel on the terms set forth below.

            (b) Tenant shall be obligated to purchase the 10 Acre Parcel within thirty (30) days after the effective date ("Enactment Date") of any legislation within the State of New Jersey that would permit the owner of the Leased Property and/or any other Gaming facility in New Jersey to own and operate an OTB Facility, if the 10 Acre Parcel has then received all required Approvals. The purchase price for the 10 Acre Parcel shall be $____________. Title to the 10 Acre Parcel shall be good and marketable, free and clear of any encumbrances, monetary liens or obligations, easements, covenants, agreements or restrictions except such as may be reasonably acceptable to Tenant. New Jersey transfer taxes shall be paid by Landlord, and the sale shall otherwise be completed in accordance with New Jersey practice. In the event that Tenant has not received all of the Approvals as of the Enactment Date, then Landlord and Tenant shall execute a ground lease in essentially the same form as this Lease but at a fixed annual rent of $______ per annum and with a term expiring upon receipt of all of the Approvals, pursuant to which Tenant may erect and operate an OTB Facility on the 10 Acre Parcel. Such lease shall incorporate a permanent purchase option on the same terms set forth above, to be effective upon receipt by Tenant of all Approvals.

         5. SUBLEASE OF OFFICE SPACE. Tenant shall sublease to Landlord, at a location in the Real Property selected by Tenant and reasonably acceptable to Landlord, approximately ____ square feet of office space, for the same period as the Term hereof, at a fixed rent of $1.00 per annum but with Landlord responsible for all utilities and other costs associated with the use and occupancy of the subleased space. Landlord and its affiliate may use such office space solely as general offices.

         6. LICENSE. Tenant and Landlord shall execute a License Agreement in the form attached hereto as Exhibit D.

         7. CHILLER PAYMENT. Tenant shall be responsible for making all installment payments coming due after the Commencement Date during the Term of this Lease on the Note dated May 1, 1996 to GE Capital Corporation for the purchase of two chiller units, provided that if the Leased Property is sold to a third party during the Term hereof and Tenant elects not to exercise its Purchase Option, Landlord shall reimburse Tenant on the date of closing for such sale for the aggregate of all such payments made by Tenant, with accrued interest thereon from the date of each payment calculated at the Wall Street Journal prime rate in effect on the date the sale of the Leased Property is closed.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year first above written.

                                        GARDEN STATE RACE TRACK, INC.
                                        (Landlord)

                                        By:________________________

                                        Attest:____________________

                                        GREENWOOD NEW JERSEY, INC.
                                        (Tenant)

                                        By:___________________________

                                        Attest: ________________________

                                 LEASE AGREEMENT

                                    ARTICLE I

                                      TERM


SECTION 1.01 Confirmation of the Term. The Initial Term of this Lease shall commence on the Commencement Date, as defined in the Lease Summary, and shall terminate at the end of the Initial Term (unless renewed by Tenant as set forth above) without the necessity of any notice from either Landlord or Tenant.

SECTION 1.02 Lease Year. The term "Lease Year" as used in this Lease shall mean the twelve (12) month period beginning with the Commencement Date and ending on the next anniversary of the Commencement Date and each successive twelve (12) month period thereafter during the term of this Lease.

                                   ARTICLE II

                          CONDUCT OF BUSINESS BY TENANT

SECTION 2.01 Use of Leased Property.

                  (a) Subject only to the express restrictions set forth in this Lease and compliance with applicable laws, regulations and ordinances, Tenant may use the Leased Property for such purposes and in such manner as Tenant may choose in Tenant's sole discretion, including, without limitation, the nature, scope and duration of Tenant's activities, Tenant's marketing activities, and Tenant's personnel policies. Landlord shall, upon Tenant's request, execute any applications or authorizations required for Tenant's use of the Leased Property in accordance with this Lease.

                  (b) Tenant shall not use the Leased Property for the generation, manufacture, refining, transportation, treatment, storage or disposal of any hazardous substance or waste or for any purpose which poses a substantial risk of damage to the environment and shall not engage in any activity which would subject Tenant to the provisions of the Federal Comprehensive Environmental Response, Liability and Cleanup Act (42 U.S.C.
Section 9601 et seq.), the Federal Water Pollution Control Act (33 U.S.C.A.
Section 1151 et seq.), the Clean Water Act of 1977 (33 U.S.C.A. Section 1251 et seq.), or any other federal, state or local environmental law, regulation or ordinance (collectively, "Environmental Laws"), provided that (i) Tenant may continue to operate the Leased Property (including, without limitation, dealing with hazardous substances) in the same manner as the Leased Property has previously been operated, and (ii) Tenant may, in accordance with all applicable law, temporarily accumulate for up to 90 days those hazardous materials and wastes used or generated on the Leased Property by Tenant and which are necessary and incidental to the use and operation of the Leased Property as permitted under this Lease.

                  (c) Tenant shall be responsible for the immediate cleanup and removal, to the extent required under EPA and New Jersey Department of Environmental Protection standards and the standards of any other Federal or state or local agency having jurisdiction, and to the extent required to return the Leased Property to its previous condition, of any and all spills, discharges, emissions, disposals or other releases of hazardous materials or wastes occurring after the Commencement Date in violation of subsection (b) above and not expressly permitted or allowed in accordance with applicable law (hereinafter, collectively referred to as "Unpermitted Releases"), and Tenant shall be responsible for all costs, expenses, liabilities and damages associated therewith. Landlord shall be responsible for the immediate cleanup and removal, to the extent required under EPA and New Jersey Department of Environmental Protection standards and the standards of any other Federal or state or local agency having jurisdiction, of any and all Unpermitted Releases occurring prior to the Commencement Date and not expressly permitted or allowed in accordance with applicable law, and Landlord shall be responsible for all costs, expenses, liabilities and damages associated therewith.

                  (d) Upon request, Tenant shall permit Landlord to inspect copies of (i) all applications or other documents submitted to any governmental agency by Tenant with respect to all Environmental Laws, (ii) any notification or correspondence submitted to any person pursuant to Environmental Laws, (iii) any permit, license, approval, identification number, or amendment or modification thereto, granted pursuant to Environmental Laws; and (iv) any record or manifest required to be maintained pursuant to Environmental Laws.

                  (e) Upon receipt, Tenant or its agent shall submit to Landlord copies of any and all documents received from governmental agencies pertaining to non-compliance with Environmental Laws, such as notices of violation, summons, orders, complaints, penalty assessments, judgments, injunctions and warnings.

                  (f) Upon request by Landlord, Tenant shall permit Landlord to inspect such affidavits, reports or responses to questions and certifications of compliance or non-applicability from the appropriate governmental authorities as have been delivered by Tenant to such authorities or received by Tenant from such authorities. Tenant shall provide access to the Leased Property, upon request of Landlord, for inspections and/or testing for compliance with the requirements set forth in this Section.

SECTION 2.02 Licenses, Permits and Certificates of Occupancy. Tenant, at Tenant's sole expense, shall use Tenant's best efforts to obtain and maintain at all times during the term of this Lease all licenses, permits and certificates of occupancy which may be required by any governmental agency or authority to operate the Leased Property as currently operated.

SECTION 2.03 Tenant's Licensing Covenant. Tenant shall use its best efforts to maintain its New Jersey Racing Commission ("Commission") licenses required for the operation of the Leased Property as a horse racing facility by conducting its racing dates at the Leased Property or at any other racing facility in New Jersey as may be permitted by the Commission; provided, however, that racing dates for the Leased Property may be allocated to another racing facility if such allocation permits Tenant to operate an OTB Facility (as defined below) at the Leased

Property, and provided further, however, Tenant's obligation to maintain licenses is based on no adverse changes in applicable legislation or regulation, nor changes in circumstances outside Tenant's control, for example damage to the Leased Property.

                                   ARTICLE III

                              FIXED RENT; NET LEASE

SECTION 3.01 Fixed Rent. Tenant shall pay to Landlord the Fixed Rent set forth in the Lease Summary, payable in advance in equal monthly installments of $8,333.33 without any prior demand therefor, on the first day of each calendar month during the Term hereof, commencing upon the Commencement Date (provided that if the Commencement Date occurs on any day other than the first day of a calendar month, Tenant's first payment of Fixed Rent shall be payable on the first day of the following calendar month).

SECTION 3.02 Time and Place of Payment; Late Charges. Tenant shall promptly pay all Fixed Rent and other charges and render all statements herein prescribed at the office of Landlord set forth in the first paragraph of this Lease or at such other office as Landlord shall notify Tenant.

                                   ARTICLE IV

              LANDLORD'S REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.01 Representations, Warranties and Covenants of Landlord.

                  (a) Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, the use of the Leased Property contemplated by this Lease is permitted and lawful under applicable laws or regulations and that the Leased Premises complies with all applicable laws and regulations (including, without limitation, the Americans with Disabilities Act and any similar laws or ordinances). Landlord shall be responsible, at Landlord's expense, to cure any violations of any such laws or regulations (whether or not known to Landlord on the date hereof) to the extent that they arise from conditions present on the Commencement Date, and if Landlord fails to do so, Tenant may do so and offset the cost thereof against the Fixed Rent.

                  (b) Landlord represents and warrants to Tenant that (i) to the best of Landlord's knowledge after diligent investigation, no Toxic Substance (as defined below) has been stored, used or installed or is otherwise present on the land on which the Leased Property will be erected, and (ii) no Toxic Substances have been used in the construction of the Leased Property. Landlord shall be solely liable for the removal or remediation in compliance with all applicable laws of any hazardous or toxic substances, or any asbestos, PCBs or other contaminants present in, on or under the Leased Property as of the date hereof, whether now known or discovered hereafter, including, without limitation, all costs and expenses related to the remediation of any problems relating to the backstretch, the disposal of equine manure and other waste products, and the contamination of any surface or underground waters or streams. If Landlord fails to do so, Tenant may do so and offset the cost thereof again the Fixed Rent and against Tenant's obligations under any or all of those four (4) Notes, in the respective original principal amounts of $12,000,000, $5,000,000, $3,000,000 and $2,000,000, each of even date herewith, from Tenant, as Borrower, to _____________________, a ________________________
___________________________, as agent for Garden State Race Track, Inc., a New Jersey corporation, Freehold Raceway Association, a New Jersey corporation, Atlantic City Harness, Inc., a New Jersey corporation, and Circa 1850, Inc., a New Jersey corporation.

                                    ARTICLE V

                                 OPERATING COSTS


SECTION 5.01 Operating Costs. Except as set forth hereafter, Tenant shall be responsible for all costs incurred by Tenant associated with operating the Leased Property as contemplated by this Lease. Tenant shall have no responsibility or liability for, replacements of capital items or capital improvements.


                                   ARTICLE VI

                                      TAXES

SECTION 6.01 Definition of Taxes. The word "Taxes" shall include all normal real estate taxes and assessments, and a pro rata portion of any special assessments based the estimated useful life of the improvements for which the assessment is made ("Pro Rated Assessment") (but excluding taxes for any period prior to the date hereof) attributable to the Real Property. In the event that Tenant acquires the Leased Property, whether pursuant to the Purchase Option or otherwise, Tenant shall reimburse Landlord at closing for any portion of special assessments paid by Landlord during the Term hereof. The word "Taxes" shall not include any special or extraordinary assessments, or for any increase in Taxes resulting from any sale or transfer of any portion of the Leased Property, or for any special use district assessments imposed after the Commencement Date or any charge, such as a water meter charge and sewer rent based thereon, which is measured by the consumption by the actual user of the item or service for which the charge is made.

SECTION 6.02 Payments of Taxes. For each Lease Year, Tenant shall pay to the taxing authority at least five (5) days prior to the due date hereof, the amount of all Taxes payable during such Lease Year. Landlord shall forward all bills for Taxes directly to Tenant, and Tenant shall send Landlord confirmation of each payment of Taxes promptly after payment thereof. Tenant shall have the right to contest any Taxes or any increase in any Taxes so long as such contest postpones any enforcement right by any taxing authority.

                                   ARTICLE VII

                                    UTILITIES

SECTION 7.01 Utilities. Commencing on the Commencement Date, Tenant shall pay all charges for electricity (including air conditioning), gas, heat, water, sewer and all other utilities used or consumed by Tenant in or upon the Leased Property, as and when the charges therefor shall become due and payable. Tenant shall have the right to contest any utility charges.

SECTION 7.02 Application for Utilities. Tenant shall promptly make all appropriate arrangements with the local utility companies for the hookup and supply of such utilities to the Leased Property as Tenant may require, and Tenant shall notify all utilities to transfer billing to Tenant, such transfers to be at Tenant's expense.

                                  ARTICLE VIII

                      REPLACEMENTS, REPAIRS AND ALTERATIONS

SECTION 8.01 Landlord's Replacements and Repairs. Landlord shall be solely responsible for all structural repairs to and any and all replacements of any part of any building (including, without limitation, roofs, walls, foundations, and building structures) or any system in any building (including, without limitation, electrical, plumbing, mechanical and HVAC systems) forming part of the Leased Property. In addition, Landlord shall be responsible for any alterations, additions or modifications to the Leased Property required by any applicable law, rule or regulation, now or hereafter in effect for the use of the Leased Property for horse racing, simulcasting, offtrack betting or associated uses, including, without limitation, laws affecting access, environmental maters, smoking restrictions, sprinklers or other life safety systems, etc.

SECTION 8.02 Tenant's Repairs. Tenant, at Tenant's sole expense, shall perform routine maintenance and routine repairs of all portions of the Leased Property not required to be maintained by Landlord pursuant to Section 8.01 hereof, and shall keep the Leased Property in good order and repair, ordinary wear and tear excepted, but shall not be obligated to maintain any portion of the Leased Property in better condition or repair than its condition on the Commencement Date. Tenant shall repair promptly at Tenant's sole expense any damage to the Leased Property caused by any construction or alterations performed by Tenant, or by the delivery, installation or removal of Tenant's property, or by Tenant's negligence.

SECTION 8.03 Tenant's Right to Make Alterations. Tenant shall not make any structural alterations, structural improvements or structural additions to the Leased Property without Landlord's consent, which consent will not be unreasonably withheld, delayed or conditioned if such alterations, improvements or additions would not change the fundamental character of the use of the Leased Property as a racing facility. Tenant shall supply Landlord with plans and specifications for all such structural alterations, improvements and additions prior to requesting such consent. All alterations, improvements and additions made by Tenant shall remain upon the Leased Property at the expiration or earlier termination of this Lease and shall become the property of Landlord unless Tenant shall, prior to or after the termination of this Lease, have given written notice to Landlord of Tenant's intention to remove same, in which event Tenant shall remove such alterations, improvements and additions at Tenant's expense and repair any damage caused by such removal. All of such alterations, improvements or additions shall be made solely at Tenant's expense; and Tenant agrees to indemnify and save harmless Landlord (a) on account of any injury to third persons or property by reason of any such changes, additions or alterations and (b) from the payment of any claim on account of bills for labor or materials furnished or claimed to have been furnished in connection therewith. Tenant agrees to procure all necessary permits before undertaking such work and to do all such work in a good and workmanlike manner, employing materials of first quality and complying with all applicable governmental requirements.


                                   ARTICLE IX

                                MECHANICS' LIENS

SECTION 9.01 Tenant Shall Discharge All Liens. Tenant shall promptly pay all contractors and materialmen retained by Tenant (subject to Tenant's right to dispute any invoice) so as to minimize the possibility of a mechanic's or materialman's lien attaching to the Leased Property. Should any such lien be made or filed, Tenant shall bond against or discharge the same within thirty
(30) days after written request by Landlord and, in the event that Tenant shall fail to do so, Landlord, in addition to its other remedies, may discharge the lien by payment of the amount secured thereby, or otherwise as provided by law, and any amount so paid by Landlord, together with any attorney's fees or other costs relating to the discharge of such lien, shall be immediately payable by Tenant to Landlord.

                                    ARTICLE X

                                      SIGNS

SECTION 10.01 Permits. Tenant, at Tenant's sole expense, shall obtain all permits required in connection with any new Signs, and shall comply with all laws, orders, rules and regulations of governmental authorities relative to the erection, maintenance and repair of any new signs.


                                   ARTICLE XI

                INSPECTION OF LEASED PROPERTY AND ACCESS THERETO

SECTION 11.01 Inspection of Leased Property. Landlord reserves the right at all reasonable times, by itself or its duly authorized agents, to go upon and inspect the Leased Property and, at Landlord's option, to make replacements to the Leased Property, provided, however, that nothing herein contained shall be deemed or construed as an obligation of Landlord to undertake or effect any such repairs, alterations or additions other than as herein specifically set forth, and any performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same.

                                   ARTICLE XII

                                 INDEMNIFICATION

SECTION 12.01 Tenant's Indemnification. Tenant shall indemnify and save harmless Landlord from suits, actions, damages, liabilities and expenses (including court costs and reasonable attorney's fees) arising out of any occurrence in or at the Leased Property or the occupancy or use by Tenant of the Leased Property, or to the extent occasioned by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees or concessionaires.

SECTION 12.02 Landlord's Indemnification. Landlord shall indemnify and defend Tenant from suits, actions, damages, liabilities and expenses (including court costs and reasonable attorneys' fees) arising out of, or alleged to arise out of, any failure by Landlord to perform any obligation of Landlord hereunder, any condition present on the Leased Property as of the Commencement Date, any representation or warranty of Landlord proving false or untrue in any material way, and the negligent or willful act or omission of Landlord, its agents, contractors, employees, servants, invitees, licensees or concessionaires. Landlord's indemnification obligations shall include, without limitation, any suits, actions, damages, liabilities and expenses (including court costs and reasonable attorneys' fees) arising out of, or alleged to arise out of any obligations of Landlord to Landlord's employees, agents or contractors, to any racing associations or to any licensees, concessionaires or other independent contractors involved or associated in any way with the operation of the Leased Property prior to the Commencement Date.

                                  ARTICLE XIII

                                    INSURANCE

SECTION 13.01 Tenant's Required Coverages. Tenant, at Tenant's sole expense, shall obtain and maintain in full force and effect during the term of this Lease, the following policies of insurance:

            (a) Fire and extended coverage insurance covering the Leased Property and each of the buildings erected thereon, to the extent of 100% of their full insurable value and replacement cost without deduction for depreciation;

            (b) Comprehensive general public liability insurance on an occurrence basis with minimum limits of liability in an amount of not less than $1,000,000.00 for bodily, personal injury or death to any one person, not less than $1,000,000.00 for bodily, personal injury or death to more than one person and not less than $500,000.00 with respect to damage to property including water damage and sprinkler leakage legal liability.

SECTION 13.02 Designated Insureds; Endorsements; Evidence of Insurance. All insurance policies to be obtained by Tenant hereunder shall be in the names of both Landlord and Tenant, as their respective interests may appear, together with such other party or parties as may be designated by Landlord, including, without limitation, Landlord's mortgagees, as their interests may appear. All such policies of insurance shall be issued by financially responsible companies licensed to do business in New Jersey, and shall contain endorsements providing that any such insurance shall not be subject to cancellation, termination or change except after ten (10) days' prior written notice by registered or certified mail to Landlord and Landlord's mortgagee by the insurance company. All public liability and property damage policies shall contain an endorsement that Landlord and Landlord's mortgagee, although named as insureds, shall nevertheless be entitled to recover under said policies for any loss or damage occasioned to them, their servants, agents and employees by reason of the negligence of Tenant. All policies of fire and/or extended coverage or other insurance covering the Leased Property or its contents shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the insureds have waived right of recovery from any person or persons prior to the date and time of loss or damage, if any.

SECTION 13.03 Failure to Maintain Required Coverage. In the event that Tenant shall fail to obtain or maintain in full force and effect the insurance policies and coverages required of it hereunder, Landlord may obtain such insurance or coverage, pay the premiums thereon, and take such other steps as may be necessary to meet the requirements of this Article and upon demand, obtain reimbursement of the costs so expended from Tenant.


                                   ARTICLE XIV

                                 TRADE FIXTURES

SECTION 14.01 Title to Property and Removal. All trade fixtures installed by Tenant in the Leased Property shall remain the property of Tenant and shall be removable at the expiration or earlier termination of this Lease, provided that in the event of such removal, Tenant shall repair any damage caused by such removal. Any such trade fixture not removed at or prior to such termination shall be and become the property of Landlord.

SECTION 14.02 Failure to Remove. In the event, at the expiration or earlier termination of this Lease, Tenant fails to remove any trade fixtures installed by Tenant, then Landlord may remove such fixtures and may dispose of such fixtures in any manner Landlord deems fit without the necessity of accounting to Tenant for the proceeds of same.


                                   ARTICLE XV

                            ASSIGNMENT AND SUBLETTING

SECTION 15.01 Assignment and Subletting. So long as Tenant remains fully liable hereunder, Tenant may assign this Lease, in whole or in part, or sublet the whole or any part of the Leased Property, or permit the use or occupancy of the whole or any part of the Leased

Property by others, including, without limitation, the operation of all or any part of the Leased Property by a licensee or concessionaire. If this Lease or any interest of Tenant herein be assigned or if the whole or any part of the Leased Property be sublet or used or occupied by others (including, without limitation, an affiliate or subsidiary of Tenant), Tenant shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Tenant and Tenant shall not be released therefrom in any manner.


                                   ARTICLE XVI

                          SUBORDINATION AND ATTORNMENT

SECTION 16.01 Mortgages. This Lease and the Tenant's interest hereunder shall be subject and subordinate at all times to any and all mortgages, deeds of trust, and other security instruments, including all renewals, extensions, consolidations, assignments and refinancings of the same (collectively "Mortgage") as well as all advances made upon the security thereof, which now or hereafter become liens upon the Landlord's interest in the Leased Property, provided that, as a condition of such subordination, each mortgagee shall execute and deliver to Tenant a nondisturbance agreement reasonably acceptable to Tenant. Landlord shall deliver to Tenant within ten (10) days after Tenant's execution hereof a nondisturbance agreement, in form reasonably satisfactory to Tenant, from each lender holding a mortgage or lien on the Leased Property. If Tenant fails to receive such a nondisturbance agreement within such 10-day period, Tenant may terminate this Lease without liability. Upon receipt of such nondisturbance agreement, Tenant shall upon request attorn to any mortgagee or other party acquiring the Leased Property. In case Landlord's interest under the Mortgage shall terminate for any reason and if the holder of any such Mortgage ("Mortgagee") or if the grantee of a deed in lieu of foreclosure, or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any such Mortgage shall at its sole option so request, Tenant shall attorn to, and recognize such Mortgagee, grantee or purchaser, as the case may be, as Landlord under this Lease for the balance then remaining of the term of this Lease, subject to all terms of this Lease. Notwithstanding anything to the contrary set forth above, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by execution of a written document subordinating such Mortgage to this Lease, and thereupon this Lease shall be deemed prior to such Mortgage. Notwithstanding the foregoing, the Covenant set forth in Exhibit C shall not be subordinate to any mortgage or monetary lien and Landlord shall upon recordation of such Covenant concurrently procure and record a subordination from each existing mortgagee or monetary lienholder (other than the lien of future real property taxes) subordinating such mortgage or lien to the Covenant.

SECTION 16.02 Execution of Documents. Tenant agrees to execute such documents as may be reasonably required by Landlord or any such Mortgagee, grantee or purchaser for the purpose of confirming such subordination or attornment.

                                  ARTICLE XVII

                             SURRENDER AND HOLDOVER

SECTION 17.01 Tenant's Obligation to Surrender Leased Property. Tenant, upon expiration or earlier termination of this Lease, shall peaceably surrender to Landlord the Leased Property in good repair as required by the terms of this Lease subject to reasonable wear and tear. Tenant shall surrender all keys for the Leased Property to Landlord.

SECTION 17.02 Consensual Holdover. In the event Tenant shall remain in possession of the Leased Property with Landlord's consent but without having executed a new lease or an extension or renewal of this Lease, then Tenant shall be deemed to be in occupancy and possession of the Leased Property as a tenant from month to month, subject to all the other terms and conditions of this Lease insofar as the same are applicable to a month-to-month tenancy but the monthly Fixed Rent payable during such holding over shall equal 150% of the Fixed Rent payable during the last month of the Term. In the event that there occurs such a consensual holdover, either party may terminate said occupancy at the end of any one month period following the expiration date of the term of this Lease upon at least thirty (30) days' written notice to the other party.

SECTION 17.03 Tenant's Liability for Failure to Surrender. If Tenant fails to so surrender the Leased Property upon the expiration or earlier termination of this Lease, Tenant shall pay, for the period Tenant retains possession of the Leased Property, an amount equal to 150% of the Fixed Rent and other charges payable immediately prior to the expiration or earlier termination of this Lease, and Tenant shall indemnify and hold harmless Landlord from loss or liability resulting from such failure including, without limitation, any claims made by any succeeding tenant founded on such failure. Nothing contained in this section shall be deemed or construed as conferring upon Tenant a right to remain in possession of the Leased Property beyond the expiration or termination of this Lease or any extension or renewal hereof.


                                  ARTICLE XVIII

                    DAMAGE OR DESTRUCTION OF LEASED PROPERTY

SECTION 18.01 Total or Partial Destruction. If the Leased Property shall be damaged by fire or other casualty covered by applicable policies of fire and broad form extended coverage insurance but are not thereby rendered untenantable in whole or in part, Landlord shall at its own expense cause such damage to be repaired, and the rent shall not be abated. If by reason of such occurrence, the Leased Property shall be rendered untenantable in whole or in part and such damage can, in Landlord's reasonable judgment, be repaired within 180 days, Landlord shall at its own expense cause the damage to be repaired and the Fixed Rent meanwhile shall be abated proportionately as to the portion of the Leased Property rendered untenantable until Landlord has restored the Leased Property. If the Leased Property shall be damaged or destroyed by a fire or casualty not covered by applicable policies of fire and broad form extended coverage insurance, or if such damage cannot, in Landlord's reasonable judgment, be repaired within 180 days, Tenant shall have the right, to be exercised by notice in writing delivered to the other within thirty (30) days from and after the occurrence of such damage or destruction, to elect to terminate this Lease. In no event shall Landlord be obligated to expend for any repairs or reconstruction an amount in excess of the insurance proceeds recovered by it and allocable to the damage of the Leased Property after deduction therefrom of any amounts required to be paid to any Mortgagee. In addition, Landlord shall not be required to rebuild any structure destroyed by fire or other casualty if such structure has not been used by Tenant at any time during the Term hereof.

SECTION 18.02 Notice by Tenant. Tenant shall immediately notify Landlord of any damage by fire or other casualty to the Leased Property.


                                   ARTICLE XIX

                                 EMINENT DOMAIN

SECTION 19.01 Total Condemnation. If the whole of the Leased Property shall be taken by any public or quasi-public authority under the power of eminent domain, condemnation or expropriation or in the event of a conveyance in lieu thereof, then the term of this Lease shall terminate as of the date on which possession of the Leased Property is required to be surrendered to the condemning authority, all rent and other charges shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

SECTION 19.02 Partial Condemnation. If any part of the Leased Property shall be so taken or conveyed, and in the event that such partial taking or conveyance shall render the Leased Property unsuitable for the business of Tenant, then the term of this Lease shall terminate as of the date on which possession of the Leased Property is required to be surrendered to the condemning authority, all rent and other charges shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event of a partial taking or conveyance which is not extensive enough to render the Leased Property unsuitable for the business of Tenant, then Landlord shall promptly restore the Leased Property to the extent of condemnation proceeds available for such purpose to a condition comparable to their condition at the time of such condemnation less the portion lost in the taking, Tenant shall promptly make all necessary repairs, restoration and alterations of Tenant's fixtures, equipment and furnishings and shall promptly reenter the Leased Property and commence doing business in accordance with the provisions of this Lease and this Lease shall continue in full force and effect. In such event, the Fixed Rent shall be reduced in the same proportion that the floor area of the Leased Property so taken or conveyed bears to the floor area of the Leased Property immediately prior to such taking or conveyance, such reduction commencing as of the date Tenant is required to surrender possession of such portion. For purposes of determining the amount of funds available for restoration of the Leased Property from the condemnation award, said amount shall be deemed to be that part of the award which remains after payment of Landlord's reasonable expenses incurred in recovering same and any amounts due to any Mortgagee, and which represents a portion of the total sum so available (excluding any award or other compensation for land) which is equitably allocable to the Leased Property. Notwithstanding the foregoing, Landlord shall not be required to restore any structure condemned as set forth above if such structure has not been used by Tenant at any time during the Term hereof.

SECTION 19.03 Landlord's Damages. In the event of any taking or conveyance as herein provided, Tenant shall not be entitled to any part of the award for such taking or conveyance, and Landlord and any Mortgagee shall receive the full amount of such award as their respective interests may appear. Tenant expressly waives any right or claim to any part thereof and assigns to Landlord any such right or claim to which Tenant might become entitled.

SECTION 19.04 Tenant's Damages. Although all damages in the event of any condemnation shall belong to Landlord and any Mortgagee, Tenant shall have the right, to the extent that same shall not diminish Landlord's or such Mortgagee's award, to claim and recover from the condemning authority, but not from Landlord or such Mortgagee, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right for or on account of, and limited solely to, any cost to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.


                                   ARTICLE XX

                                     DEFAULT

SECTION 20.01 Events of Default. Each of the following shall constitute an Event of Default ("Event of Default"):

                  (a) Tenant defaults in the payment of any installment of Fixed Rent for a period of ten (10) days after such payment is due; or

                  (b) Tenant defaults in the payment of any Taxes or insurance reimbursement payable by Tenant under this Lease on any day upon which the same shall be due and payable and such default continues for ten (10) days after the date on which the same was due and payable; or

                  (c) Tenant defaults in the performance of any obligation, covenant or agreement of Tenant to be performed or observed under this Lease, other than those specifically set forth elsewhere in this Section 20.01, and such default continues and is not cured by Tenant within thirty (30) days after Landlord has given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, if Tenant does not in good faith duly institute within such thirty (30) day period steps necessary to cure the same and promptly and diligently prosecute to completion such cure; or

                  (d) Tenant makes an assignment for the benefit of creditors or becomes a party or subject to any liquidation or dissolution action or proceeding, or the institution of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to Tenant, or the appointment of a receiver, liquidator, custodian or trustee for Tenant or a substantial part of Tenant's assets and, if any of the same shall occur involuntarily, the same is not dismissed or discharged within 30 days; or the entry of an order for relief against Tenant under Title II of the United States Code entitled "Bankruptcy".

SECTION 20.02 Events of Landlord Default. Each of the following shall constitute an Event of Landlord Default ("Event of Landlord Default"):

                  (a) Landlord defaults in the performance of any obligation, covenant or agreement of Landlord to be performed or observed under this Lease, and such default continues and is not cured by Landlord within thirty (30) days after Tenant has given to Landlord a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty
(30) days, if Landlord does not in good faith duly institute within such thirty
(30) day period steps necessary to cure the same and promptly and diligently prosecute to completion such cure; or

                  (b) Landlord makes an assignment for the benefit of creditors or becomes a party or subject to any liquidation or dissolution action or proceeding, or the institution of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to Landlord, or the appointment of a receiver, liquidator, custodian or trustee for Landlord or a substantial part of Landlord's assets and, if any of the same shall occur involuntarily, the same is not dismissed or discharged within 30 days; or the entry of an order for relief against Landlord under Title II of the United States Code entitled "Bankruptcy".

                                   ARTICLE XXI

                              REMEDIES UPON DEFAULT

SECTION 21.01 Tenant's Default. Upon the occurrence of an Event of Default, Landlord may, as Landlord's exclusive remedy, either:

         (a) Demand payment of any sums owed by Tenant to Landlord hereunder up to the date of the Event of Default, and proceed to collect or bring action for such sums, as being in arrears, or file a proof of claim in any bankruptcy or insolvency proceedings for such sums, or institute any other proceedings to enforce payment thereof; or

         (b) Seek to terminate this Lease by notice to Tenant, and recover damages in the amount of Fixed Rent and other charges accrued and unpaid as of the date of the Event of Default, and subject to Tenant's arbitration rights as set forth below, this Lease shall thereupon terminate and neither party shall have any rights or obligations hereunder. If Tenant disputes the occurrence of an Event of Default alleged by Landlord and Landlord seeks to terminate this Lease under this subsection (b), Landlord and Tenant shall jointly select an impartial AAA arbitrator whose determination of the occurrence of the Event of Default shall be final and binding. If the arbitrator finds that an Event of Default has occurred, Tenant shall have an additional fifteen (15) days after receipt of the arbitrator's decision to cure the Event of Default, and if Tenant fails to cure within such fifteen (15) day period, Landlord may, at its election, terminate this Lease, or exercise any other remedies (other than acceleration of rent) available at law or in equity.

SECTION 21.02 Landlord's Default. Upon the occurrence of an Event of Landlord Default, Tenant, in addition to such other remedies as Tenant may have at law or in equity, shall have the right to complete any obligation, covenant or agreement of Landlord to be performed or observed under this Lease, and to offset the cost thereof against the next payment(s) of Fixed Rent and/or against any other sums then owed to Landlord or any affiliate of Landlord.

SECTION 21.03 Recovery of Legal Expenses. In the event of litigation between the parties, the prevailing party shall be entitled to receive its reasonable attorneys' fees from the losing party.


                                  ARTICLE XXII

                               ESTOPPEL STATEMENT

SECTION 22.01 Duty of Tenant to Furnish. At any time and from time to time, within ten (10) days after request therefor by Landlord, Landlord's Mortgagee or purchaser ("Requesting Party"), Tenant shall execute and deliver to Requesting Party, without charge and in a form satisfactory to Requesting Party, a written statement in recordable form, certifying that this Lease is in full force and effect and has not been amended except by such writings as shall be stated; certifying that Landlord is not in default under this Lease and there are no defenses or offsets thereto or else stating those claimed by Tenant; certifying the commencement and expiration dates of the term of this Lease; certifying that Tenant is in occupancy of the Leased Property; certifying the advance rent and security paid to or deposited with Landlord and the date to which rent and other charges have been paid.

                                  ARTICLE XXIII

                                     NOTICES

SECTION 23.01 Manner and Place of Service. Wherever in this Lease it shall be required or permitted that notice, demand or consent be given or served by either party to this Lease to or on the other, such notice, demand or consent shall not be deemed to have been duly given or served unless in writing and either personally delivered, sent by certified mail, return receipt requested, postage prepaid, or by private delivery service guaranteeing overnight delivery (such as Federal Express), addressed to Landlord at Landlord's address set forth in the Lease Summary, and addressed to Tenant at Tenant's address set forth in the Lease Summary. Each party hereto may change its address for receipt of notices upon notification to the other parties in conformance herewith. All notices shall be deemed given on the date personally delivered, five
(5) days after deposited in the United States mail, or one (1) business day after deposited with said private delivery service.

                                  ARTICLE XXIV

                                     BROKERS

SECTION 24.01 Warranty. Tenant and Landlord each represent and warrant to the other that neither party has had no dealing, negotiations or consultations with respect to the Leased Property or this transaction with any broker or finder and that no broker or finder called the Leased Property to Tenant's attention. In the event that any broker or finder claims a commission through contact with either party, that party shall defend, indemnify and save the other party harmless from and against all costs, fees (including, without limitation, reasonable attorney's fees), expenses, liabilities and claims incurred or suffered by Landlord as a result thereof.


                                   ARTICLE XXV

                                  MISCELLANEOUS

SECTION 25.01 Binding Effect. All rights, obligations and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the several respective heirs, personal representatives, successors and assigns of the such parties.

SECTION 25.02 Quiet Enjoyment. So long as Tenant shall pay the rents and other charges herein provided within the respective times provided therefor, and provided and so long as Tenant observes and performs all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Property for the term of this Lease without hindrance or interruption by Landlord or any other person or persons lawfully claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

SECTION 25.03 Waiver. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or a waiver of any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to have been waived by either party, unless such waiver be in writing and executed by such party.

SECTION 25.04 Custom and Usage. Landlord and Tenant shall have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Landlord or Tenant in refraining from so doing at any time or times with respect to Tenant hereunder. The failure of Landlord or Tenant at any time or times to enforce its rights under such covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same.

SECTION 25.05 Accord and Satisfaction. No payment by either or receipt by either party of a lesser amount than any payment of rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charges then due and payable. Neither party shall be bound by any endorsement or statement on any check or any letter accompanying any check or payment and no such endorsement, statement or letter shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other charges or pursue any other remedy.

SECTION 25.06 Entire Agreement. The Lease Summary, this Lease Agreement and the Exhibits set forth all the agreements and understandings between Landlord and Tenant concerning the Leased Property and there are no agreements or understandings, either oral or written, regarding the subject matter hereof between them, other than as herein set forth. All prior arrangements and understandings, whether oral or written, between the parties hereto are merged herein and extinguished, this Lease superseding and canceling the same. No amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed by the party against which such amendment is to be enforced.

SECTION 25.07 Captions and Index. The captions and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of this Lease nor in any way affect this Lease.

SECTION 25.08 Partial Invalidity; Separate Covenants. If any portion of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remainder of this Lease and the application of such portion to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law. Furthermore, each covenant, agreement, obligation and other provision contained in this Lease is, and shall be deemed and construed as, a separate and independent covenant of the party bound by, undertaking or making the same, and not dependent on any other provision of this Lease.

SECTION 25.09 Recording. If Landlord or Tenant requests, the parties shall execute and acknowledge a short form of lease for recording purposes which shall be recorded at the requesting party's expense.

SECTION 25.10 Controlling Law. This Lease shall be interpreted and construed in accordance with the laws of the State of New Jersey.

SECTION 25.11 Time of the Essence. Time shall be of the essence of all obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year set forth in the Lease Summary.

                                              GARDEN STATE RACE TRACK, INC.
                                              (Landlord)

                                              By:________________________

                                              Attest:____________________

                                              GREENWOOD NEW JERSEY, INC.
                                              (Tenant)

                                              By:___________________________

                                              Attest: ______________________

                    DECLARATION OF RESTRICTIVE COVENANTS AND
                          MEMORANDUM OF PURCHASE OPTION

         This Declaration of Restrictive Covenants and Memorandum of Purchase Option is made this __ day of _________, 1998 by GARDEN STATE RACE TRACK, INC., a New Jersey corporation, with an address at c/o International Thoroughbred Breeders, Inc., Haddonfield Road and Route 70, Cherry Hill, NJ 08034 (hereinafter called "Declarant").

                                   BACKGROUND

         Declarant, together with certain affiliates of Declarant, and GREENWOOD NEW JERSEY, INC., a New Jersey corporation, with an address at 3001 Street Road, Bensalem, PA 19020-8512, Attention: Robert W. Green, President (hereinafter called "Greenwood") are parties to an Asset Purchase Agreement dated _______, 1998 ("Asset Purchase Agreement") pursuant to which Greenwood has acquired from Declarant and certain affiliates of Declarant certain real property known as Freehold Raceway in Freehold, New Jersey. In addition, Declarant and Greenwood are parties to a Lease Agreement dated ____________, 1998 ("Lease") pursuant to which Greenwood has leased from Declarant certain real property known as Garden State Park in Cherry Hill, New Jersey ("GSP Facility"), together with certain personal property used in the operation of the GSP Facility. The real property that forms part of the GSP Facility is more particularly described in Exhibit A attached hereto ("GSP Property").

         Pursuant to the requirements of the Asset Purchase Agreement and the Lease, and as an express inducement for Greenwood to execute the Asset Purchase Agreement and Lease and to consummate the transactions contemplated therein, Declarant has agreed to impose certain restrictive covenants on the GSP Property.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Declarant, and intending to be legally bound hereby, Declarant declares as follows:

         1.       Covenant.

                  (a) Except as expressly set forth hereafter, horse racing, simulcasting, off-track betting, wagering activities and gambling and gaming of any sort (collectively, "Gaming") anywhere on the GSP Property at any time by any party other than Greenwood and its successors and assignees is hereby prohibited ("Covenant").

                  (b) The foregoing Covenant shall remain in effect forever and permanently prohibit Gaming of any kind on the GSP Property unless and until the following conditions are fulfilled:

                           (i) The GSP Property is sold, transferred or conveyed
by Declarant (but not Declarant's successors or assigns) during the period beginning on the fourth (4th) anniversary of the recordation hereof and ending on the seventh (7th) anniversary of the recordation hereof, the provisions of
Section 2(c) below (regarding a Transferee refusing to accept a permanent prohibition on Gaming) become operative, Greenwood receives a Purchase Notice and Declarant otherwise fully complies with the requirements of
Section 2(b) below, and Greenwood elects not to exercise its Purchase Option (as defined below) at the 10% discount price set forth below; or

                           (ii) The GSP Property is sold, transferred or
conveyed by Declarant (but not Declarant's successors or assigns) during the period beginning on the day after the seventh (7th) anniversary of the recordation hereof and ending on the tenth (10th) anniversary of the recordation hereof, the provisions of Section 2(c) below (regarding a Transferee refusing to accept a permanent prohibition on Gaming) become operative, Greenwood receives a Purchase Notice and Declarant otherwise fully complies with the requirements of
Section 2(b) below, and Greenwood elects not to exercise its Purchase Option at the 5% discount price set forth below.

                  (c) Upon fulfillment of all of the requirements set forth in subsections (b)(i) or (ii) above, Greenwood shall record an extinguishment of this Declaration of Covenants.

         2.       Sale Restriction: Right of First Refusal

                  (a) Declarant shall not sell, transfer or otherwise convey in any manner, whether directly, indirectly or by operation of law (collectively, "Sell") all or any part of the GSP Facility during the first twelve (12) months after the recordation hereof. During the period beginning on the first (1st) anniversary of the recordation hereof and ending on the tenth (10th) anniversary of the recordation hereof ("Sale Restriction Period"), Declarant may only Sell any of the GSP Facility to a bona fide purchaser not affiliated with Declarant or with Freehold Raceway Association, a New Jersey corporation, Atlantic City Harness, Inc., a New Jersey corporation, Circa 1850, Inc., a New Jersey corporation, or International Thoroughbred Breeders, Inc., a Delaware corporation, and for a purchase price consisting only of cash and/or an obligation to pay cash at a later date. During the Sale Restriction Period, Declarant may not sell less than all of the GSP Facility unless Greenwood confirms in writing in advance that the sale of the portion of the GSP Facility being offered for sale would not interfere with Greenwood's operations under the Lease, such confirmation not to be unreasonably withheld or delayed. The restrictions set forth in this Section 2(a) shall expire and be of no further force and effect upon the expiration of the Sale Restriction Period, but such expiration shall not affect the Covenant set forth in Section 1(a) above.

                  (b) In the event that, at any time during the Sale Restriction Period, Declarant receives an offer ("Offer") to purchase the GSP Facility or any material portion thereof, or to otherwise dispose of or transfer ownership of the GSP Facility or any material portion thereof (by merger or otherwise) which Declarant intends to accept, Declarant shall serve upon Greenwood notice ("Purchase Notice") of the Offer, together with a copy of the Offer which shall set forth the name of the proposed purchaser or transferee ("Transferor"), the purchase price and the other terms and conditions of the Offer (including, without limitation, any agreements that are proposed as part of the Offer). Upon receipt by Greenwood of the Purchase Notice, Greenwood shall have the option ("Purchase Option"), by giving written notice to Declarant of the exercise of Greenwood's Purchase Option within thirty (30) days after Greenwood's receipt of the Purchase Notice, to execute an Agreement of Sale for the GSP Facility at the same purchase price and upon the same terms and conditions as those contained in the Offer, except as set forth below. In the event that Greenwood does not exercise its Purchase Option, or fails to respond to the Purchase Notice, within the 30-day period set forth above, Declarant may sell the GSP Facility to the Transferor upon the same terms and conditions contained in the Offer. In the event that the Offer is materially amended in any fashion, or a closing does not occur on the terms set forth in the Offer within one hundred twenty (120) days after such Offer is received by Declarant, Greenwood's Purchase Option shall be reinstated with respect to any amendments to the Offer or any future Offers.

                  (c) Notwithstanding the foregoing, if the Transferee does not expressly agree, as part of the Offer, to execute a recordable instrument in form satisfactory to Greenwood permanently prohibiting and discontinuing all forms of Gaming at the GSP Property, then (i) if the Offer is received prior to the seventh (7th) anniversary of the recordation hereof, the purchase price payable by Greenwood, if Greenwood exercises the Purchase Option, shall equal the purchase price set forth in the Offer reduced by ten percent (10%), and (ii) if the Offer is received after the seventh (7th) anniversary of the recordation hereof and before the tenth (10th) anniversary of the recordation hereof, the purchase price payable by Greenwood, if Greenwood exercises the Purchase Option, shall equal the purchase price set forth in the Offer reduced by five percent (5%). If Greenwood exercises the Purchase Option and the Offer contemplates payment of a portion of the purchase price by delivery of one or more promissory notes, the foregoing purchase price reductions shall be applied pro rata to the cash and any such notes executed by Greenwood.

                  (d) If Greenwood does not exercise the Purchase Option, Greenwood shall have the option to terminate the Lease by notice to Declarant, effective on the first (1st) anniversary of the date that the Transferee acquires fee title to the GSP Property.

         3. Running With Land. The Covenant and the other provisions of this Agreement shall run with the land and shall be binding upon Declarant and its successors and assigns.

         4. Enforcement.

                  (a) This Declaration shall inure to the benefit of, and be specifically enforceable by Greenwood and by Greenwood Racing, Inc. and its subsidiaries (collectively, "Greenwood Group"), without regard to whether the Lease is then in effect. Declarant expressly acknowledges that Greenwood and the other members of the Greenwood Group will suffer irreparable harm and injury from any violation of the Covenant or of any other provision of this Agreement by Declarant, that such harm and injury will not be compensable by monetary damages and that Greenwood and the other members of the Greenwood Group shall therefore be entitled to specifically enforce each and every provision hereof and shall be entitled to injunctive relief to prevent any violation of or noncompliance with this Agreement.

                  (b) This Declaration shall not inure to the benefit of or be appurtenant to any other property or any other party except as expressly set forth above, and there shall be no third-party beneficiaries hereof.

                  (c) Greenwood and the members of the Greenwood Group shall be entitled to collect their reasonable legal fees and court costs incurred in any action to enforce this Agreement.

         5. General. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. All notices hereunder shall be in writing and shall be sent by certified mail, return receipt requested, or by overnight delivery service, or by hand delivery. Such notices shall be deemed to have been given three days after mailing if sent certified mail, or on the date after being deposited with an overnight delivery service, or on the date received if hand delivered. This agreement contains the entire agreement between the parties, superseding any prior written or verbal agreements, and no modification shall be effective unless in writing and signed by Declarant and by Greenwood. The rights, obligations and liabilities herein given to or imposed upon Declarant and Greenwood shall extend to and bind the several respective successors and assigns of the such parties.

         IN WITNESS WHEREOF, Declarant has executed this Declaration on the date set forth above..


                                        GARDEN STATE RACE TRACK, INC.

                                        By:________________________

                                        Attest:____________________

                           LICENSE AGREEMENT

         THIS AGREEMENT is made and entered into this _____ day of _______, 1998, by and between GREENWOOD NEW JERSEY, INC. ("Licensor") and GARDEN STATE RACE TRACK, INC. ("Licensee").

                                   BACKGROUND

         Licensor, as tenant, and Licensee, as landlord, are parties to a Lease Agreement ("Lease") covering certain real property located at 2200-2290 Marlton Pike West, Cherry Hill Township, Camden County, New Jersey, containing 222 acres, more or less, with the buildings and facilities thereon containing approximately 1,280,000 square feet of space, and all other improvements thereto, generally known as Garden State Park, all as more particularly described on Exhibit A attached hereto ("Property"). Licensee has requested Licensor's permission to utilize portions of the Property from time to time to operate a flea market, and Licensor has agreed to grant such permission on the terms and conditions set forth herein.

         NOW THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. License. Licensor hereby grants Licensee a revocable license to operate an open- air flea market ("Licensed Use") on portions of the parking lot located on the Property to be designated from time to time by Licensor, but generally in the same areas as Licensee has previously operated flea market ("License Area"). The foregoing license includes the right of ingress, egress and access to the License Area for purposes of the Licensed Use. The Licensed Use shall be of essentially the same scope, nature and scale as the flea market operations previously operated by Licensee, shall be scheduled only at times that do not coincide with Licensor's racing schedule, and shall not interfere in any way with Licensor's use of the property as a horse racing and gaming facility.

         2. License Fee; Other Charges.

                  (a) Licensee shall pay to Licensor a license fee ("License Fee") in the amount of One Hundred Thousand Dollars ($100,000.00) per annum, payable in advance in equal monthly installments of $10,000.00 without any prior demand therefor, on the first day of each calendar month between March and December (inclusive) during the term hereof, commencing upon the Commencement Date of the Lease.

                  (b) Licensor shall be entitled to charge attendees of the Licensed Use for parking and to retain all such parking charges.

         3. Services. Licensor shall be responsible, at Licensor's expense, for the cost of trash removal and for the labor required to clean up after each flea market. All other charges of any kind associated with the Licensed Use or this License shall be paid by Licensee.

         4. Indemnity. Licensee shall indemnify, defend and hold harmless Licensor for any claim or damage of any kind arising from or in connection with this License Agreement. Licensee shall provide Licensor, prior to the first Licensed Use, with an insurance certificate listing Seller as an additional insured and showing liability coverage in the amount of at least $1,000,000.

         5. Non-Exclusivity. This License is non-exclusive and Licensor may operate indoor flea markets at any time and from time to time, and all proceeds thereof shall belong to Licensor.

         6. Term. This License Agreement shall expire on December 31, 1999, or if the Lease is terminated prior to that date, then on the effective date of the termination of the Lease, renewable by Licensee for additional one (1) year increments at Licensee's sole discretion (but subject to Licensor's right to revoke this License).

         7. Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be addressed as set forth in the Lease.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed this Agreement as of the date first above written.

                                          GARDEN STATE RACE TRACK, INC.
                                          (Licensee)

                                          By:________________________

                                          Attest:____________________

                                          GREENWOOD NEW JERSEY, INC.
                                          (Licensor)

                                          By:________________________

                                          Attest: ___________________

                                                                  Exhibit 11A to
                                                        Asset Purchase Agreement


                                    GUARANTY

         THIS GUARANTY (this "Guaranty") is made as of the ___ day of August 1998, by Greenwood Racing, Inc., a Delaware corporation (the "Guarantor"), in favor of and for the benefit of _____________________ ("Lender"), as agent for Garden State Race Track, Inc., a New Jersey corporation ("GSRT"), Freehold Raceway Association, a New Jersey corporation ("FRA"), Atlantic City Harness, Inc., a New Jersey corporation ("ACH") and Circa 1850, Inc., a New Jersey corporation ("Circa") (collectively, the "Sellers").

                                    RECITALS:

         WHEREAS, the Sellers have entered into an Asset Purchase Agreement, dated June ___, 1998 (the "Asset Purchase Agreement"), with Greenwood New Jersey, Inc., a New Jersey corporation ("Greenwood-NJ"), and affiliate of Guarantor.

         WHEREAS, to induce the Sellers to enter into and consummate the transactions contemplated by the Asset Purchase Agreement, the Guarantor has agreed to execute and deliver to Lender, as agent for Sellers, this Guaranty.

         WHEREAS, the Sellers have advised the Guarantor that it would not enter into the Asset Purchase Agreement and consummate the transactions contemplated thereby in the absence of the Guarantor's guaranty as set forth herein, and that in so doing, the Sellers are relying on and will rely on the absolute and unconditional nature of this Guaranty.

         NOW, THEREFORE, in consideration of the premises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Sellers to enter into the Asset Purchase Agreement and consummate the transactions contemplated thereby, the Guarantor does hereby agree as follows.

         1. a. The Guarantor does hereby represent and warrant that neither the execution nor delivery of this Guaranty, nor the performance of the agreements herein contained, are prohibited by or in conflict with any law or the terms of any agreement or other instrument to which the Guarantor is a party or by which the Guarantor is bound for which Guarantor has not obtained consent.

            b. The Guarantor further represents and warrants that this Guaranty is a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms.

         2. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Lender (a) the due and punctual performance of all of the terms, covenants and conditions contained in the $12 Million Note, the $5 Million Contingent Note, the $3 Million Contingent Note and the $2 Million Contingent Note (each as described in the Asset Purchase Agreement, collectively, the "Notes") on the part of Greenwood-NJ to be performed and (b) the due and punctual performance of the obligations of Greenwood-NJ, subject to offset rights of Greenwood-NJ set forth in paragraph 18 of the Asset Purchase Agreement, contained in (i) paragraphs 6(a)(v); (6)(a)(vi) and 17 of the

Asset Purchase Agreement, and (ii) paragraph 4(b) of the Asset Purchase Agreement, and (iii) in paragraph 4(b) of the Summary of Lease and paragraph 4.01(b) in the Lease Agreement, each of which is part of the Lease to be entered into by GSRT and Greenwood-NJ in connection with the Asset Purchase Agreement.

         3. The Guarantor expressly agrees that Lender, in its sole and absolute discretion, without notice to or further assent of the Guarantor and without in any way releasing, affecting or impairing the obligations and liabilities of the Guarantor hereunder: (i) waives compliance with, or any defaults under, or grants any other indulgences or forgivenesses with respect to, the Notes, (ii) modifies, amends or changes any provisions of the Notes, (iii) grants extensions or renewals of or with respect to the Notes, (iv) effects any release, compromise or settlement in connection with the Notes, (v) makes advances for the purpose of performing any term or covenant contained in the Notes with respect to which Greenwood-NJ may be in default as authorized therein, (vi) assigns or otherwise transfers the Notes, and (vii) deals in all respects with Greenwood-NJ as if this Guaranty were not in effect. The obligations of the Guarantor under this Guaranty shall be unconditional and absolute, irrespective of the genuineness, validity, regularity or enforceability of the Notes or any security given therefor or in connection therewith or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor, except the defense of payment and performance by Greenwood-NJ or the Guarantor. In furtherance of the foregoing, this Guaranty shall in all respects be valid and binding on the Guarantor if the assets of Greenwood-NJ are transferred to any other person or entity.

         4. This is a guaranty of payment and not of collection, and the liability of the Guarantor under this Guaranty shall be primary, direct and immediate, and not conditional or contingent upon pursuit by Lender of any remedies it may have against Greenwood-NJ with respect to the Notes, whether pursuant to the terms thereof or by law, or against any other person or entity or against any other collateral. Without limiting the generality of the foregoing, Lender shall not be required to make any demand on Greenwood-NJ, or otherwise pursue or exhaust its remedies against Greenwood-NJ, or against any other person or entity before, simultaneously with or after enforcing its rights and remedies hereunder against the Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against the Guarantor either in the same action, if any, brought against Greenwood-NJ, or in separate actions, as often as Lender may deem advisable.

         5. The Guarantor hereby acknowledges receipt of a copy of the Notes and hereby expressly waives: (i) presentment and demand for payment on or with respect to the Notes, (ii) notice of acceptance of this Guaranty, extension of credit to Greenwood-NJ, and of presentment, demand and protest, (iii) notice of any default hereunder or under the Notes, and of all indulgences with respect thereto except as required by the Notes, (iv) demand for observance or performance of, or enforcement of, any terms or provisions of the Notes except as required by the Notes and (v) the benefit of all laws now or hereafter in effect in any way limiting or restricting the liability of the Guarantor under this Guaranty, including all right to stay of execution and exemption of property in any action to enforce the liability of the Guarantor hereunder. In the event this Guaranty shall be enforced by suit or otherwise, the Guarantor shall reimburse Lender, upon demand, for all fees and expenses incurred by it in connection therewith, including, without limitation, reasonable attorneys' fees and expenses.

         6. The insolvency of Greenwood-NJ, and any bankruptcy or reorganization proceeding with respect thereto, shall not affect in any way the Guarantor's unconditional and absolute liability hereunder.

         7. The Lender's and Sellers' books and records concerning Greenwood-NJ's obligations under the Notes and Guarantor's obligations and liabilities for payment of the Notes shall be prima facie proof against the Guarantor of the amount of the obligations and liabilities of Greenwood-NJ and the Guarantor under and in connection with this Guaranty and the payment of the Notes guaranteed hereby.

         8. The Guarantor agrees to furnish on a semi-annual basis written updates of the information concerning the financial condition and creditworthiness of Guarantor as disclosed to Sellers on or before the date hereof, with such updates indicating any material and adverse changes in Guarantor's financial condition and creditworthiness from on or before the date hereof (provided that a change in Guarantor's financial condition shall not be a default hereunder or under any of the Notes).

         9. Any notice, demand, request or other communication which Lender may desire to give to the Guarantor with respect to this Guaranty shall be deemed sufficient if in writing and hand delivered, with a receipt being obtained therefor, or mailed to the Guarantor by certified or registered mail, return receipt requested, postage prepaid, addressed to the Guarantor at the address noted below or at any other address that the Guarantor may hereafter designate by written notice to Lender:

                        Greenwood Racing, Inc.
                        3001 Street Road
                        Bensalem, PA 19020-8512
                        Attention:  Robert W. Green, President

All such notices, demands, et al., shall be deemed to have been given when received (if hand delivered) or two (2) days after deposit in the mails (if mailed).

         10. All rights and remedies afforded to Lender by reason of this Guaranty and the Notes are separate and cumulative, and the exercise of any one shall not in any way limit or prejudice the exercise of any other such rights and remedies. No delay or omission by Lender in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment hereof (including this paragraph), shall be deemed made unless in writing and duly signed by Lender. Any such written waiver shall apply only to the particular instances specified therein and shall not impair the further exercise of any other right or remedy of Lender, and no single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or any other right or remedy.

         11. If any part of this Guaranty shall be contrary to law, then such part that is contrary to law shall be deemed separable from the remaining portions of this Guaranty and shall in no way affect the validity of the other portions and provisions of this Guaranty. Any provisions of this Guaranty held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

         12. This Guaranty shall inure to the benefit of, and be enforceable by, Lender, and its successors and assigns, and shall be binding upon, and enforceable against, the Guarantor and its successors and assigns. In no event shall this Guaranty be assigned by Guarantor without the Lender's consent, exercisable in the Lender's sole and absolute discretion, provided that assignment by operation of law shall not be affected by this restriction.

         13. This Guaranty shall be governed by and construed under the laws of the State of New Jersey, all rights and remedies being governed by such laws.

         14. Notwithstanding anything to the contrary in this Guaranty, the Guarantor hereby irrevocably waives all rights they may have at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Greenwood-NJ) to seek contribution, indemnification or any other form of reimbursement from Greenwood-NJ, and other guarantor, or any other person now or hereafter primarily or secondarily liable for any obligations of Greenwood-NJ to the Sellers, for any disbursement made by the Guarantor under or in connection with this Guaranty or otherwise.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Guarantor, intending to be legally bound hereby, has duly and validly executed this Guaranty under seal as of the day and year first written above.

                                        GREENWOOD RACING, INC.


                                        By:__________________________(SEAL)
Witness                                    Name:
                                           Title: